FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-08

Free Writing Prospectus

Structural and Collateral Term Sheet

$709,866,284

(Approximate Initial Pool Balance)

$571,531,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

BANK5 2025-5YR18

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

JPMorgan Chase Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2025-5YR18

November 13, 2025

WELLS FARGO SECURITIES	BofA SECURITIES	J.P. MORGAN	MORGAN STANLEY
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

BANK5 2025-5YR18	Certificate Structure

I.             Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance, Notional Amount or VRR Interest Balance(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
	Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$8,577,000	30.000%	(7)	2.55	01/26 – 09/30	17.9%	40.7%
A-2	AAAsf/AAA(sf)/Aaa(sf)	(9)	30.000%	(7)	(9)	(9)	17.9%	40.7%
A-3	AAAsf/AAA(sf)/Aaa(sf)	(9)	30.000%	(7)	(9)	(9)	17.9%	40.7%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$472,061,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
X-B	AA-sf/AAA(sf)/NR	$99,470,000(12)	N/A	Variable IO(13)	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/A1(sf)	$65,751,000	20.250%	(7)	4.93	11/30 – 11/30	15.8%	46.3%
B	AA-sf/AA(sf)/NR	$33,719,000	15.250%	(7)	4.93	11/30 – 11/30	14.8%	49.2%
	Non-Offered Certificates
X-F	BBsf/BBB-(sf)/NR	7,586,000(14)	N/A	Variable IO(15)	N/A	N/A	N/A	N/A
X-G	BB-sf/BB+(sf)/NR	6,744,000(14)	N/A	Variable IO(15)	N/A	N/A	N/A	N/A
X-H	B-sf/B+(sf)/NR	10,959,000(14)	N/A	Variable IO(15)	N/A	N/A	N/A	N/A
X-J	NR/NR/NR	26,131,969(14)	N/A	Variable IO(15)	N/A	N/A	N/A	N/A
C(8)	A-sf/A(sf)/NR	$26,975,000(8)	11.250%	(7)	4.93	11/30 – 11/30	14.2%	51.5%
D(8)	BBBsf/BBB+(sf)/NR	$16,859,000(8)	8.750%	(7)	5.02	11/30 – 12/30	13.8%	53.0%
E(8)	BBB-sf/BBB(sf)/NR	$7,587,000(8)	7.625%	(7)	5.02	12/30 – 12/30	13.6%	53.6%
F	BBsf/BBB-(sf)/NR	$7,586,000	6.500%	(7)	5.02	12/30 – 12/30	13.4%	54.3%
G	BB-sf/BB+(sf)/NR	$6,744,000	5.500%	(7)	5.02	12/30 – 12/30	13.3%	54.9%
H	B-sf/B+(sf)/NR	$10,959,000	3.875%	(7)	5.02	12/30 – 12/30	13.1%	55.8%
J	NR/NR/NR	$26,131,969	0.000%	(7)	5.02	12/30 – 12/30	12.6%	58.1%
Non-Offered Eligible Vertical Interest(16)
Class RR(17)	NR/NR/NR	$24,784,402.62	N/A	WAC(18)	4.89	01/26 – 12/30	N/A	N/A
RR Interest	NR/NR/NR	$10,708,911.57	N/A	WAC(18)	4.89	01/26 – 12/30	N/A	N/A

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated November 13, 2025 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances, Notional Amounts and VRR Interest Balances set forth in the table are approximate. The actual initial Certificate Balances ,Notional Amounts and VRR Interest Balances may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, X-B, X-F, X-G, X-H and X-J Certificates (collectively referred to herein as “Class X Certificates”) may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) whose Certificate Balances comprise such Notional Amounts and, if as a result of such pricing the pass-through rate of any Class of the Class X Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(3)	The Approximate Initial Credit Support with respect to the Class A-1, A-2 and A-3 Certificates represents the approximate credit enhancement for the Class A-1, A-2 and A-3 Certificates in the aggregate.
(4) (5)

Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2 and A-3 Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(7)	The pass-through rates for the Class A-1, A-2, A-3, A-S, B, C, D, E, F, G, H and J Certificates (collectively, the “Principal Balance Certificates”) for any distribution date will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

BANK5 2025-5YR18	Certificate Structure

(8)	The Class C-1, C-2, C-X1, C-X2, D-1, D-2, D-X1, D-X2, E-1, E-2, E-X1 and E-X2 Certificates are also offered certificates. Such Classes of Certificates, together with the Class C, D and E Certificates, constitute the “Exchangeable Certificates”. The Class A-1, A-2, A-3, A-S, B, F, G, H and J Certificates and the Exchangeable Certificates with a Certificate Balance are referred to as the “Principal Balance Certificates.” Each Class of Exchangeable Certificates will have the Certificate Balance or Notional Amount and pass-through rate described below under “Exchangeable Certificates.”
(9)	The exact initial Certificate Balances of the Class A-2 and A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and A-3 Certificates is expected to be approximately $463,484,000, subject to a variance of plus or minus 5%. In the event that the Class A-3 Certificates is issued with the maximum certificate balance (i.e., with an initial Certificate Balance of $463,484,000), the Class A-2 Certificates will not be issued.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 - $200,000,000	N/A – 4.85	N/A / 09/30 – 11/30
Class A-3	$263,484,000 - $463,484,000	4.90 – 4.93	09/30 – 11/30 / 11/30 – 11/30
(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2 and A-3 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2 and A-3 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S and B Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and B Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-F, X-G, X-H and X-J Certificates are notional amount certificates. The Notional Amount of the Class X-F, X-G, X-H and X-J Certificates will be equal to the respective Certificate Balance of the Class F, G, H and J Certificates outstanding from time to time. The Class X-F, X-G, X-H and X-J Certificates will not be entitled to distributions of principal.
(15)

The pass-through rate for the Class X-F, X-G, X-H and X-J Certificates for any distribution date will, in each case, be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F, G, H and J Certificates, respectively, for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates.
(17)	The Class RR certificates will be certificated but will not be “certificates” for purposes of this Term Sheet.
(18)	The effective interest rate for each of the Class RR Certificates and the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

BANK5 2025-5YR18	Transaction Highlights

II.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	11	30	$194,888,052	27.5%
JPMorgan Chase Bank, National Association	5	5	189,178,231	26.6
Bank of America, National Association	8	11	153,050,000	21.6
Wells Fargo Bank, National Association	4	25	122,750,000	17.3
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association	1	1	50,000,000	7.0
Total	29	72	$709,866,284	100.0%

Loan Pool:

Initial Pool Balance:	$709,866,284
Number of Mortgage Loans:	29
Average Cut-off Date Balance per Mortgage Loan:	$24,478,148
Number of Mortgaged Properties:	72
Average Cut-off Date Balance per Mortgaged Property(1):	$9,859,254
Weighted Average Interest Rate:	6.1512%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	67.4%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Original Amortization Term (months)(2):	351
Weighted Average Remaining Amortization Term (months)(2):	349
Weighted Average Seasoning (months):	1
(1)

Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.84x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.6%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	58.1%
Weighted Average Balloon Loan-to-Value Ratio(1):	57.3%
% of Mortgage Loans with Additional Subordinate Debt(2):	11.3%
% of Mortgage Loans with Single Tenants(3):	3.1%
(1)

With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

BANK5 2025-5YR18	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 22.4% of the mortgage pool (5 mortgage loans) has scheduled amortization, as follows:

20.8% (4 mortgage loans) require amortization during the entire loan term; and

1.7% (1 mortgage loan) provide for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 77.6% of the mortgage pool (24 mortgage loans) provides for interest-only payments during the entire loan term through maturity. The weighted average Cut-off Date Loan-to-Value Ratio and weighted average U/W Net Cash Flow DSCR for those mortgage loans are 57.2% and 1.75x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 48.1% of the mortgage pool (10 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	85.6% of the pool
Insurance:	31.9% of the pool
Capital Replacements:	82.7% of the pool
TI/LC:	26.0% of the pool(1)
(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

58.1% of the mortgage pool (20 mortgage loans) features a lockout period, then defeasance only until an open period;

23.7% of the mortgage pool (6 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period;

12.5% of the mortgage pool (2 mortgage loans) features the greater of a prepayment premium (1.0%) or yield maintenance until an open period; and

5.6% of the mortgage pool (1 mortgage loan) features the greater of a prepayment premium (1.0%) or yield maintenance, followed by defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

BANK5 2025-5YR18	Issue Characteristics

III.       Issue Characteristics

Securities Offered:	$571,531,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of seven classes (Classes A-1, A-2, A-3, A-S, B, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such Classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPMCB”) Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), and Bank of America, National Association (“BANA”).
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC and Moody’s Investors Service, Inc.
Master Servicer:	Trimont LLC
Special Servicer:	K-Star Asset Management LLC
Certificate Administrator:	Computershare Trust Company, National Association
Trustee:	Deutsche Bank National Trust Company
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Credit Risk Retention:	For a discussion of the manner in which the U.S. credit risk retention requirements are being addressed by WFB, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Securitization Rules and UK Securitization Rules:

No transaction party or any other person intends to retain a material net economic interest in the securitization constituted by the issuance of the Certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402 and related technical standards (collectively the “EU Securitization Rules”), or (ii) the Securitisation Regulations 2024 and related rules made by each of the Financial Conduct Authority and the Prudential Regulation Authority (collectively the “UK Securitization Rule”). In particular, no such person undertakes to take any action which may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Rules or the UK Securitization Rule. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Rules and UK Securitization Rules” in the Preliminary Prospectus.

Initial Directing Certificateholder:	KKR CMBS IIII Aggregator Category 2 L.P.
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in December 2025 (or, in the case of any mortgage loan that has its first due date after December 2025, the date that would have been its due date in December 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about December 9, 2025.
Determination Date:	The 11th day of each month if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Date:	The fourth business day following each Determination Date. The First Distribution Date will be commencing in January 2026.
Rated Final Distribution Date:	The Distribution Date in December 2058.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

BANK5 2025-5YR18	Issue Characteristics
Interest Accrual Period:	The Interest Accrual Period for each Class of Offered Certificates for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B certificates) and $1,000,000 for the Class X-A and X-B certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-1, A-2, A-3, A-S and B Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by one of the rating agencies or another NRSRO, and the other Classes of Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Deal Information/ Analytics:	The Certificate Administrator will be authorized to make Distribution Date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, CRED iQ, DealView Technologies Ltd. (dba DealX) and Recursion Co.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure. The Offered Certificates will represent REMIC regular interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

BANK5 2025-5YR18	Characteristics of the Mortgage Pool

IV.       Characteristics of the Mortgage Pool(1)

A.            Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF/ Units/ Rooms	Cut-off Date Balance Per SF/ Unit/ Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
JPMCB	205 East 42nd Street	New York	NY	1 / 1	$64,000,000	9.0%	Office	339,357	$306	61.2%	61.2%	1.67x	11.8%
BANA	Rosedale Apartments	Lynchburg	VA	1 / 1	60,700,000	8.6	Multifamily	494	$183,603	67.2	67.2	1.25	8.1
JPMCB	Marriott Melville	Melville	NY	1 / 1	59,948,341	8.4	Hospitality	371	$191,210	68.5	64.8	1.80	15.9
WFB/JPMCB	International Plaza	Tampa	FL	1 / 1	50,000,000	7.0	Retail	803,735	$686	40.9	40.9	2.66	13.4
BANA	Overlook at Daleville	Daleville	VA	1 / 1	49,100,000	6.9	Multifamily	240	$204,583	68.3	68.3	1.29	8.3
WFB	Baldwin Hills Center	Los Angeles	CA	1 / 1	48,000,000	6.8	Mixed Use	127,054	$378	53.5	53.5	1.75	11.6
MSMCH	Marriott Albuquerque	Albuquerque	NM	1 / 1	46,957,511	6.6	Hospitality	411	$114,252	64.3	60.7	1.73	15.1
WFB	Capital Storage Portfolio	Various	Various	1 / 22	40,000,000	5.6	Self Storage	1,710,607	$82	62.7	62.7	1.39	8.3
JPMCB	Mall at Bay Plaza	The Bronx	NY	1 / 1	30,000,000	4.2	Retail	695,857	$244	34.5	34.5	2.29	15.6
MSMCH	1010 Pacific Street	Brooklyn	NY	1 / 1	30,000,000	4.2	Multifamily	175	$482,857	68.7	68.7	1.32	7.7
Top Three Total/Weighted Average				3 / 3	$184,648,341	26.0%				65.5%	64.3%	1.57x	11.9%
Top Five Total/Weighted Average				5 / 5	$283,748,341	40.0%				61.7%	60.9%	1.72x	11.6%
Top Ten Total/Weighted Average				10 / 31	$478,705,853	67.4%				59.9%	59.1%	1.70x	11.6%
Non-Top Ten Total/Weighted Average				19 / 41	$231,160,431	32.6%				54.2%	53.6%	2.13x	14.5%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room ($), loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

BANK5 2025-5YR18	Characteristics of the Mortgage Pool

B.            Summary of the Whole Loans

No.	Property Name	Mortgage Loan Seller in BANK5 2025-5YR18	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSR(2)	Combined UW NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
1	205 East 42nd Street	JPMCB	$64,000,000	$40,000,000	$104,000,000	BANK5 2025-5YR18	Trimont	K-Star Asset Management	Future Securitizations	1.67x	11.8%	61.2%
2	Rosedale Apartments	BANA	$60,700,000	$30,000,000	$90,700,000	BANK5 2025-5YR18	Trimont	K-Star Asset Management	Future Securitizations	1.25x	8.1%	67.2%
3	Marriott Melville	JPMCB	$59,948,341	$10,990,529	$70,938,870	BANK5 2025-5YR18	Trimont	K-Star Asset Management	Future Securitizations	1.80x	15.9%	68.5%
4	International Plaza	WFB/ JPMCB	$50,000,000	$501,250,000	$551,250,000	INT 2025-PLAZA	Tirmont	KeyBank	INT 2025-PLAZA	2.66x	13.4%	40.9%
8	Capital Storage Portfolio	WFB	$40,000,000	$100,000,000	$140,000,000	Future Securitization	Servicing Shift	Future Securitization	Future Securitizations	1.39x	8.3%	62.7%
9	Mall at Bay Plaza	JPMCB	$30,000,000	$140,000,000	$170,000,000	Future Securitization	Servicing Shift	Future Securitization	Future Securitization	2.29x	15.6%	34.5%
10	1010 Pacific Street	MSMCH	$30,000,000	$54,500,000	$84,500,000	Benchmark 2025-V18	Trimont	Torchlight	Benchmark 2025-V18	1.32x	7.7%	68.7%
13	Terra Apartments	MSMCH	$19,000,000	$55,000,000	$74,000,000	MSBAM 2025-5C2	Trimont	LNR	MSBAM 2025-5C2	1.30x	8.0%	60.4%
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. The Mall at Bay Plaza Whole Loan and the Capital Storage Portfolio Whole Loan are expected to initially be serviced under the BANK5 2025-5YR18 PSA. From and after the securitization of the related controlling Companion Loan, the Mall at Bay Plaza Whole Loan and the Capital Storage Portfolio Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

BANK5 2025-5YR18	Characteristics of the Mortgage Pool

C.       Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
4	WFB/JPMCB	International Plaza	$50,000,000	7.0%	$23,750,000	NAP	5.0402%	2.66x	2.48x	13.4%	12.9%	40.9%	42.7%
9	JPMCB	Mall at Bay Plaza	30,000,000	4.2%	110,000,000	NAP	6.5500%	2.29x	1.42x	15.6%	9.5%	34.5%	56.9%
Total/Weighted Average			$80,000,000	11.3%	$133,750,000	NAP	5.6064%	2.52x	2.08x	14.2%	11.6%	38.5%	48.0%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan or mezzanine debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

BANK5 2025-5YR18	Characteristics of the Mortgage Pool

D.       Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
3.00	JPMCB	Marriott Melville	Melville	NY	Hospitality	$59,948,341	8.4%	WFCM 2016-C32
4.00	WFB/JPMCB	International Plaza	Tampa	FL	Retail	50,000,000	7.0	GSMS 2021-IP
6.00	WFB	Baldwin Hills Center	Los Angeles	CA	Mixed Use	48,000,000	6.8	CSAIL 2016-C5
7.00	MSMCH	Marriott Albuquerque	Albuquerque	NM	Hospitality	46,957,511	6.6	MSBAM 2016-C28
12.00	JPMCB	651 Brannan Street	San Francisco	CA	Office	24,929,890	3.5	BACM 2015-UBS7
16.00	WFB	Plaza Paseo Del Norte	Albuquerque	NM	Retail	16,750,000	2.4	JPMBB 2015-C33
18.00	MSMCH	Courtyard Amarillo Downtown	Amarillo	TX	Hospitality	14,800,000	2.1	MSBAM 2013-C7
19.00	MSMCH	Durham Plaza	Durham	NC	Retail	12,500,000	1.8	MSBAM 2015-C27
21.01	MSMCH	Little Valley	Norwich	CT	Manufactured Housing	3,255,000	0.5	FREMF 2023-K160
21.02	MSMCH	Lisbon	Lisbon	CT	Manufactured Housing	2,700,000	0.4	FREMF 2021-K123
24.00	BANA	US Storage Centers - Plantation	Plantation	FL	Self Storage	5,340,000	0.8	MSBAM 2015-C27
	Total					$285,180,743	40.2%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

BANK5 2025-5YR18	Characteristics of the Mortgage Pool

E.        Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
Multifamily	5	$176,800,000	24.9%	67.0%	67.0%	1.28	x	8.1%	8.1%	6.1876%
Mid Rise	3	127,800,000	18.0	67.6	67.6	1.27		8.2	8.1	6.3169
High Rise	2	49,000,000	6.9	65.5	65.5	1.31		7.8	7.8	5.8502
Hospitality	4	137,211,393	19.3	66.7	63.5	1.74		15.2	13.4	6.7464
Full Service	3	122,411,393	17.2	66.7	63.2	1.75		15.5	13.6	6.7592
Select Service	1	14,800,000	2.1	66.4	66.4	1.74		12.9	11.7	6.6400
Retail	18	130,484,549	18.4	44.9	44.9	2.36		13.6	13.3	5.6061
Super Regional Mall	2	80,000,000	11.3	38.5	38.5	2.52		14.2	14.1	5.5890
Anchored	2	29,250,000	4.1	58.7	58.7	2.12		13.0	11.8	5.5850
Single Tenant	14	21,234,549	3.0	50.0	50.0	2.09		12.2	12.1	5.7000
Office	3	93,605,341	13.2	51.8	51.1	2.51		19.0	18.0	63807
CBD	2	88,929,890	12.5	51.9	51.2	2.54		19.3	18.3	6.4165
Medical	1	4,675,451	0.7	50.0	50.0	2.09		12.2	12.1	5.7000
Self Storage	30	64,680,000	9.1	59.5	59.5	1.65		9.7	9.6	5.7983
Self Storage	30	64,680,000	9.1	59.5	59.5	1.65		9.7	9.6	5.7983
Mixed Use	1	48,000,000	6.8	53.5	53.5	1.75		11.6	11.2	6.3000
Retail/Office	1	48,000,000	6.8	53.5	53.5	1.75		11.6	11.2	6.3000
Manufactured Housing	9	36,785,000	5.2	53.0	52.0	1.67		10.6	10.5	5.8542
Manufactured Housing	9	36,785,000	5.2	53.0	52.0	1.67		10.6	10.5	5.8542
Industrial	2	22,300,000	3.1	51.8	51.8	2.12		12.2	12.0	5.6198
Warehouse/Distribution	1	12,000,000	1.7	50.2	50.2	2.18		12.5	12.4	5.6300
Warehouse/Manufacturing	1	10,300,000	1.5	53.6	53.6	2.04		11.8	11.6	5.6080
Total/Weighted Average	72	$709,866,284	100.0%	58.1%	57.3%	1.84	x	12.6%	11.9%	6.1512%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

BANK5 2025-5YR18	Characteristics of the Mortgage Pool

G. Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
New York	5	$202,948,341	28.6%	60.4%	59.4%	1.71	x	12.6%	11.9%	6.4938%
Virginia	2	109,800,000	15.5	67.7	67.7	1.27		8.2	8.1	6.2933
California	4	95,605,341	13.5	43.9	43.2	2.59		18.8	18.0	6.0993
SCA	2	66,000,000	9.3	49.5	49.5	1.81		11.7	11.4	6.2275
NCA	2	29,605,341	4.2	31.5	29.3	4.34		34.5	32.6	5.8137
Florida	7	79,022,969	11.1	47.6	47.0	2.40		13.6	13.2	5.5442
New Mexico	2	63,707,511	9.0	62.9	60.3	1.87		14.3	12.7	6.0917
Texas	14	39,940,571	5.6	64.1	64.1	1.52		10.0	9.5	6.1163
Other(2)	38	118,841,549	16.7	58.9	58.6	1.72		10.7	10.4	5.9238
Total/Weighted Average	72	$709,866,284	100.0%	58.1%	57.3%	1.84	x	12.6%	11.9%	6.1512%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Includes 13 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

BANK5 2025-5YR18	Characteristics of the Mortgage Pool

H.       Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
2,100,000 - 4,000,000	1	$2,100,000	0.3%
4,000,001 - 8,000,000	6	29,500,000	4.2
8,000,001 - 15,000,000	5	61,465,000	8.7
15,000,001 - 20,000,000	5	87,255,541	12.3
20,000,001 - 30,000,000	4	110,839,890	15.6
30,000,001 - 40,000,000	1	40,000,000	5.6
40,000,001 - 50,000,000	4	194,057,511	27.3
50,000,001 - 64,000,000	3	184,648,341	26.0
Total:	29	$709,866,284	100.0%
Average:	$24,478,148
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.27 - 1.50	8	$232,915,000	32.8%
1.51 - 1.70	4	17,770,000	2.5
1.71 - 1.90	3	127,505,541	18.0
1.91 - 2.00	4	83,997,511	11.8
2.01 - 2.10	2	70,248,341	9.9
2.11 - 2.20	3	50,410,000	7.1
2.21 - 5.07	5	127,019,890	17.9
Total:	29	$709,866,284	100.0%
Weighted Average:	1.93x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.7 - 10.0	11	$248,585,000	35.0%
10.1 - 11.0	2	6,340,000	0.9
11.1 - 12.0	3	122,300,000	17.2
12.1 - 13.0	5	87,460,000	12.3
13.1 - 14.0	2	62,500,000	8.8
14.1 - 38.7	6	182,681,284	25.7
Total:	29	$709,866,284	100.0%
Weighted Average:	12.6%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	19	$551,081,284	77.6%
Acquisition	10	158,785,000	22.4
Total:	29	$709,866,284	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
4.9133 - 5.5000	5	$81,150,000	11.4%
5.5001 - 6.0000	7	155,004,890	21.8
6.0001 - 6.2500	5	52,100,000	7.3
6.2501 - 7.5800	12	421,611,393	59.4
Total:	29	$709,866,284	100.0%
Weighted Average:	6.1512%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.25 - 1.30	5	$158,665,000	22.4%
1.31 - 1.40	3	74,250,000	10.5
1.41 - 1.50	1	5,000,000	0.7
1.51 - 1.60	4	28,275,541	4.0
1.61 - 1.70	1	64,000,000	9.0
1.71 - 1.90	5	182,205,853	25.7
1.91 - 2.10	4	58,450,000	8.2
2.11 - 4.76	6	139,019,890	19.6
Total:	29	$709,866,284	100.0%
Weighted Average:	1.84x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.7 - 9.0	9	$237,735,000	33.5%
9.1 - 10.0	3	15,090,000	2.1
10.1 - 12.0	7	173,950,000	24.5
12.1 - 13.0	3	50,410,000	7.1
13.1 - 36.4	7	232,681,284	32.8
Total:	29	$709,866,284	100.0%
Weighted Average:	11.9%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

BANK5 2025-5YR18	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	29	$709,866,284	100.0%
Total:	29	$709,866,284	100.0%
Weighted Average:	60 months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
57 - 60	29	$709,866,284	100.0%
Total:	29	$709,866,284	100.0%
Weighted Average:	59 months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	24	$550,660,000	77.6%
300	1	24,929,890	3.5
360	4	134,276,393	18.9
Total:	29	$709,866,284	100.0%
Weighted Average(3):	351 months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	24	$550,660,000	77.6%
298 - 360	5	159,206,284	22.4
Total:	29	$709,866,284	100.0%
Weighted Average(3):	349 months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Springing	19	$368,570,541	51.9%
Hard / Springing Cash Management	10	341,295,743	48.1
Total:	29	$709,866,284	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	20	$412,371,393	58.1%
Lockout / GRTR 1% or YM / Open	6	168,565,000	23.7
GRTR 1% or YM / Open	2	88,929,890	12.5
GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open	1	40,000,000	5.6
Total:	29	$709,866,284	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
28.0 - 40.0	4	$78,269,890	11.0%
40.1 - 50.0	2	75,910,000	10.7
50.1 - 55.0	6	81,460,000	11.5
55.1 - 60.0	2	29,250,000	4.1
60.1 - 65.0	6	179,207,511	25.2
65.1 - 74.6	9	265,768,882	37.4
Total:	29	$709,866,284	100.0%
Weighted Average:	58.1%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
25.4 - 40.0	4	$78,269,890	11.0%
40.1 - 50.0	2	75,910,000	10.7
50.1 - 55.0	6	81,460,000	11.5
55.1 - 60.0	2	29,250,000	4.1
60.1 - 65.0	8	254,661,393	35.9
65.1 - 71.8	7	190,315,000	26.8
Total:	29	$709,866,284	100.0%
Weighted Average:	57.3%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	24	$550,660,000	77.6%
Amortizing Balloon	4	147,341,284	20.8
Interest Only, Amortizing Balloon	1	11,865,000	1.7
Total:	29	$709,866,284	100.0%
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	3	$80,115,000	11.3%
1	17	438,565,853	61.8
2	8	178,685,431	25.2
3	1	12,500,000	1.8
Total:	29	$709,866,284	100.0%
Weighted Average:	1 month
(1)

The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

BANK5 2025-5YR18	Certain Terms and Conditions

V.       Certain Terms and Conditions

Allocation Between the VRR Interest and the Certificates:

The aggregate amount available for distributions to holders of the Certificates and the VRR Interest on each Distribution Date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and for distribution to the holders of the Certificates, on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by a 5% and (b) the Certificates will at all times be the product of such amount multiplied by 95% (each, the respective “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), which is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest”.

Interest Entitlements:	The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the Certificates on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Certificates will be allocated among such Classes of Certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date, to reduce the interest entitlement on each such Class of Certificates and trust components. For any Distribution Date, prepayment interest shortfalls allocated to a trust component will be allocated among the related Classes of Exchangeable Certificates, pro rata, in accordance with their respective Percentage Allocation Entitlements. If a Class of Certificates or trust component receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections. The Certificates and VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the Principal Distribution Amount.
Subordination, Allocation of Losses and Certain Expenses:

The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the allocation between the VRR Interest and the Certificates and the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates on any Distribution Date in descending order. It also shows the manner in which losses are allocated between the VRR Interest and the Certificates and the manner in which losses allocated to the Certificates are further allocated to certain Classes of the Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class R Certificates) to reduce the balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-F, X-G, X-H, X-J or R Certificates or Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the X-A, X-B, X-F, X-G, X-H and X-J certificates and any class of Exchangeable Certificates with an “X” suffix, and, therefore, the amount of interest they accrue. Principal losses on the mortgage loans allocated to the VRR Interest will reduce the VRR Interest balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

BANK5 2025-5YR18	Certain Terms and Conditions

(1)	The Class X-A, X-B, X-F, X-G, X-H and X-J Certificates are interest only Certificates.
(2)	The VRR Interest and the Class X-F, X-G, X-H and X-J Certificates are not offered.
(3)	Other than the Class X-F, X-G, X-H,X-J and R Certificates and the VRR Interest.

Distributions:	On each Distribution Date, funds available for distribution to the Certificates (other than yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:
1.	Class A-1, A-2, A-3, X-A, X-B, X-F, X-G, X-H and X-J Certificates: To interest on the Class A-1, A-2, A-3, X-A, X-B, X-F, X-G, X-H and X-J Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those Classes of Certificates.
2.	Class A-1, A-2 and A-3 Certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 Certificates, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero, (b) second, to principal on the Class A-2 Certificates until the Certificate Balance of the Class A-2 Certificates has been reduced to zero, and (c) third, to principal on the Class A-3 Certificates until the Certificate Balance of the Class A-3 Certificates has been reduced to zero, or (ii) if the Certificate Balance of each Class of Principal Balance Certificates other than the Class A-1, A-2 and A-3 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those Classes of Certificates, funds available for distributions of principal on the Certificates will be distributed to the Class A-1, A-2 and A-3 Certificates, pro rata, without regard to the distribution priorities described above.
3.	Class A-1, A-2 and A-3 Certificates: to reimburse the Class A-1, A-2 and A-3 Certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such Class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such Class.
4.	Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) to interest on the Class A-S Certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each Class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S Certificates until its Certificate Balance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

BANK5 2025-5YR18	Certain Terms and Conditions
has been reduced to zero; and (c) to reimburse the Class A-S Certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those Certificates, and then in an amount equal to interest on that amount at the pass-through rate for such Class.
5.	Class B Certificates: To make distributions on the Class B Certificates as follows: (a) to interest on the Class B Certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B Certificates until its Certificate Balance has been reduced to zero; and (c) to reimburse the Class B Certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those Certificates, and then in an amount equal to interest on that amount at the pass-through rate for such Class.
6.	After the Class A-1, A-2, A-3, A-S and B Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class C, C-X1, C-X2, D, D-X1, D-X2, E, E-X1 and E-X2 trust components and F, G, H and J Certificates sequentially in that order in a manner analogous to the Class B Certificates.
7.

To the Class R Certificates, any remaining amounts.

Principal and interest payable to the Class C, C-X1, C-X2, D, D-X1, D-X2, E, E-X1 and E-X2 trust components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests (as defined below) therein as described below under “Exchangeable Certificates”.

Exchangeable Certificates:	Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests of the outstanding certificate balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
Class D	Class D-1, Class D-X1
Class D	Class D-2, Class D-X2
Class E	Class E-1, Class E-X1
Class E	Class E-2, Class E-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial certificate balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

BANK5 2025-5YR18	Certain Terms and Conditions
Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class C	$26,975,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%
Class D	$16,859,000	Class D Certificate Pass-Through Rate minus 1.00%
Class D-X1	Equal to Class D Trust Component Certificate Balance	0.50%
Class D-X2	Equal to Class D Trust Component Certificate Balance	0.50%
Class E	$7,587,000	Class E Certificate Pass-Through Rate minus 1.00%
Class E-X1	Equal to Class E Trust Component Certificate Balance	0.50%
Class E-X2	Equal to Class E Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the certificate balance of the Class C trust component (if such class of Exchangeable Certificates has an “C” designation), the Class D trust component (if such class of Exchangeable Certificates has an “D” designation) or the Class E trust component (if such class of Exchangeable Certificates has an “E” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class C Exchangeable Certificates”	Class C	Class C, C-X1, C-X2
	Class C-1	Class C, C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, C-X2
“Class D Exchangeable Certificates”	Class D	Class D, D-X1, D-X2
	Class D-1	Class D, D-X2
	Class D-2	Class D
	Class D-X1	Class D-X1
	Class D-X2	Class D-X1, D-X2
“Class E Exchangeable Certificates”	Class E	Class E, E-X1, E-X2
	Class E-1	Class E, E-X2
	Class E-2	Class E
	Class E-X1	Class E-X1
	Class E-X2	Class E-X1, E-X2

The maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C trust component, the maximum Certificate Balance or Notional Amount of each class of Class D Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class D trust component and the maximum Certificate Balance or Notional Amount of each class of Class E Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class E trust component. The maximum Certificate Balances of Class C, D and E certificates will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class C Exchangeable Certificates, Class D Exchangeable Certificates and Class E Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class C trust component, Class D trust component and Class E trust component, respectively. Each class of Class C Exchangeable Certificates, Class D Exchangeable Certificates and Class E Exchangeable Certificates with a Certificate Balance will have the same Approximate Initial Credit Support, Weighted Average Life, Expected Principal Window, Certificate Principal U/W NOI Debt Yield and Certificate Principal to Value Ratio as the Class C Certificates, Class D Certificates and Class E Certificates, respectively, shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

BANK5 2025-5YR18	Certain Terms and Conditions
Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the Certificates (other than the Class X-F, X-G, X-H, X-J, F, G, H, J and R certificates), in the following amounts:

(1)	to each of the Class A-1, A-2, A-3, A-S, B, C, C-1, C-2, D, D-1, D-2, E, E-1, E-2 Certificates, the product of (a) the non-retained percentage of such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, F, G, H, J certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates;
(2)	to the Class C-X1 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, F, G, H and J Certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 Certificates and the applicable principal prepayment,
(3)	to the Class C-X2 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, F, G, H and J Certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 Certificates and the applicable principal prepayment,
(4)

to the Class D-X1 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, F, G, H and J Certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class D Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class D-1 Certificates and the applicable principal prepayment,

(5)	to the Class D-X2 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, F, G, H and J Certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class D Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class D-2 Certificates and the applicable principal prepayment,
(6)

to the Class E-X1 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class E-1 Certificates for that Distribution Date, and the denominator of which is the total

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BANK5 2025-5YR18	Certain Terms and Conditions

amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, F, G, H and J Certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class E Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class E-1 Certificates and the applicable principal prepayment,

(7)	to the Class E-X2 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class E-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, F, G, H and J Certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class E Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class E-2 Certificates and the applicable principal prepayment,
(8)	to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the non-retained percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, A-2 and A-3 Certificates for that Distribution Date and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, F, G, H and J Certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution Date, over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2 and A-3 Certificates as described above;
(9)	to the Class X-B Certificates, any remaining portion of the Non-Retained Percentage of such yield maintenance charge or prepayment premium not distributed as described above;

provided, however, that after the Notional Amounts of the Class X-A and X-B Certificates and the Certificate Balances of the Class A-1, A-2, A-3, A-S and B Certificates and the Class C, D and E trust components have been reduced to zero, the non-retained percentage of all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F, G, H and J Certificates as provided in the BANK5 2025-5YR18 pooling and servicing agreement; and

(y) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective percentage interests in the VRR Interest), its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-F, X-G, X-H, X-J and R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Principal Balance Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class J Certificates; second, to the Class H Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates; fifth, to the Class E trust component; sixth, to the Class D trust component; seventh, to the Class C trust component; eighth, to the Class B Certificates; ninth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2 and A-3 Certificates based on their outstanding Certificate Balances.

Any portion of such amount applied to the Class C, D or E trust components will reduce the Certificate Balance or Notional Amount of each Class of Certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its Certificate Balance or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BANK5 2025-5YR18	Certain Terms and Conditions

Notional Amount, divided by the Certificate Balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, A-2 or A-3 Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S or B Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-F Certificates will be reduced by the amount of principal losses or principal payments, if any, that are allocated to the Class F Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-G Certificates will be reduced by the amount of principal losses or principal payments, if any, that are allocated to the Class G Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-H Certificates will be reduced by the amount of principal losses or principal payments, if any, that are allocated to the Class H Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-J Certificates will be reduced by the amount of principal losses or principal payments, if any, that are allocated to the Class J Certificates as write-offs in reduction of their Certificate Balances.

P&I Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I Advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Certificates (other than the Class R Certificates) will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, X-A, X-B, X-F, X-G, X-H and X-J Certificates would be affected on a pari passu basis).

The Special Servicer will not be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, Appraisal Reduction Amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB modified loan or a long-term extension loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan or long-term extension loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan or long-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

BANK5 2025-5YR18	Certain Terms and Conditions

term extension loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the Cut-Off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates and the VRR Interest.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-S and B Certificates and the Class C, D and E trust components have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class H and J Certificates.
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J Certificates. The Control Eligible Certificates will not include the VRR Interest, and the VRR Interest is not permitted to be a Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

BANK5 2025-5YR18	Certain Terms and Conditions
Control and Consultation/ Replacement of Special Servicer by Directing Certificateholder:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class H Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor Special Servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any Certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization (or, in some cases, a controlling companion loan holder) control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the controlling class certificateholder or the directing certificateholder is a Borrower Party, the controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK5 2025-5YR18 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

BANK5 2025-5YR18	Certain Terms and Conditions

Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK5 2025-5YR18 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Risk Retention Consultation Parties:

Each of (i) the party selected by WFB, (ii) the party selected by Morgan Stanley Bank, N.A., (iii) the party selected by BANA and (iv) the party selected by JPMCB, in each case, as an owner of the VRR Interest.

Except with respect to an Excluded Loan as to such party, each risk retention consultation party will be entitled to consult with either Special Servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by such Special Servicer.

Replacement of Special Servicer by General Vote of Certificateholders:

If a Control Termination Event has occurred and is continuing, the Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of the Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any Certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an Excluded Loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject Appraisal Reduction Amount.
Sale of Defaulted Assets:	There will be no “fair value” purchase option. Instead, the BANK5 2025-5YR18 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

BANK5 2025-5YR18	Certain Terms and Conditions

by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each serviced whole loan, if such whole loan becomes a defaulted loan under the BANK5 2025-5YR18 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related Special Servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of the Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator.  The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by the Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, each Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans serviced by such Special Servicer. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of either Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the appraisal-reduced voting rights of all Certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. The Operating Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-S and B Certificates and the Class C, D and E trust components are retired.
Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

BANK5 2025-5YR18	Certain Terms and Conditions

principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any successor REO loans (or a portion of any REO loan corresponding to the predecessor mortgage loan, in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any successor REO loans (or a portion of any REO loan corresponding to the predecessor mortgage loan, in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any successor REO loans (or a portion of any REO loan corresponding to the predecessor mortgage loan, in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the BANK5 2025-5YR18 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BANK5 2025-5YR18 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

BANK5 2025-5YR18	Certain Terms and Conditions
or other disposition in accordance with the BANK5 2025-5YR18 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.
Investor Communications:	The Certificate Administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BANK5 2025-5YR18 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BANK5 2025-5YR18 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the applicable master servicer and applicable special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

205 East 42nd Street
205 East 42nd Street
New York, NY 10017
MANHATTAN
East Side
Murray Hill
Kips Bay
East River
FDR Drive
QUEENS-MIDTOWN TUNNEL
LONG ISLAND RAILROAD
Ferry
UNITED NATIONS
Robert Moses Playground
St. Vartan's Park
Grand Central Terminal
MetLife Building
Chrysler Building
Daily News
The Westin NY Grand Central
Hyatt Grand Central NY
One Vanderbilt
Consulate General of Australia
Consulate General of Switzerland
Hampton Inn Manhattan Grand Central
Consulate General of Ecuador
Consulate General of Malaysia
Permanent Mission of Sri Lanka
Consulate General of Nigeria
Consulate General of Nepal
Millennium Hilton NY One UN Plaza
2 Grand Central Tower
450 Lexington Avenue
Club Quarters Grand Central
Fitzpatrick Grand Central
245 Park Avenue
485 Lexington
747 Third Avenue
383 Madison
565 Fifth Ave.
JPMorgan Chase
The Lexington Hotel
Roger Smith Hotel
Permanent Mission of Jamaica
British Consulate General NY
Consulate General of Estonia
Japan Society
Consulate of the Republic of Singapore
Consulate General of Germany
Inter Continental NY Barclay
Residence Inn By Marriott NY Midtown East
Tower 49
Saks Fifth Avenue
Colgate-Palmolive Company
The Benjamin
Royal Sonesta NY
The Kimberly Hotel
St. Patrick's Cathedral
Lotte NY Palace
Pod 51
345 Park
Consulate General of South Africa
Seagram Building
599 Lexington Avenue
875 Third
Consulate General of Hungary
Park Avenue Plaza
Lever House
399 Park
Citigroup Center
Lipstick Building
The River Club of New York
505 Fifth Ave.
425 Fifth Ave.
260 Madison Ave.
Hotel NH Collection New York
Consulate General of Poland
The Prince Kitano New York
The Shelburne Sonesta New York
Permanent Mission of Romania
China Mission
NYU Langone Health- Kimmel Pavilion
Hassenfeld Children's Hospital at NYU Langone
NYU Medical Center
Tisch Hospital
NYU Langone Health Science Bldg.
NYU Grossman School of Medicine
5TH AVE/53RD ST
53RD ST
51ST ST/LEXINGTON
GRAND CENTRAL
GRAND CENTRAL/42ND ST
METRO NORTH
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
495
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Weehawken
North Bergen
West New York
Union City
HUDSON COUNTY
Upper West Side
Upper East Side
Central Park
Astoria
Long Island City
Greenpoint
Williamsburg
Midtown
West Side
East Side
Chelsea
Greenwich Village
Little Italy
SoHo
Tribeca
Chinatown
Lower East Side
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park
Hudson River
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Mortgage Loan No. 1 – 205 East 42nd Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:			JPMCB	Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):			NR/NR/NR	Location:	New York, NY 10017
Original Balance(1):			$64,000,000	General Property Type:	Office
Cut-off Date Balance(1):			$64,000,000	Detailed Property Type:	CBD
% of Initial Pool Balance:			9.0%	Title Vesting(2):	Fee
Loan Purpose(2):			Acquisition	Year Built/Renovated:	1927/2013
Borrower Sponsor:			The 601W Companies	Size:	339,357 SF
Guarantors:			Mark Karasick and Michael Silberberg	Cut-off Date Balance PSF(1):	$306
Mortgage Rate:			6.6430%	Maturity Date Balance PSF(1)::	$306
Note Date:			11/10/2025	Property Manager:	205 East Property Manager LLC
Maturity Date:			12/5/2030		(borrower related)
Term to Maturity:			60 months	Underwriting and Financial Information
Amortization Term:			0 months	UW NOI:	$12,255,715
IO Period:			60 months	UW NCF:	$11,699,311
Seasoning:			0 months	UW NOI Debt Yield(1):	11.8%
Prepayment Provisions:			YM1(55),O(5)	UW NCF Debt Yield(1):	11.2%
Lockbox/Cash Mgmt Status:			Hard/Springing	UW NOI Debt Yield at Maturity(1):	11.8%
Additional Debt Type(1):			Pari Passu	UW NCF DSCR(1):	1.67x
Additional Debt Balance(1):			$40,000,000	Most Recent NOI(4):	NAV
Future Debt Permitted (Type):			No (NAP)	2nd Most Recent NOI(4):	NAV
				3rd Most Recent NOI(4):	NAV
				Most Recent Occupancy(4):	97.8% (10/20/2025)
Reserves(3)				2nd Most Recent Occupancy(4):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	NAV
RE Taxes:	$363,355	$61,354	NAP	Appraised Value (as of):	$170,000,000 (8/1/2025)
Insurance:	$116,153	Springing	NAP	Appraised Value PSF:	$501
Replacement Reserve:	$1,000,000	$7,090	NAP	Cut-off Date LTV Ratio(1):	61.2%
TI/LC Reserve:	$0	$28,361	NAP	Maturity Date LTV Ratio(1):	61.2%
Other Reserves:	$460,622	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$104,000,000	59.2%	Purchase Price:	$164,700,000	93.8%
Borrower Sponsor Equity:	$21,565,889	12.3%	Upfront Reserves:	$1,940,129	1.1%
Other Sources (5):	$50,000,000	28.5%	Closing Costs:	$8,925,760	5.1%
Total Sources:	$175,565,889	100.0%	Total Uses:	$175,565,889	100.0%

(1)	The 205 East 42nd Street Mortgage Loan (as defined below) is part of the 205 East 42nd Street Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $104,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the 205 East 42nd Street Whole Loan.
(2)	A portion of the leasehold condominium was acquired by a third party for an undisclosed purchase price.
(3)	See “Escrows and Reserves” herein for further information.
(4)	Historical financial information is not available due to the Seller’s (as defined below) financial reporting having been provided for on the entirety of the leasehold condominium, without accounting for suite or condominium unit specific revenue and expenses, rather than the portion attributable to the 205 East 42nd Street Property (as defined below). The lender UW is based on, among other assumptions, in-place contractual leases and certain expense provided for in the related appraisal report.
(5)	See “Preferred Equity” herein for further information.

The Mortgage Loan. The largest mortgage loan (the “205 East 42nd Street Mortgage Loan”) is part of a whole loan (the “205 East 42nd Street Whole Loan”) evidenced by three pari passu notes with an aggregate outstanding balance of $104,000,000. The controlling Note A-1 will be contributed to the BANK5 2025-5YR18 securitization trust. The 205 East 42nd Street Whole Loan is secured by fee and leasehold condominium interests in a 339,357 SF portion, comprised of 11 office floors and ground level retail, of a 509,366 SF CBD, office tower located in New York, New York (the “205 East 42nd Street Property”).

The relationship between the holders of the 205 East 42nd Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” in the prospectus. The 205 East 42nd Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR18 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

The table below identifies the promissory notes that comprise the 205 East 42nd Street Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$64,000,000	$64,000,000	BANK5 2025-5YR18	Yes
A-2(1)	$20,000,000	$20,000,000	JPMCB	No
A-3(1)	$20,000,000	$20,000,000	JPMCB	No
Whole Loan	$104,000,000	$104,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrowers and the Borrower Sponsor. The borrowers for the 205 East 42nd Street Whole Loan are (a) 205 East Fee Owner LLC and 205 East Fee Owner II LLC (collectively the “Fee Borrowers”), which together own the fee interest in the 205 East 42nd Street Property as tenants-in-common, and (b) 205 East Leaseholder LLC and SL 205 East Leaseholder LLC (collectively, the “Leasehold Borrowers” and, together with the Fee Borrowers, the “Borrowers”), which together own the leasehold condominium interest in a portion of the 205 East 42nd Street Property as tenants-in-common. Each of the Borrowers is a Delaware limited liability company. Each of the related tenants-in-common agreements is fully subordinate to the 205 East 42nd Street Whole Loan and each Borrower has waived its right of partition.

The borrower sponsor is The 601W Companies (“601W”), a real estate service company based in New York that acquires, develops, and manages commercial properties. With an asset value of approximately $7 billion, 601W manages 16 properties totaling over 21,000,000 SF. 601W’s primary clients include investors seeking high-performing commercial real estate opportunities across many cities including New York, New Jersey, Chicago, Washington D.C., San Francisco, Pittsburgh and Philadelphia. Mark Karasick and Michael Silberberg, managing partners at 601W, jointly act as the non-recourse carve-out guarantors.

The Property. The 205 East 42nd Street Property is a 339,357 SF portion of a, 21-story, LEED Gold, 509,366 SF office tower located along Third Avenue between West 42nd and 43rd Streets within the Grand Central office submarket of Midtown Manhattan. The borrower sponsor acquired the 205 East 42nd Street Property in November 2025 for $165.0 million, contributing approximately $21.6 million of fresh equity in connection with the acquisition. The non-collateral portions of the office tower were acquired by a third party via sale of certain leasehold condominium interests and are comprised of vacant office suites on floor 5-6, 14-17 and co-working space on floors 19-21 (the “Non-Collateral Interest”). The 205 East 42nd Street Property is an office building and consists of office space (approximately 90.2% of NRA; 79.4% of underwritten base rent), ground floor retail space (approximately 7.0% of NRA; 20.5% of the underwritten base rent) and storage space (approximately 0.7% of NRA; 0.1% of the underwritten base rent ). The 205 East 42nd Street Property was built in 1927 and renovated in 2013.

The 205 East 42nd Street Property is 97.8% occupied as of October 20, 2025 with a weighted average remaining lease term of 16.2 years and below market office rents, as compared to the appraisal’s market rent conclusions. The 205 East 42nd Street Property benefits from institutional quality tenancy, largely comprised of non-profit tenants, the largest of which is The City University of New York (“CUNY”) (Moody’s/Fitch/S&P: Aa1/AA+/AA+).. The Seller of the 205 East 42nd Street Property invested approximately $40.4 million of capital, with the majority being in building and tenant improvements, such as mechanical upgrades to the HVAC systems, restroom updates, lobby updates, and modernized elevators. The 205 East 42nd Street Property is located in close proximity to Grand Central, which is a large transport hub servicing the 4,5,6,7, and S subway lines, allowing access to broader Manhattan along with 11 Long Island Railroad lines, the Metro-North Railroad and the Metropolitan Transit Authority bus system. The 205 East 42nd Street Property provides office tenants (primarily non-profits) in the market a lower cost alternative while maintaining a best-in-class location with superior accessibility. According to the appraisal, as of the second quarter of 2025, the average asking rent in the Grand Central submarket was $66.56 PSF and $58.96 PSF for the Class B Market, substantially higher than the 205 East 42nd Street Property’s underwritten average office rent of $32.39 PSF. According to the appraisal, the concluded market rent for the 205 East 42nd Street Property ranges from $55-$60 PSF with the higher end being on higher floors. The 205 East 42nd Street Property is considered to be a value alternative to the higher priced Class A office space in the Grand Central submarket, as per the appraisal.

The 205 East 42nd Street Property is structured as a leasehold condominium to satisfy the requirements of Section 420-a of the New York Real Property Tax Law, and a portion of the office portion is occupied by non-profit organizations subject to long-term purchase agreements, with minimal rollover risk and materially below market rents. In 2013, The Durst Organization (the “Seller”) began to implement a non-profit focused occupancy strategy with CUNY as the initial not-for-profit occupant. Not-for-profit entities may qualify for an exemption from real estate property taxes under Section 420-a of the New York Real Property Tax Law, provided that the not-for-profit owns the real estate that it occupies and uses such property for not-for-profit purposes. Various rulings in New York have recognized ownership of a unit in “leasehold condominium” with a term of at least 30 years as ownership of a real property interest for purposes of the Section 420-a exemption. Accordingly, the Seller bifurcated the 205 East 42nd Street Property into two positions; a leased fee interest; and a leasehold estate. The leasehold estate was further divided into multiple individual leasehold condominium units—by submitting the leasehold estate to a condominium form of ownership. The 205 East 42nd Street Property is subject to a ground lease with a term of 30 years, which expires in March 2043. Under which the ground lease, the Fee Borrowers are ground lessors and the condominium board is the ground lessee on behalf of the condominium unit owners. Upon the termination or expiration of the ground lease, the leasehold condominium terminates automatically, and pursuant to an agreement with the third-party owner of the Non-Collateral Interest, the Borrowers have agreed to submit the fee estate to a condominium form of ownership. Pursuant to the ground lease, the Fee Borrowers are paid a fixed ground-rent, which is captured through reimbursement of operating expenses by the unit owners pursuant to the condominium documents and accounted for in underwritten rents in place in lender underwriting.

Each of the not-for-profit tenants owns a divided leasehold condominium interest. The Leasehold Borrowers are the owners of the other eight condominium units consisting of the first-floor retail and storage in the cellar and mezzanine. The Leasehold Borrowers have the right to appoint the three members of the board of the condominium, subject to the right of the third party owner of the Non-Collateral Interest to approve one member appointed by the Leasehold Borrowers. The Leasehold Borrowers control the condominium board

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

The not-for-profit condominium unit owners entered into purchase and sale agreements and certain other related transaction documents (collectively, the “Non-Profit Transaction Documents”) under which the respective not-for-profit condominium unit owner makes installment payments for the purchase price of its unit(s) to the Leasehold Borrowers on a monthly basis. The Leasehold Borrowers are collaterally assigning their interests in the Non-Profit Transaction Documents to the lender as additional security for the 205 East 42nd Street Whole Loan.

Major Tenants.

The City University of New York (162,778 SF, 48.0% of NRA, 40.8% of UW rent). CUNY is the nation’s largest urban public university. Founded in 1847 as the nation’s first free public institution of higher education, CUNY today has 26 colleges spread across New York City’s five boroughs, serving nearly 240,000 students of all ages and awarding 50,000 degrees each year. CUNY utilizes its space at the 205 East 42nd Street Property to house certain administrative functions such as its Registrar Office, Office of Student Financial Assistance and Office of Academic Affairs. The 205 East 42nd Street Property is also where the University Chancellor sits. CUNY has occupied its leasehold condominium units on the ground floor, floors 7-11 and floor 18 since 2013, and has a purchase agreement expiration in March 2043 with no renewal or termination options.

FedCap Rehabilitation Services, Inc. (64,303 SF, 18.9% of NRA, 17.6% of UW rent). FedCap Rehabilitation Services, Inc. (“FedCap”) is a Manhattan-based non-profit organization that provides vocational training and employment resources to those who face problems with disabilities and employment-related problems. FedCap was one of the first vocational rehabilitation programs for the handicapped established in the United States. The organization operates in many states, including New York, New Jersey and Washington D.C. FedCap utilizes its space at the 205 East 42nd Street Property as one of two offices and training centers in New York City. FedCap has occupied its leasehold condominium units on floors 2 and 3 and a storage space in the basement since 2014 and has a purchase agreement expiration in March 2043 with an option to renew for a five-year term and no termination options.

New Visions for Public Schools, Inc. (30,461 SF, 9.0% of NRA, 8.5% of UW rent). New Visions for Public Schools, Inc. (“New Visions”) is a non-profit organization that works to improve educational equity for New York City’s public school students regardless of race or economic class and prepares them for the rigors of college and the workforce. New Visions was founded in 1989, when the high school graduation rate in New York City was less than 50%. The organization now serves 1,050 schools across all five boroughs, and in 2020, graduation rates in its core network of district and charter high schools were nearly 87% and 95%, respectively. New Visions has occupied its leasehold condominium unit on floor 4 since 2016 and has a purchase agreement expiration in March 2043 with an option to renew for a 10-year term and termination options.

The following table presents a summary regarding the major tenants at the 205 East 42nd Street Property:

Tenant Summary(1)
Tenant Name	Space Type	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
CUNY(4)	Office	Aa1/AA+/AA+	162,778	48.0%	$5,093,197	40.8%	$31.29	3/17/2043	None	N
FedCap	Office	NR/NR/NR	64,303	18.9%	$2,200,005	17.6%	$34.21	3/17/2043	1 x 5 year	N
New Visions	Office	NR/NR/NR	30,461	9.0%	$1,055,688	8.5%	$34.66	3/17/2043	1 x 10 year	N
United Way of New York City(5)	Office	NR/NR/NR	26,707	7.9%	$912,504	7.3%	$34.17	3/17/2043	None	N
Urban Resource Institute	Office	NR/NR/NR	22,264	6.6%	$662,147	5.3%	$29.74	3/17/2043	None	N
Osteria Laguna LLC	Retail	NR/NR/NR	7,145	2.1%	$460,788	3.7%	$64.49	6/30/2033	None	N
Citibank, N.A.	Retail	A3/A/BBB+	5,626	1.7%	$1,010,465	8.1%	$179.61	6/30/2030	1 x 5 year	N
Sushi Yasuda, Ltd.	Retail	NR/NR/NR	5,184	1.5%	$557,834	4.5%	$107.61	10/31/2029	None	N
Table for Three Please d/b/a Cafe Joile Lade	Retail	NR/NR/NR	2,500	0.7%	$168,000	1.3%	$67.20	2/29/2036	None	N
JJ Florists, Ltd	Retail	NR/NR/NR	1,643	0.5%	$175,678	1.4%	$106.93	12/31/2032	None	N
Subtotal/Wtd. Avg.			328,611	96.8%	$12,296,306	98.5%	$37.42
Other	Storage		1,781	0.5%	$12	0.0%	$0.01
Other	Retail		1,517	0.4%	$182,040	1.5%	$120.00
Occupied Subtotal/Wtd. Avg.			331,909	97.8%	$12,478,358	100.0%	$37.60

Vacant Space			7,448	2.2%
Total/Wtd. Avg.			339,357	100.0%

(1)	Based on the underwritten rent roll as of October 20, 2025, inclusive of contractual rent steps through November 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Annual UW Rent and Annual UW Rent PSF are inclusive of contractual ground rent reimbursements paid for by non-profit tenants. See “The Property” for additional information.
(4)	The City University of New York is comprised of (i) six office floors totaling 160,953 SF and (ii) one 1,825 SF ground floor retail suite utilized as a welcome center with no attributable underwritten rent.
(5)	United Way of New York City is comprised of (i) one 26,572 SF office lease and (ii) one 135 SF storage suite.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to the lease rollover schedule at the 205 East 42nd Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
2025/MTM	4	1,916	0.6%	0.6%	$2,037	0.0%	0.0%	$1.06
2026	0	0	0.0%	0.6%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.6%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.6%	$0	0.0%	0.0%	$0.00
2029	3	5,184	1.5%	2.1%	$557,834	4.5%	4.5%	$107.61
2030	1	5,626	1.7%	3.8%	$1,010,465	8.1%	12.6%	$179.61
2031	1	1,517	0.4%	4.2%	$182,040	1.5%	14.0%	$120.00
2032	2	1,643	0.5%	4.7%	$175,678	1.4%	15.5%	$106.93
2033	2	7,145	2.1%	6.8%	$460,788	3.7%	19.1%	$64.49
2034	0	0	0.0%	6.8%	$0	0.0%	19.1%	$0.00
2035	0	0	0.0%	6.8%	$0	0.0%	19.1%	$0.00
2036 & Thereafter	10	308,878	91.0%	97.8%	$10,089,516	80.9%	100.0%	$32.67
Vacant	9	7,448	2.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	32	339,357	100.0%		$12,478,358	100.0%		$37.60

(1)	Based on the underwritten rent roll as of October 20, 2025.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

The Market. The 205 East 42nd Street Property is located along Third Avenue between East 42nd and 43rd Streets. The 205 East 42nd Street Property is situated in the Grand Central area of Midtown East. Midtown is well known for its towering office buildings, boasting dozens of signature buildings in the Manhattan skyline. Trophy office properties and historical landmarks can be found in nearly all nine office submarkets that comprise the Midtown office market. With an inventory inclusive of buildings such as 9 West 57th Street, the GM Building, the Empire State Building, the Seagram’s Building, the Bank of America Tower and One Vanderbilt, the Midtown office market houses some of the most iconic office buildings in the country, as well as the largest private commercial real estate development in the United States, Hudson Yards. Midtown consists of the largest office market in New York City, with a total of 747 buildings, containing nearly 258,600,000 SF within its nine submarkets. The 205 East 42nd Street Property also has convenient access to public transportation options including the 4,5,6,7 and S trains, the Long Island Railroad, Metro North, and multiple bus lines within a short walking distance. According to a third-party market research report, as of the fourth quarter of 2025, the vacancy rate in the Grand Central office submarket was approximately 14.0%, with average asking rents of $81.14 PSF and inventory of approximately 36,100,000 SF. According to a third-party market research report, as of the fourth quarter of 2025, the vacancy rate in the Midtown office market was approximately 13.7%, with average asking rents of $49.96PSF and an inventory of approximately 46,533,674 SF.

Comparable Office Lease Summary(1)
Subject/Location	Tenant Name	Office NRA (SF)	Lease Date	Lease Term (Yrs.)	Office Rent PSF
205 East 42nd Street		306,048(2)		27.4(2	$32.39(2)(3)
New York, NY
708 Third Avenue	Riveron	310,000	May-25	10.8	$72.09
New York, NY 10017
730 Third Avenue	Carlton Fields	407,000	Apr-25	16.7	$71.28
New York, NY 10017
140 East 45th Street	Deerpath Capital	576,000	Apr-25	5.4	$82.90
New York, NY 10017
60 East 42nd Street	Gerson Lehrman Group (GLG)	1,110,005	Apr-25	10.9	$81.89
New York, NY 10165
99 Park Avenue	Amalgamated Bank	570,526	Apr-25	16.3	$68.92
New York, NY 10016
360 Lexington Avenue	Webster Bank	256,038	Feb-25	10.9	$71.46
New York, NY 10017
220 East 42nd Street	ALM Media Holdings, Inc.	1,112,467	Jan-25	7.8	$59.74
New York, NY 10017
140 East 45th Street	Clyde & Co.	576,000	Jan-25	15.8	$77.42
New York, NY 10017
600 Third Avenue	Aarsonson Rappaport Feinstein & Deutsch	536,017	Jan-25	16.3	$67.19
New York, NY 10016
220 East 42nd Street	The Brazilian Financial Office	1,112,467	Nov-24	10.8	$62.82
New York, NY 10017

(1)	Source: Appraisal and third-party market research reports.
(2)	Information is based on the underwritten rent roll as of October 20, 2025.
(3)	Represents the weighted average on NRA of office tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

The following table presents information relating to the appraisal’s market rent conclusion for the 205 East 42nd Street Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Tenant Improvement (New/Renewal)	Leasing Commissions (New/Renewal)
Office 2-8	$55.00	180	10% in 5 years	$135.00 / $67.50	4.2% / 2.4%
Office 9-13	$57.00	180	10% in 5 years	$135.00 / $67.50	4.2% / 2.4%
Office 18	$60.00	180	10% in 5 years	$135.00 / $67.50	4.2% / 2.4%
Retail / 42nd Street West	$150.00	120	3.0% per year	$75.00 / $37.50	4.8% / 2.4%
Retail / 42nd Street East	$135.00	120	3.0% per year	$75.00 / $37.50	4.8% / 2.4%
Retail / 43rd Street	$75.00	120	3.0% per year	$75.00 / $37.50	4.8% / 2.4%
Storage	$20.00	120	10% in year 6	$0.00 / $0.00	4.8% / 2.4%

(1)	Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the 205 East 42nd Street Property of $170,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated July 31, 2025, there was no evidence of any recognized environmental conditions at the 205 East 42nd Street Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information the Underwritten Net Cash Flow at the 205 East 42nd Street Property:

Cash Flow Analysis(1)
	Appraisal	UW	UW PSF
Rents In Place(2)	$12,515,396	$12,478,364	$36.77
Vacant Income	$0	$280,013	$0.83
Total Reimbursements	$5,153,375	$5,659,674	$16.68
Other Income	$757,707	$931,308	$2.74
Less Vacancy/Concessions	($740,872)	($712,089)	($2.10)
Effective Gross Income	$17,685,606	$18,637,270	$54.92

Real Estate Taxes	$736,246	$736,246	$2.17
Insurance	$471,688	$676,617	$1.99
Management	$221,213	$652,304	$1.92
Other Operating Expenses	$4,316,388	$4,316,388	$12.72
Total Expenses	$5,745,535	$6,381,555	$18.80

Net Operating Income	$11,940,071	$12,255,715	$36.11
Replacement Reserves	$0	$67,871	$0.20
TI/LC	$0	$488,532	$1.44
Net Cash Flow	$11,940,071	$11,699,311	$34.47

Occupancy %(3)	97.8%	96.1%
NOI DSCR(4)	1.70x	1.75x
NCF DSCR(4)	1.70x	1.67x
NOI Debt Yield(4)	11.5%	11.8%
NCF Debt Yield(4)	11.5%	11.2%

(1)	Historical financial information is not available due to the Seller’s financial reporting having been provided for on the entirety of condominium, without accounting for suite or condominium unit specific revenue and expenses, rather than the portion attributable to the 205 East 42nd Street Property. The lender UW is based on, among other assumptions, the expenses and associated contractual reimbursements.
(2)	UW Rents In Place is based on the underwritten rent roll dated as of October 20, 2025 inclusive of rent steps through November 2026. For non-profit office tenants, base rent includes installment purchase plan payments and ground rent.
(3)	UW Occupancy % represents economic occupancy and historical occupancies represent physical occupancy.
(4)	DSCR and Debt Yields are based on the 205 East 42nd Street Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

Escrows and Reserves.

Real Estate Taxes and Other Charges – At origination, the Borrowers were required to make an upfront deposit of $363,355 for taxes, and are required to make a monthly deposit on each payment date equal to 1/12th of the real estate taxes and other charges that the lender reasonably estimates will be payable during the next 12 month period.

Insurance – At origination, the Borrowers were required to make an upfront deposit of approximately $116,153, and are required to make a monthly deposit on each payment date equal to 1/12th of the insurance premium that the lender reasonably estimates will be payable during the next 12-month period; provided, however, the foregoing requirement is waived so long as (i) no event of default has occurred and is continuing and (ii) the Borrowers maintain a blanket policy in form and substance reasonably acceptable to lender.

Replacement Reserve – At origination, the Borrowers were required to make an upfront deposit of $1,000,000 and are required to make a monthly deposit on each payment date of $7,090 ($0.25 PSF per annum).

Rollover Reserve – The Borrowers are required to make a monthly deposit on each payment date of approximately $28,361 ($1.00 PSF per annum) for future tenant improvements and leasing commissions.

Free Rent – At origination, the Borrowers were required to make an upfront deposit of $87,510, representing outstanding free rent allocable to tenants under the existing leases at the 205 East 42nd Street Property as of the origination date.

Outstanding TI – At origination, the Borrowers were required to make an upfront deposit of approximately $373,112 for outstanding tenant improvements and leasing commissions.

Lockbox and Cash Management. The 205 East 42nd Street Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager are required to direct tenants and not-for-profit condominium unit owners to pay rent or installment purchase payments, with respect to the not-for-profits, directly into the lockbox account and to deposit any rents or other payments otherwise received in such account within two business days after receipt. So long as no Cash Sweep Period (as defined below) is continuing, funds deposited into the lockbox account are required to be transferred to an account designated by the Borrowers. During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied in accordance with the 205 East 42nd Street Whole Loan documents, with any excess funds to be reserved with the lender as additional collateral for the 205 East 42nd Street Whole Loan.

A “Cash Sweep Period” means each period commencing on the occurrence of (i) an event of default under the 205 East 42nd Street Whole Loan, (ii) any bankruptcy action by any of the Borrowers or the property manager, (iii) the debt service coverage ratio being less than 1.30x or (iv) either of CUNY or FedCap (each a “Major Non-Profit”) “going dark”, vacating or abandoning its premises or otherwise abandoning its premises or terminating its Non-Profit Transaction Documents (the foregoing events under this (iv), collectively, the Major Tenant Operations Trigger Event).

A Cash Sweep Period will no longer be continuing (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, but only with respect to a bankruptcy action by the property manager, if the Borrowers replace the property manager with a qualified manager under an acceptable replacement management agreement; (c) with respect to clause (iii) above, the achievement of a debt service coverage ratio of 1.35x or greater for two consecutive quarters, (d) with respect to clause (iv) above, (A) if the applicable Major Non-Profit is replaced with a tenant acceptable to the lender and the Borrowers have delivered satisfactory evidence that substantially all of the applicable leasehold condominium unit is occupied under certain Non-Profit Transaction Documents approved by lender and other occupancy conditions related to such unit are satisfied in accordance with the 205 East 42nd Street Whole Loan documents (the foregoing conditions in this clause (A), the “Occupancy Conditions”) , or (ii) if the Major Non-Profit that was the subject of a bankruptcy action, the assumption and continuation of the applicable Non-Profit Transaction Documents with the approval of the applicable court; provided; however, (1) no event of default is continuing, (2) a Cash Sweep Period may be cured no more than a total of four times during the term of the 205 East 42nd Street Whole Loan, (3) the Borrowers have paid all of the lender’s reasonable related expenses, and (4) in no event may the Borrowers be entitled to cure a Cash Sweep Period caused by a bankruptcy action by the Borrowers.

Terrorism Insurance. The 205 East 42nd Street Whole Loan documents require that the Borrowers maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Preferred Equity. The acquisition financing included preferred equity contribution of $50 million in the aggregate (the “Preferred Equity Investment”) from an affiliate of Waterfall Asset Management (the “Preferred Equity Investor”) in SL 205 East Associates LLC (“SL 205 East Associates”), pursuant to the limited liability company agreement of SL 205 East Associates (the “East Associates LLCA”) and in 205 East Associates 2 LLC (“SL 205 East Associates II”), pursuant to limited liability company agreement of 205 East Associates 2 (the “East Associates II LLCA”, together with the East Associates LLCA, collectively, the “LLCA”). The Preferred Equity Investor is entitled to a 16% preferred return (the “Preferred Return Rate”) on its investment (consisting 7.0% cash pay and 9% payment-in-kind (“PIK”) accrual in years one through three and 7.5% cash pay and 8.5% PIK accrual in years four and five). The Preferred Equity Investment and all related and outstanding preferred return amount is required to be redeemed on the date that is the earliest of (x) the date that is five years from the execution of the LLCA, (y) the date on which the 205 East 42nd Street Property is sold and (z) the date when the applicable redemption price is declared due and payable after the occurrence of an event of default under the applicable LLCA. The Preferred Equity Investor has the following remedies in the event of a default under the LLCA: (i) removing the sponsor member as manager, (ii) termination of affiliate agreements at Preferred Equity Investor’s request, without penalty or termination fee, (iii) forcing sponsor member to sell its entire membership to the Preferred Equity Investor, (iv) causing the preferred return to accrue at the default rate which is 3% above the Preferred Return Rate, (v) accelerating the required redemption date and (vi) electing to force a sale of the property. Notwithstanding the foregoing, Preferred Equity Investor must not cause, permit or accept a redemption or prepayment of the Preferred Equity Interest unless the 205 East 42nd Street Whole Loan has been repaid in full in accordance with the terms of 205 East 42nd Street Whole Loan agreement. The Preferred Equity Investor and lender have entered into a recognition agreement, which sets forth certain rights and obligations, including, without limitation, its right to receive distributions under the LLCA and its right to cure defaults under the 205 East 42nd Street Whole Loan documents. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$60,700,000
1600 Rosedale Boulevard	Rosedale Apartments	Cut-off Date LTV:	67.2%
Lynchburg, VA 24502		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$60,700,000
1600 Rosedale Boulevard	Rosedale Apartments	Cut-off Date LTV:	67.2%
Lynchburg, VA 24502		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	8.1%

Rosedale Apartments
1600 Rosedale Boulevard
Lynchburg, VA 24502
Lynchburg
Forest
Boonsboro
Waterton
Madison Heights
Winston Ridge
Timberlake
Rustburg
AMHERST COUNTY
BEDFORD COUNTY
CAMPBELL COUNTY
James River
Boonsboro Shopping Ctr.
Randolph College
Centra Virginia Baptist Hospital
Peaks View Park
Centra Lynchburg General Hospital
Lynchburg Museum
DOWNTOWN LYNCHBURG
Forest Hills Shopping Ctr.
Lakeside Crossing
University of Lynchburg
The Plaza Shopping Center
Virginia University - Lynchburg
Chestnut Hills Shopping Ctr.
Fort Hill Village
J Crew Distribution Center
River Ridge Mall
Liberty Arena
Liberty University
Liberty University College of Osteopathic
Liberty University Astronomical Observatory
Brookville Plaza
Timbrook Square
Waterlick Plaza
Poplar Forest
Forest Square
Seminole Shopping Ctr.
Amelon Square
Lynchburg Regional Airport
Virginia Byway
Amherst Hwy
Rivermont Ave
Lynchburg Expwy
Forest Rd
Graves Mill Rd
Old Graves Mill Rd
Timberlake Rd
Leesville Rd
Lynchburg Hwy
Wards Rd
Campbell Hwy
130
29
210
221
501
460
PITTSBURGH
PENNSYLVANIA
OHIO
WEST VIRGINIA
VIRGINIA
MARYLAND
NORTH CAROLINA
WASHINGTON, DC
BALTIMORE
NORFOLK
VIRGINIA BEACH
Richmond
Lynchburg
Roanoke
Charleston
Harrisburg
Reading
Hershey
York
Lancaster
Newark
Hagerstown
Frederick
Towson
Annapolis
Arlington
Winchester
Cumberland
Morgantown
Clarksburg
Wheeling
Steubenville
Cambridge
Marietta
Harrisonburg
Staunton
Charlottesville
Fredericksburg
Lexington Park
Glen Allen
Hopewell
Petersburg
Williamsburg
Hampton
Farmville
Salem
Christiansburg
Blacksburg
Wytheville
Bluefield
Beckley
Oak Hill
Kenbridge
South Hill
Martinsville
Danville
Clarksville
Elizabeth City
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH
Rocky Mount
Wilson
Cary
High Point
Hickory
APPALACHIAN MTS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Mortgage Loan No. 2 – Rosedale Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody's/KBRA):	NR/NR/NR			Location:	Lynchburg, VA 24502
Original Balance(1):	$60,700,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$60,700,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	8.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023-2025/NAP
Borrower Sponsor:	TPB Properties			Size:	494 Units
Guarantor:	Thomas Bell			Cut-off Date Balance per Unit(1):	$183,603
Mortgage Rate:	6.3000%			Maturity Date Balance per Unit(1):	$183,603
Note Date:	10/27/2025			Property Manager:	TPB Property Management LLC
Maturity Date:	11/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,344,158
IO Period:	60 months			UW NCF:	$7,245,358
Seasoning:	1 month			UW NOI Debt Yield(1):	8.1%
Prepayment Provisions(2):	L(25),YM1(28),O(7)			UW NCF Debt Yield(1):	8.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	8.1%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.25x
Additional Debt Balance(1):	$30,000,000			Most Recent NOI(4):	$8,696,679 (9/30/2025 T-3 Ann.)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	$5,287,171 (9/30/2025 TTM)
				3rd Most Recent NOI(4):	NAV
				Most Recent Occupancy(4):	94.7% (10/3/2025)
				2nd Most Recent Occupancy(4):	NAV
Reserves(3)				3rd Most Recent Occupancy(4):	NAV
Type	Initial	Monthly	Cap	Appraised Value (as of):	$135,020,000 (9/18/2025)
RE Taxes:	$370,987	$61,831	NAP	Appraised Value per Unit:	$273,320
Insurance:	$13,492	$13,492	NAP	Cut-off Date LTV Ratio(1):	67.2%
Replacement Reserve:	$0	$8,233	NAP	Maturity Date LTV Ratio(1):	67.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$90,700,000	100.0%	Loan Payoff:	$64,437,357	71.0%
			Return of Equity:	$24,446,030	27.0%
			Closing Costs:	$1,432,133	1.6%
			Reserves:	$384,479	0.4%
Total Sources:	$90,700,000	100.0%	Total Uses:	$90,700,000	100.0%

(1)	The Rosedale Apartments Mortgage Loan (as defined below) is part of the Rosedale Apartments Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $90,700,000. The Cut-off Date Balance Per Unit , Maturity Date Balance Per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Rosedale Apartments Whole Loan.
(2)	The lockout period will be at least 25 months beginning with and including the first payment date on December 1, 2025. The assumed lockout period is based on the expected BANK5 2025-5YR18 closing date in December 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	The Rosedale Apartments Property (as defined below) was constructed and leased up in phases from November 2023 through May 2025. Complete historical NOI and Occupancy are not available.

The Mortgage Loan. The second largest mortgage loan (the “Rosedale Apartments Mortgage Loan”) is part of a whole loan (the “Rosedale Apartments Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $90,700,000 and secured by a first priority fee mortgage encumbering a 494-unit mid rise multifamily property located in Lynchburg, Virginia (the “Rosedale Apartments Property”). The Rosedale Apartments Mortgage Loan is evidenced by the controlling Note A-1, with an original principal amount of $60,700,000. The Rosedale Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR18 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Rosedale Apartments Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,700,000	$60,700,000	BANK5 2025-5YR18	Yes
A-2(1)	$30,000,000	$30,000,000	BANA	No
Whole Loan	$90,700,000	$90,700,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$60,700,000
1600 Rosedale Boulevard	Rosedale Apartments	Cut-off Date LTV:	67.2%
Lynchburg, VA 24502		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	8.1%

The Borrower and the Borrower Sponsor. The borrower is Rosedale Lynchburg Apartments, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor is TPB Properties and the non-recourse carveout guarantor is Thomas Bell.

TPB Properties is a real estate development company based in Lynchburg, Virginia and specializes in land development, commercial construction, multi-family construction, home-building and property management. Founded by Thomas Bell in 2018, TPB Properties and its affiliate Thomas Builders of Virginia (founded in 2006), have completed over 150 luxury residential homes, 16 retail projects including WaWa, Sheetz, Chipotle and Dunkin Donuts stores, along with seven multifamily projects. Thomas Bell, the guarantor, holds all of his real estate holdings 100.0%, and his current multifamily portfolio consists of seven communities with 2,126 units, with four completed in the last two years and three currently under construction. Thomas Bell is also the non-recourse carveout guarantor for Overlook at Daleville Mortgage Loan, which is included in this pool.

The Property. The Rosedale Apartments Property consists of a Class A, 494-unit mid rise multifamily property located in Lynchburg, Virginia. Constructed between 2023-2025, the Rosedale Apartments Property is situated on a 19-acre site. The site includes 858 parking spaces (1.7 spaces per unit). The Rosedale Apartments Property is comprised of eight four-story apartment buildings totaling 565,348 SF of net rentable area and a two-story building containing a leasing office and clubhouse.

The borrower sponsor acquired the Rosedale Apartments Property as vacant land in 2021 for an allocated price of approximately $1,925,000 and developed the Rosedale Apartments Property at a total construction cost of approximately $88,408,177. Units at the Rosedale Apartments Property were delivered in phases from November 2023 to May 2025. The Rosedale Apartments Property leased up at an average of 22 units per month and achieved 94.0% occupancy within 21 months (July 2025). As of October 3, 2025, the Rosedale Apartments Property was 94.7% occupied with no concessions offered. The Rosedale Apartments Property is located in close proximity to Liberty University. As of the October 3, 2025 rent roll, there were 67 student leases (13.6% of total units). The student leases are signed on a whole-unit basis for 12-month terms and require a guarantor. There are nine vacant units that are leased and scheduled to take occupancy in November 2025, which would result in an occupancy of 96.6%.

The unit mix consists of 154 1BR/1BA units, 42 2BR/1BA units, 152 2BR/2BA units and 146 3BR/2BA units. Units are equipped with amenities including quartz countertops, stainless steel appliances, nine to 11-foot ceilings, private patios/balconies and full-size washers and dryers. All units are rented at market rent with no restricted leases. Leases include a utility fee of $120 per month that covers water, trash, parking and internet. The Rosedale Apartments Property amenities include a clubhouse, salt-water swimming pool, picnic area with BBQ grill, controlled access, a pet wash station and a 24-hour fitness center.

The following table presents certain information relating to the unit mix at the Rosedale Apartments Property:

Unit Mix(1)
Unit Mix / Type	Total Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR 1 BA	154	146	94.8%	717	110,360	$1,325	$1,282
2 BR 1 BA	42	41	97.6%	1,000	42,000	$1,599	$1,500
2 BR 2 BA	152	143	94.1%	1,340	203,680	$1,757	$1,755
3 BR 2 BA	146	138	94.5%	1,434	209,308	$1,877	$1,875
Total/Wtd. Avg.	494	468	94.7%	1,144	565,348	$1,644	$1,621

(1)	Based on the borrower rent roll dated October 3, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. The Rosedale Apartments Property is located at the north end of Rosedale Boulevard, just north of Graves Mill Road, a primary corridor in the neighborhood. Graves Mill Road intersects Highway 501 (Lynchburg Expressway) less than a mile to the east of the Rosedale Apartments Property and Highway 221 (Forest Road) less than a mile to the west. US Routes 221 and 501 are principal regional roads serving Lynchburg. The Rosedale Apartments Property is located less than nine miles west of the Lynchburg Central Business District (“CBD”). The Rosedale Apartments Property is located less than five miles northwest of Liberty University, which is a major demand generator and employer in the Lynchburg area. As of September 2024, Liberty University had a total enrollment of 124,000 with 16,131 attending locally on campus.

Lynchburg is on the southwest bank of the James River, which runs immediately northeast of the Lynchburg CBD. The city is in central Virginia approximately 180 miles southwest of Washington, DC, 65 miles north of the North Carolina state line, 120 miles west of Richmond and 40 miles east of Roanoke. The largest employment sectors in the Lynchburg Metropolitan Statistical Area (“MSA”) include education and health services (19.8%), trade, transportation and utilities (17.8%), manufacturing (13.0%) and leisure and hospitality (10.8%). The major employers in the Lynchburg MSA include BWX Technologies Inc., Centra Lynchburg General Hospital, Centra Health, BWXT Nuclear Oper Group Inc. and J.Crew Distribution Center.

The Rosedale Apartments Property is located in the Lynchburg apartment submarket, within the Lynchburg - VA USA apartment market. According to the appraisal, as of the second quarter of 2025, the Lynchburg - VA USA apartment market had an inventory of 12,563 units, a vacancy rate of 12.2%, and an average asking rental rate of $1,206 per unit, while the Lynchburg apartment submarket had an inventory of 2,884 units, a vacancy rate of 11.2%, and an average asking rental rate of $1,110 per unit. Vacancy is expected to tighten over the next 12 months, with a projected vacancy of 7.4% for the second quarter of 2026. According to the appraiser, there is no new construction currently planned in the submarket.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Rosedale Apartments Property was 3,539, 47,620 and 100,685, respectively. The estimated 2025 median household income within the same radii was $69,735, $58,836 and $62,299, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$60,700,000
1600 Rosedale Boulevard	Rosedale Apartments	Cut-off Date LTV:	67.2%
Lynchburg, VA 24502		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	8.1%

The following table presents information regarding certain competitive properties to the Rosedale Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Unit Type	Number of Units	Average Rent per Month	Distance to Subject
Rosedale Apartments 1600 Rosedale Boulevard Lynchburg, VA	2023-2025/ NAP	Mid Rise	94.7%(2)	1 BR 1 BA 2 BR 1 BA 2 BR 2 BA 3 BR 2 BA	154 42 152 146	$1,325(2) $1,599(2) $1,757(2) $1,877(2)	-
Palisades at Hunter's Creek 1230 Cottontown Road Forest, VA	2018/NAP	Garden	90.0%	1 BR 1 BA 2 BR 2 BA 3 BR 2 BA	96 85 95	$1,195 $1,595 $1,678	2.0 miles
Logan's Landing 6343 Logans Lane Lynchburg, VA	2020/NAP	Mid Rise	96.0%	1 BR 1 BA 2 BR 2 BA 3 BR 2 BA	93 66 13	$1,285 $1,527 $1,700	2.2 miles
The Overture Apartments(3) 18442 Leesville Road Lynchburg, VA	2024/NAP	Garden	84.0%	1 BR 1 BA 2 BR 2 BA 3 BR 2 BA	50 80 86	$1,285 $1,578 $1,759	6.1 miles
The Vine Apartments(3) 2121 Langhorne Road Lynchburg, VA	2025/NAP	Garden	61.0%	1 BR 1 BA 2 BR 2 BA 3 BR 2 BA	50 80 86	$1,310 $1,555 $1,664	5.6 miles
West Edge Apartments 200 West Edge Way Lynchburg, VA	2021/NAP	Mid/High Rise	95.0%	1 BR 1 BA 2 BR 2 BA 3 BR 2 BA	102 141 27	$1,393 $1,627 $1,921	2.6 miles
Westyn Village Apartments(3) 1154 Westyn Village Way Forest, VA	2022/NAP	Garden	99.0%	1 BR 1 BA 2 BR 2 BA 3 BR 2 BA	197 55 132	$1,256 $1,653 $1,845	5.2 miles

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated October 3, 2025.
(3)	The Overture Apartments, The Vine Apartments and Westyn Village Apartments are also owned by the borrower sponsor.

Appraisal. The appraiser concluded to an “as-is” value for the Rosedale Apartments Property of $135,020,000 as of September 18, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 6, 2025, there was no evidence of any recognized environmental conditions at the Rosedale Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$60,700,000
1600 Rosedale Boulevard	Rosedale Apartments	Cut-off Date LTV:	67.2%
Lynchburg, VA 24502		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rosedale Apartments Property:

Cash Flow Analysis
	9/30/2025 TTM(1)	9/30/2025 T3 Ann.(1)	UW	UW Per Unit
Gross Potential Rent(2)	$8,272,537	$9,737,424	$9,740,940	$19,719
Utility Reimbursement	$429,055	$588,668	$675,408	$1,367
Potential Gross Income	$8,701,592	$10,326,092	$10,416,348	$21,086
Vacancy/Credit Loss	($2,402,417)	($468,008)	($487,047)	($986)
Other Income(3)	$142,515	$95,307	$93,228	$189
Effective Gross Income	$6,441,690	$9,953,391	$10,022,529	$20,289

Real Estate Taxes(4)	$257,324	$257,352	$713,436	$1,444
Insurance(4)	$33,937	$33,960	$147,188	$298
Other Operating Expenses	$863,258	$965,400	$1,817,747	$3,680
Total Operating Expenses	$1,154,519	$1,256,712	$2,678,371	$5,422

Net Operating Income	$5,287,171	$8,696,679	$7,344,158	$14,867
Replacement Reserves	$0	$0	$98,800	$200
Net Cash Flow	$5,287,171	$8,696,679	$7,245,358	$14,667

Occupancy	94.7%(5)	94.7%(5)	95.0%(6)
NOI DSCR(7)	0.91x	1.50x	1.27x
NCF DSCR(7)	0.91x	1.50x	1.25x
NOI Debt Yield(7)	5.8%	9.6%	8.1%
NCF Debt Yield(7)	5.8%	9.6%	8.0%

(1)	The Rosedale Apartments Property was constructed and leased up in phases from November 2023 through May 2025.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated October 3, 2025.
(3)	Other income includes application fees, late fees, damage reimbursement income, lease break income, pet fees, security deposit forfeitures, NSF fees and miscellaneous income.
(4)	UW Real Estate Taxes and Insurance was underwritten to real estate tax bills and insurance premiums.
(5)	Represents occupancy based on the borrower rent roll dated October 3, 2025.
(6)	Based on an economic vacancy of 5.0%.
(7)	Based on the Rosedale Apartments Whole Loan.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $370,987 for real estate taxes and (ii) approximately $13,492 for insurance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $61,831.

Insurance – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, which currently equates to approximately $13,492.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $8,233 for replacement reserves.

Lockbox and Cash Management. The Rosedale Apartments Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (defined below) or an event of default, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Rosedale Apartments Property are required to be deposited by the borrower. During a Cash Sweep Period or an event of default, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Rosedale Apartments Whole Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Rosedale Apartments Whole Loan.

A “Cash Sweep Period” will commence when the debt service coverage ratio less than 1.10x for any calendar quarter, and will end when the debt service coverage ratio equals or exceeds 1.15x for two consecutive calendar quarters, notwithstanding, to avoid a Cash Sweep Period, the borrower is permitted to deposit with the lender cash or a letter of credit in an amount which if used to reduce the outstanding principal balance of the Rosedale Apartments Whole Loan, would be sufficient to cause the debt service coverage ratio to equal or exceed 1.15x for two consecutive calendar quarters.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Hospitality - Full Service	Loan #3	Cut-off Date Balance:	$59,948,341
1350 Walt Whitman Road	Marriott Melville	Cut-off Date LTV:	68.5%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Hospitality - Full Service	Loan #3	Cut-off Date Balance:	$59,948,341
1350 Walt Whitman Road	Marriott Melville	Cut-off Date LTV:	68.5%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.9%

Laurel Hollow
Cold Spring Harbor
Huntington Station
Elwood
Berkley Jackson County Park
Stillwell Woods Park
COLD SPRING HARBOR
LIRR PORT JEFFERSON BRANCH
Cold Springs Country Club
Syosset
25
Jericho Tpke
South Huntington
Park Ave
West Hills
Walt Whitman Shops
Huntington Shopping Center
231
Oyster Bay Golf Course
Woodbury Village
Woodbury
Plainview Rd
Round Swamp Rd
Sweet Hollow Rd
Pidgeon Hill Rd
Wolf Hill Rd
110
NASSAU COUNTY
West Hills County Park
Old Country Rd
Northern State Pkwy
Vanderbilt Pkwy
Woodbury Rd
495
Manetto Hills Park
Melville Mall
The Greens At Half Hollow
Five Towns College
Long Island Expwy
Manetto Hill Rd
Washington Ave
Melville
Half Hollow Rd
Dix Hills
135
Seaford-Oyster Bay Expwy
Manetto Hill Plaza
Underwriters Laboratories
KPMG
Country Pointe Shops
Roundtree Park
Marriott Melville
1350 Walt Whitman Road
Melville, NY 11747
Plainview
Museum of American Armor
Canon USA Inc.
SUFFOLK COUNTY
Strathmore Park
Plainview Hospital
Crossroads Plaza
Old Bethpage Village Restoration
Honeywell Security
Greenway Plaza Office Park
Straight Path
Henry Schein Inc.
Colonial Springs Rd
USPS Mid-Island Processing and Distribution Ctr.
Old Bethpage
Spagnoli Rd
Rutland Rd
Wellwood Ave
Wheatley Heights
Nicolls Rd
Little East Neck Rd
Bethpage State Park
New Hwy
LIRR
WYANDANCH
Deer Park
Bethpage
Broadway
Farmingdale State College
East Farmingdale
Conklin St
Bethpage Black Golf Course
PINELAWN
24
BETHPAGE
Melville Rd
LIRR RONKONKOMA BRANCH
FARMINGDALE
Airport Plaza
Republic Plaza
Farmingdale
St. Joseph Hospital
Hempstead Tpke
Fulton St
Bethpage State Pkwy
South Farmingdale
109
North Massapequa
SO
Southern State Pkwy
North Amityville
NEW YORK
CONN.
BRIDGEPORT
Milford
STAMFORD
Norwalk
Long Island Sound
White Plains
Greenwich
NJ
YONKERS
New Rochelle
BRONX
LONG ISLAND
Huntington
Hauppauge
Smithtown
N.Y. CITY
Plainview
Melville
Brentwood
QUEENS
Hempstead
Levittown
BROOKLYN
Freeport
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Mortgage Loan No. 3 – Marriott Melville

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Melville, NY 11747
Original Balance(1):	$60,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$59,948,341			Detailed Property Type:	Full Service
% of Initial Pool Balance:	8.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1990/2018
Borrower Sponsor:	Columbia Sussex Corporation			Size:	371 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance per Room(1):	$191,210
Mortgage Rate:	6.7500%			Maturity Date Balance per Room(1):	$180,913
Note Date:	11/4/2025			Property Manager:	Crestview Management, LLC
Maturity Date:	11/6/2030				(sponsor affiliated)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	360 months			UW NOI(3):	$11,260,877
IO Period:	0 months			UW NCF(3):	$9,922,988
Seasoning:	1 month			UW NOI Debt Yield(1):	15.9%
Prepayment Provisions(2):	L(25),D(29),O(6)			UW NCF Debt Yield(1):	14.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	16.8%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.80x
Additional Debt Balance(1):	$10,990,529			Most Recent NOI:	$12,411,212 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$10,004,604 (12/31/2024)
				3rd Most Recent NOI:	$10,496,726 (12/31/2023)
Reserves(3)				Most Recent Occupancy:	64.8% (9/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	64.6% (8/31/2025)
Tax Reserve:	$690,202	$138,040	NAP	3rd Most Recent Occupancy:	62.7% (12/31/2024)
Insurance Reserve:	$0	Springing	NAP	Appraised Value (as of) (5):	$103,565,000 (10/15/2025)
FF&E Reserve(4):	$5,565,000	$111,491	NAP	Appraised Value per Room:	$279,151
PIP Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	68.5%
Replacement Comfort Letter Reserve:	$2,500	NAP	NAP	Maturity Date LTV Ratio(1):	64.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$71,000,000	100%	Loan Payoff:	$53,305,632	75.1%
			Upfront Reserves:	$6,257,702	8.8%
			Return of Equity:	$10,962,019	15.4%
			Closing Costs:	$474,647	0.7%
Total Sources:	$71,000,000	100%	Total Uses:	$71,000,000	100%

(1)	The Marriott Melville Whole Loan (as defined below) is evidenced by two pari passu senior promissory notes with an aggregate original principal balance of $71,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the Marriott Melville Whole Loan aggregate outstanding principal balance as of the Cut-Off Date of $70,938,870.
(2)	In the event that, on the date that is the third anniversary of the first monthly debt service payment date, either (a) all portions of the Marriott Melville Whole Loan are not then subject to a securitization or (b) certain portions of the Whole Loan are subject to a securitization, but less than two years from the “startup day” (within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986) of the REMIC trust established in connection with the securitization involving any portion of or interest in the Marriott Melville Whole Loan (such period, “Start-Up Date Period”) has passed with respect to all applicable securitizations, then (1) the borrower is prohibited from defeasing the Marriott Melville Whole Loan or any portion thereof that the applicable Start-Up Date Period has not expired, (2) provided no event of default exists, the borrower is permitted to simultaneously prepay (in total but not in part) all portions of the Marriott Melville Whole Loan that (x) have not been placed into a securitization or (y) the applicable Start-Up Date Period has not expired (including, without limitation, with the payment of a Yield Maintenance Premium (such, a prepayment, a “Start-Up Prepayment”)), (3) the borrower is obligated to simultaneously defease any portion of the Marriott Melville Whole Loan that is the subject of a securitization for which the applicable Start-Up Date Period for such securitization has expired as of the date of the prepayment of the Marriott Melville Whole Loan (or portion thereof) referenced in clause (2) above, and (4) for avoidance of doubt, the Marriott Melville Whole Loan is required to be indefeasibly prepaid (or defeased, as applicable) in full and the security instrument securing the Marriott Melville Whole Loan released and no longer applicable to the Marriott Melville Property (as defined below) in the event that the borrower chooses to voluntarily prepay the Marriott Melville Whole Loan (or such applicable portions thereof) in accordance with clause (2) above with the remaining Marriott Melville Whole Loan portions defeased as required by clause (3) above.
(3)	See “Escrows and Reserves ” herein.
(4)	Monthly FF&E Reserve deposits will begin on the payment date in December 2026.
(5)	Appraised Value (as of) is based on “Prospective Value Upon the Reserve Account Funded” as of October 15, 2025, which assumes, at origination, $5,565,000 was reserved for all costs associated with a potential change-of-control property improvement plan (“PIP”), as identified in the appraisal. The appraisal also concluded an “as-is” value for the Marriott Melville Property of $98,000,000 as of September 15, 2025.

The Mortgage Loan. The third largest mortgage loan (the “Marriott Melville Mortgage Loan”) is part of a whole loan (the “Marriott Melville Whole Loan”) comprised of two pari passu promissory notes with an aggregate original principal balance of $71,000,000 and is secured by a first mortgage encumbering the fee interest in a 371-room full service hotel located in Melville, New York (the “Marriott Melville Property”). The Marriott Melville Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on November 4, 2025. The Marriott Melville Mortgage Loan, evidenced by promissory note A-1 with an original principal balance of $60,000,000, will be sold to the BANK5 2025-5YR18 securitization trust. The Marriott Melville Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR18 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Hospitality - Full Service	Loan #3	Cut-off Date Balance:	$59,948,341
1350 Walt Whitman Road	Marriott Melville	Cut-off Date LTV:	68.5%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.9%

The table below summarizes the promissory notes that comprise the Marriott Melville Whole Loan:

Marriott Melville Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$59,948,341	BANK5 2025-5YR18	Yes
A-2(1)	$11,000,000	$10,990,529	JPMCB	No
Whole Loan	$71,000,000	$70,938,870

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is Columbia Properties Melville, LLC, a single-purpose, Delaware limited liability company with one independent director. The borrower entity is indirectly owned and controlled by the borrower sponsor, Columbia Sussex Corporation (“Columbia Sussex”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Melville Whole Loan.

The borrower sponsor is Columbia Sussex. William J. Yung I founded Columbia Sussex and the firm quickly emerged as the largest Days Inn franchisee with 14 locations by 1978. In the 1980’s the company began to transition into full-service hotels, initially with the Radisson brand. After becoming one of the largest Radisson franchisees in the country in 1994, Columbia Sussex began flagging many of its assets as Marriotts. Columbia Sussex has maintained a strong relationship with Marriott since this time and continues to be a significant franchisee with the brand. Currently, Columbia Sussex owns and manages 41 hospitality assets totaling 13,993 units, including 32 Marriott family hotels (Marriott, Westin, Renaissance) with 11,403 rooms. For additional information regarding the borrower sponsor, see “Description of the Mortgage Pool—Litigation and other Considerations” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The non-recourse carveout guarantor for the Marriott Melville Whole Loan is CSC Holdings, LLC, an affiliate of the borrower sponsor entity.

The borrower sponsor and guarantor for the Marriott Melville Mortgage Loan are also, respectively, the borrower sponsor and guarantor for the Marriott Albuquerque Mortgage Loan being contributed to the BANK5 2025-5YR18 securitization trust.

The Property. The Marriott Melville Property is a 371-room, full service, four-story hotel located in Melville, NY, on Long Island. The Marriott Melville Property was constructed in 1990 and has undergone regular maintenance and renovations to maintain its modern appeal and high standards, with a full renovation having occurred 2005. More recently the Marriott Melville Property underwent an extensive PIP renovation from 2015 – 2018 in connection with the 20-year renewal of the franchise agreement in December 2014. Guest rooms at the Marriott Melville Property feature one king or two queen beds with luxury bedding, a work desk, a sofa bed, bedside tables, flat panel televisions, USB outlets, a granite bathroom, mini fridge and a coffee maker. Amenities include a full-service restaurant (Great Room), a state-of-the-art fitness center, heated pool, bar, meeting space, gift shop, EV charging, room and laundry services, among others. The Marriott Melville Property also features 19,847 SF of event space complemented by audiovisual services and food and beverage catering. Since 2014, the borrower sponsor has invested approximately $19.2 million ($51.8 thousand/room) across extensive capital improvements/renovations.

The Marriott Melville Property benefits from strong access to nearby transportation. Located at the intersection of I-495 and NY-110, the Marriott Melville Property is proximate to several demand drivers and airports. Regarding airports nearby, the Marriott Melville Property is only 19.5 and 29.3 miles away from the Long Island MacArthur Airport and John F. Kennedy International Airport, respectively. Additionally, the hotel is surrounded by a significant presence of corporate employers, including Canon, Leviton, Honeywell and Nikon whose headquarters are located nearby. Other notable companies with significant operations or offices in the area include Newsday, Amazon, GEICO and CVS Health. Collectively, these employers contribute to a robust demand from business travelers. Leisure demand drivers close to the Marriott Melville Property include Long Island’s beaches and seaside villages, Old Bethpage Village Restoration, Adventureland, Gold Coast Mansions of Long Island and the Heckscher Museum of Art. The Marriott Melville Property is also near Farmingdale State College and has proximal access to a number of shopping and dining options. The Marriott Melville Property benefits limited full service competition within its market and is further buoyed with limited new full service supply anticipated to enter the immediate area in the near future.

The Marriott Melville Property has reported an increase in occupancy from 59.0% in 2022 to 64.9% for the TTM of September 2025 (representing a 10.0% increase). In that same period, ADR and RevPAR increased from $212.18 to $247.98 and $125.25 to $160.82, respectively (representing increases of 16.9% and 28.4%, respectively). The Marriott Melville Property has historically outperformed its competitive set, particularly with regards to ADR and RevPAR. Since 2022, ADR and RevPAR penetration exceeded 126.9% and 117.9%, respectively, demonstrating sharp upward trajectory in the most recent TTM September 2025 reporting.

The following table presents historical occupancy, ADR and RevPAR penetration rates of the Marriott Melville Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Melville Property(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	63.5%	$167.25	$106.27	59.0%	$212.18	$125.25	92.9%	126.9%	117.9%
2023	66.8%	$170.85	$114.14	63.0%	$216.90	$136.55	94.2%	126.9%	119.6%
2024	68.7%	$174.97	$120.16	62.7%	$227.69	$142.87	91.4%	130.1%	118.9%
TTM September 2025	68.4%	$180.39	$123.34	64.9%	$247.98	$160.82	94.8%	137.5%	130.4%

Source: Third-party industry report.

(1)	Variances between the lender underwriting, appraisal and third-party industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing.
(2)	Per a third-party industry report, the competitive set for the Marriott Melville Property from 2022 through September 2025 has included Hilton Long Island/Huntington, Radisson Hotel Hauppauge-Long Island, Courtyard Republic Airport Long Island Farmingdale, Holiday Inn Plainview Long Island and Hilton Garden Inn Melville.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Hospitality - Full Service	Loan #3	Cut-off Date Balance:	$59,948,341
1350 Walt Whitman Road	Marriott Melville	Cut-off Date LTV:	68.5%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.9%

The Market. The Marriott Melville Property is situated in Melville in Suffolk County, New York. The subject hotel is situated off Interstate 495 (The Long Island Expressway) and is approximately 35 miles east of New York City. Per the appraisal, Suffolk County has a population of 1,535,909 people and the median household income within the county is $123,219. Per a third-party data report, the Suffolk County submarket is comprised of 201 hotel properties, totaling 11,770 rooms. Of the larger submarket, just over 75 hotels and 4,000 rooms are of quality comparable to the Marriott Melville Property. The report notes that 244 rooms (2.1% of total supply) were delivered within the past 12 months and that there are currently no additional rooms under construction at this time.

The Hamlet of Melville is a community with a population of approximately 19,284 residents as of 2020. According to the United States Census Bureau and the appraisal, the Hamlet of Melville’s median household income was $155,675 as of 2020, more than the average for New York City area during the same period, which was $72,920. The Hamlet of Melville serves as a major economic hub on Long Island with sectors in finance, manufacturing, healthcare and medical industries. Major employers in proximity to Melville include Canon, Chyron, Leviton, MSC Industrial Direct, Nikon, Henry Schein, Verint, Estee Lauder Companies and Newsday.

The Marriott Melville Property’s surrounding area is characterized primarily by mixed use commercial facilities, industrial plants, retail shops and corporate office parks, as well as several leisure attractions. Also located proximate to the subject market is Hauppauge Industrial Park, which occupies 1,400 acres, or 11 square miles and has 14,000,000 SF of class A office and industrial space. Currently the park has over 1,600 companies in tenancy and employs over 55,000 people.

Several leisure demand generators exist within proximity of the subject market, which consistently attract visitors to the area. Spanning 118 miles eastward from New York Harbor, Long Island is known for its mom-and-pop restaurants, beaches, festivals, shopping and vineyards. As previously noted, much of the subject market’s demand is generated from leisure-oriented business. This is primarily a result of its location, ±30 miles from beachfront destinations such as Fire Island, Quogue and the Hamptons. During the summer months, the subject market is an attractive destination for families and those traveling to and from one of the area’s various beaches, seeking lower rates than that of more centrally located hotels and those located to the east near the Hamptons.

The primary competitive set for the Marriott Melville Property consists of five hotels, which range in size from 125 to 305 rooms and total 948 rooms in aggregate. The total room count for the competitive hotels inclusive of the Marriott Melville Property in 2024 was 1,319 rooms.

The following table presents the primary competitive properties defined in the Marriott Melville Property appraisal report:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group/Meeting	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Marriott Melville	1990	371	35%	30%	35%	62.7%	$227.69	$142.87
Hilton Long Island Huntington	1988	305	45%	35%	20%	65% - 70%	$165 - $175	$110 - $120
Radisson Hotel Hauppauge-Long Island	1980	209	45%	35%	20%	60% - 65%	$140 - $150	$85 - $95
Courtyard Republic Airport Long Island Farmingdale	2007	131	50%	20%	30%	70% - 75%	$190 - $200	$140 - $150
Holiday Inn Plainview Long Island	1963	125	45%	25%	30%	65% - 70%	$170 - $180	$115 - $125
Hilton Garden Inn Melville	2008	178	50%	30%	20%	70% - 75%	$190 - $200	$140 - $150
Comp Set Total/ Average		1,319	43%	30%	26%	67%	$188.85	$126.55

Source: Appraisal, unless otherwise noted.

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.

Appraisal. The appraisal concluded an “as-is” value for the Marriott Melville Property of $98,000,000 as of September 15, 2025. The appraisal also concluded a value of $103,565,000 as of October 15, 2025, derived from the market value upon PIP reserve account funded, which includes an extraordinary assumption that a reserve is fully-funded by the lender in an amount equal to $5,565,000 to cover capital expenditures.

Environmental Matters. According to the Phase I environmental site assessment dated September 18, 2025, there was no evidence of any recognized environmental conditions at the Marriott Melville Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Hospitality - Full Service	Loan #3	Cut-off Date Balance:	$59,948,341
1350 Walt Whitman Road	Marriott Melville	Cut-off Date LTV:	68.5%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Melville Property:

Cash Flow Analysis(1) (2) (3)
	2022	2023	2024	8/31/2025 TTM	9/30/2025 TTM	UW	UW per Room
Occupancy	59.0%	63.0%	62.7%	64.6%	64.8%	63.5%
ADR	$212.07	$216.95	$227.72	$230.07	$248.00	$235.60
RevPAR	$125.18	$136.57	$142.89	$148.55	$160.83	$149.65

Rooms Revenue	$16,951,454	$18,494,022	$19,402,917	$20,115,796	$21,778,695	$20,264,496	$54,621
Food & Beverage	$5,551,507	$6,679,072	$5,952,019	$6,127,892	$6,271,721	$6,142,810	$16,557
Other Income	$316,285	$359,722	$358,498	$359,078	$357,836	$350,481	$945
Total Revenue	$22,819,246	$25,532,816	$25,713,434	$26,602,766	$28,408,252	$26,757,787	$72,123

Room Expense	$3,080,418	$3,222,051	$3,255,758	$3,665,899	$3,717,447	$3,458,986	$9,323
Food & Beverage Expense	$2,560,247	$2,945,574	$2,880,246	$2,797,416	$2,794,693	$2,737,250	$7,378
Other Department Expense	$51,895	$72,187	$71,943	$75,901	$75,627	$74,073	$200
Total Department Expenses	$5,692,559	$6,239,812	$6,207,947	$6,539,215	$6,587,767	$6,270,308	$16,901
Departmental Profit	$17,126,687	$19,293,004	$19,505,487	$20,063,551	$21,820,485	$20,487,479	$55,222

Franchise Fees	$1,164,224	$1,286,311	$1,320,820	$1,370,237	$1,473,392	$1,387,791	$3,741
Management Fee	$663,186	$738,636	$746,449	$773,489	$827,026	$802,734	$2,164
Property Tax	$1,484,806	$1,516,019	$1,543,800	$1,564,474	$1,572,940	$1,654,278	$4,459
Insurance	$314,447	$387,113	$354,894	$332,393	$328,602	$255,730	$689
Other Expense	$4,854,484	$4,868,198	$5,534,920	$5,077,191	$5,207,314	$5,126,070	$13,817
Total Expenses	$8,481,147	$8,796,278	$9,500,883	$9,117,784	$9,409,273	$9,226,602	$24,870
Net Operating Income	$8,645,539	$10,496,726	$10,004,604(4)	$10,945,767(4)	$12,411,212(4)	$11,260,877(4)	$30,353

FF&E	$912,770	$1,021,313	$1,028,537	$1,064,111	$1,136,330	$1,337,889	$3,606
Net Cash Flow	$7,732,769	$9,475,413	$8,976,066(4)	$9,881,656(4)	$11,274,882(4)	$9,922,988(4)	$26,747

NOI DSCR	1.56x	1.90x	1.81x	1.98x	2.25x	2.04x
NCF DSCR	1.40x	1.71x	1.62x	1.79x	2.04x	1.80x
NOI Debt Yield	12.2%	14.8%	14.1%	15.4%	17.5%	15.9%
NCF Debt Yield	10.9%	13.4%	12.7%	13.9%	15.9%	14.0%

(1)	Based on borrower financials, third-party market reports and UW dated October 28, 2025.
(2)	Variances between the underwriting, the appraisal and third-party industry reports with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
(3)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(4)	The differences in historical and UW NOI and NCF trends compared to September 2025 are attributable to the Ryder Cup golf event that occurred at nearby Bethpage Black Golf Course from September 23-28 of 2025.

Escrows and Reserves.

Real Estate Taxes – On the Marriott Melville Whole Loan origination date, the borrower was required to make an upfront deposit of $690,202 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the ensuing 12 months (initially estimated to be $138,040).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the ensuing 12 months; provided, however, the foregoing requirement is waived so long as (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Marriott Melville Property as part of blanket or umbrella coverage reasonably approved by the lender and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of the policies.

FF&E Reserve – On the Marriott Melville Whole Loan origination date, the borrower deposited $5,565,000 into the furniture, fixtures and equipment (“FF&E”) reserve. On the monthly payment date occurring in December 2026, and each payment date thereafter, the borrower is required to deposit $111,491. The funds deposited in the FF&E reserve are for the costs and expenses of replacement and maintenance of FF&E. The lender may adjust the FF&E reserve monthly deposit to the greater of (x) the then-existing FF&E reserve monthly deposit or (y) the greater of (A) 1/12th of 5.00% of effective gross income and (B) the amount required pursuant to the terms of the franchise agreement. The FF&E reserve monthly deposit will be waived for the initial 12 month period following the Marriott Melville Whole Loan origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Hospitality - Full Service	Loan #3	Cut-off Date Balance:	$59,948,341
1350 Walt Whitman Road	Marriott Melville	Cut-off Date LTV:	68.5%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.9%

PIP Reserve – If at any time, the franchisor requires additional PIP Work (as defined in the Marriott Melville Whole Loan agreement), the borrower is required to deposit a one-time deposit in the amount equal to 100% of the PIP required by the franchisor.

Replacement Comfort Letter Reserve – On the Marriott Melville Whole Loan origination date, the borrower deposited $2,500 for lender to obtain a replacement or reissued franchisor comfort letter in connection with any secondary market transaction, as defined in the Marriott Melville Whole Loan agreement. may use the replacement comfort letter reserve funds for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined necessary by the lender.

Lockbox and Cash Management. The Marriott Melville Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Marriott Melville Property into the lender-controlled lockbox account within one business day. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Marriott Melville Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Melville Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott Melville Whole Loan.

A “Cash Trap Event Period” means the occurrence of (i) an event of default; (ii) bankruptcy action of borrower or manager or (iii) the net cash flow debt service coverage ratio falling below 1.25x (tested quarterly).

A Cash Trap Event Period will end upon (a) with regard to clause (i), the cure of such event of default, (b) with regard to clause (ii), if the Cash Sweep Event is caused solely by a bankruptcy action of manager, if the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days after such bankruptcy action, or (c) with regard to clause (iii), upon the net cash flow debt service coverage ratio being at least 1.25x for two consecutive calendar quarters (each, a “Cash Sweep Event Cure”). Provided, however, that, such Cash Sweep Event Cure set forth in this definition shall be subject to the following conditions, (x) no event of default shall have occurred and be continuing under the Marriott Melville Whole Loan documents, (y) with respect to clause (iii), a Cash Sweep Event Cure may occur an unlimited number of times and with respect to any other Cash Trap Event Period, a Cash Sweep Event Cure may occur no more than a total of four times in the aggregate during the term of the Marriott Melville Whole Loan and (z) borrower shall have paid all of the lender's reasonable expenses incurred in connection with such Cash Sweep Event Cure including, reasonable attorney's fees and expenses. In no event will the borrower be entitled to cure a Cash Trap Event Period caused by a bankruptcy action of borrower.

Terrorism Insurance. The Marriott Melville Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Melville Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

LEVEL 1

Zara
Express
American Eagle Outfitters
Victoria's Secret
Hollister Co.
Chick-Fil-A
Build-A-Bear
Foot Locker
H&M
Altar'd State
GAP
Sephora
Bath & Body Works
Arhaus Furniture
Shoe Palace
California Pizza Kitchen
NORDSTROM
DICK'S
SPORTING GOODS
Neiman Marcus
Dillard's

LEVEL 2

Urban Outfitters
Currency Exchange
Fix Phone
Go Fruit
Alo Yoga
Saint Laurent Paris
Abercrombie & Fitch / Gilly Hicks
Aritzia
Coach
Tiffany & Co
Louis Vuitton
Gucci
Lululemon
Apple
Loft
Pottery Barn – LO
Birch Lane
Mayor's
Mayor's Rolex Relocation
Tory Burch
Kay Jewelers
J. Crew
Williams-Sonoma
Designer's Closet
NORDSTROM
DICK'S
SPORTING GOODS
Neiman Marcus
Dillard's

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

## LEVEL 3

Lower
The Cheesecake Factory
Bar Louie
Rocco's Tacos and Tequila Bar
Doc B's Fresh Kitchen
Whiskey Cake Kitchen + Bar
The Capital Grille
Ceviche
Shake Shack
Vacant
Shake Shack
Paradise Grille
Chipotle Mexican Grill
Brio Tuscan Grille
Restoration Hardware
Amorino Gelato Al Naturale
Urban Outfitters
Ocean Prime
Outparcel
Crate & Barrel
Upper
The Cheesecake Factory
Cheesecake Storage
Rocco's Storage
Brio Tuscan Grille
Paradise Grille
Restoration Hardware

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

International Plaza
2223 North West Shore Boulevard
Tampa, FL 33607
Sligh Ave
AdventHealth Carrollwood Hospital
Egypt Lake
HCA Florida West Tampa Hospital
Town 'N' Country
Anderson Rd
Egypt Lake-Leto
W. Hillsborough Ave
Hillsborough Ave
Memorial Hwy
Kelly Rd
Bray & Chelsea Park
Veterans Expwy
Tampa International Airport
Air Cargo Rd
Horizon Park Shopping Center
Al Lopez Field
South University, Tampa
St. Joseph's Hospital
Armenia Ave
Hillsborough R.
Highland Ave
Florida Ave
George M. Steinbrenner Field
MLK Blvd
Rocky Point Golf Course
Raymond James Stadium
Tampa Bay Buccaneers HQ
Hillsborough Community College
Fiesta Plaza
N. Blvd
C. Campbell Causeway
Columbus Dr
Northwest Tampa
Westshore
Lois Ave
Dale Mabry Hwy
Himes Ave
Howard Ave
Downtown Tampa
Old Tampa Bay
Cypress St
Straz Ctr. for the Performing Arts
Bank of America Plaza
Glazer Children's Museum
WestShore Plaza
TAMPA
University of Tampa
W. Kennedy Blvd
Tampa Riverwalk
HCA Florida South Tampa Hospital
Tampa Conv. Ctr.
Howard Frankland Bridge
Beach Park
Henderson Boulevard Shopping Ctr.
Hyde Park Village
Tampa General Hospital
Amazon Warehouse
West Shore Blvd
MacDill Ave
Selmon Expwy
St. Petersburg 16 miles
Henderson Blvd
Palma Ceia Golf and Country Club
Davis Island
Sunset Park
Bay To Bay Blvd
Tampa Bay
HILLSBOROUGH COUNTY
Palma Ceia Village
W. Euclid Ave
Britton Plaza
Bayside West
South Tampa
Gandy Commons
Gandy Shopping Center
Hillsborough Bay
Ballast Point
West Shore Blvd
Manhattan Ave
Dale Mabry Hwy
Mac Dill Ave
Bayshore Blvd
Interbay Blvd
Holiday
Land O' Lakes
Wesley Chapel
Tarpon Springs
Lutz
Gulf of Mexico
Palm Harbor
New Tampa
Citrus Park
Carrollwood
Dunedin
Oldsmar
Temple Terrace
Thonotosassa
Clearwater Beach
Safety Harbor
Town 'n' Country
TAMPA
Clearwater
Brandon
Old Tampa Bay
Largo
Palm River
Pinellas Park
Riverview
Seminole
ST. PETERSBURG
Tampa Bay
Gibsonton
Apollo Beach
Gulfport
St. Pete Beach
Ruskin
Sun City Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Mortgage Loan No. 4 – International Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB/JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	AAsf/A3/AA-			Location:	Tampa, FL 33607
Original Balance(1):	$50,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	7.0%			Title Vesting:	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2001, 2009/2024
Borrower Sponsor:	The Taubman Realty Group LLC			Size:	803,735 SF
Guarantor:	The Taubman Realty Group LLC			Cut-off Date Balance PSF(1):	$686
Mortgage Rate(2):	4.9133314958%			Maturity Date Balance PSF(1):	$686
Note Date:	10/9/2025			Property Manager:	The Taubman Company LLC
Maturity Date:	11/1/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(5):	$73,894,554
IO Period:	60 months			UW NCF:	$72,971,613
Seasoning:	1 month			UW NOI Debt Yield(1):	13.4%
Prepayment Provisions(3):	L(25),D(28),O(7)			UW NCF Debt Yield(1):	13.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.4%
Additional Debt Type(1):	Pari Passu / B-Note			UW NCF DSCR(1):	2.66x
Additional Debt Balance(1):	$501,250,000 / $23,750,000			Most Recent NOI(5):	$66,152,015 (7/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$64,632,291 (12/31/2024)
Reserves(4)				3rd Most Recent NOI:	$56,790,213 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.8% (7/31/2025)
Taxes:	$0	Springing	N/A	2nd Most Recent Occupancy:	92.2% (12/31/2024)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	93.6% (12/31/2023)
Replacement Reserves:	$0	Springing	$498,523	Appraised Value (as of):	$1,348,000,000 (8/20/2025)
TI/LC Reserve:	$0	Springing	$1,347,360	Appraised Value PSF:	$1,677
Outstanding Obligations Reserve:	$6,537,000	$0	N/A	Cut-off Date LTV Ratio(1):	40.9%
Gap Rent Reserve:	$1,810,588	$0	N/A	Maturity Date LTV Ratio(1):	40.9%
Ground Rent Reserve	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount	$551,250,000	95.9%	Loan Payoff	$479,420,549	83.4%
Subordinate Debt Amount	$23,750,000	4.1%	Return of Equity	$81,531,628	14.2%
			Reserves	$8,347,588	1.5%
			Closing Costs	$5,700,235	1.0%
Total Sources:	$575,000,000	100.0%	Total Uses:	$575,000,000	100.0%
(1)	The International Plaza Mortgage Loan (as defined below) is part of a whole loan with an aggregate principal balance of $575,000,000 evidenced by nine senior pari passu promissory notes with an aggregate original principal balance of $551,250,000 representing the International Plaza Senior Notes (as defined below) and three junior promissory notes with an aggregate original balance of $23,750,000 (the “International Plaza Junior Notes”).The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the International Plaza Senior Notes (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers for the International Plaza Whole Loan (as defined below) are $716, $716, 12.9%, 12.7%, 12.9%, 2.48x, 42.7% and 42.7%, respectively.
(2)	4.9133314958% represents the weighted average interest rate of Component A and Component B. The per annum interest rate associated with the International Plaza Junior Notes is 7.98522% per annum and the weighted average interest rate for the International Plaza Whole Loan is 5.04021384706043% per annum.
(3)	Defeasance of the International Plaza Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) December 1, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BANK5 2025-5YR18 securitization trust in December 2025. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussions of reserve information.
(5)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the underwriting of rent steps, tenant reimbursements and a management fee cap of $1,000,000.

The Mortgage Loan. The fourth largest mortgage loan (the “International Plaza Mortgage Loan”) is part of the International Plaza Whole Loan with an aggregate principal balance of as of the Cut-off Date of $575,000,000, which is secured by the borrower’s leasehold interest in an approximately 803,735 SF portion of an enclosed super-regional mall located in Tampa, Florida (the “International Plaza Property”). The International Plaza Whole Loan is evidenced by (i) nine pari passu A notes, with an aggregate Cut-off Date balance of $551,250,000 (collectively, the “International Plaza Senior Notes”), and (ii) three pari passu subordinate B notes, with an aggregate Cut-off Date balance of $23,750,000 (together with the International Plaza Senior Notes, the “International Plaza Whole Loan”). The International Plaza Mortgage Loan is evidenced by the non-controlling Notes A-2-1 (being contributed by WFB) and A-2-3 and A-3-3 (being contributed by JPMCB) with an aggregate Cut-off Date balance of $50,000,000,

The relationship between the holders of the International Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” in the prospectus. The International Plaza Whole Loan will be serviced under the trust and servicing agreement for the INT 2025-PLAZA securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—The International Plaza Whole Loan” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

The table below summarizes the promissory notes that comprise the International Plaza Whole Loan.

International Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$225,625,000	$225,625,000	INT 2025-PLAZA	Yes
A-1-2	$112,812,500	$112,812,500	INT 2025-PLAZA	No
A-1-3	$112,812,500	$112,812,500	INT 2025-PLAZA	No
A-2-1	$25,000,000	$25,000,000	BANK5 2025-5YR18	No
A-2-2	$12,500,000	$12,500,000	BBCMS 2025-5C38	No
A-2-3	$12,500,000	$12,500,000	BANK5 2025-5YR18	No
A-3-1(1)	$25,000,000	$25,000,000	WFB	No
A-3-2	$12,500,000	$12,500,000	BBCMS 2025-5C38	No
A-3-3	$12,500,000	$12,500,000	BANK5 2025-5YR18	No
Senior Loan	$551,250,000	$551,250,000
B-1-1	$11,875,000	$11,875,000	INT 2025-PLAZA	No
B-1-2	$5,937,500	$5,937,500	INT 2025-PLAZA	No
B-1-3	$5,937,500	$5,937,500	INT 2025-PLAZA	No
Whole Loan	$575,000,000	$575,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is Tampa Westshore Associates Limited Partnership, a Delaware limited liability partnership with two independent directors. The borrower sponsor and non-recourse carve-out guarantor is The Taubman Realty Group LLC (“TRG”). TRG is 80% owned by Simon Property Group and 20% by the Taubman family following Simon’s $3.4 billion acquisition in December 2020. The International Plaza Whole Loan documents provide that for so long as any of TRG, other key principals or related affiliates satisfying replacement guarantor criteria are the non-recourse carve-out guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of The International Plaza Whole Loan.

TRG’s portfolio includes approximately 22 high-end shopping centers, including International Plaza & Bay Street in Tampa, FL, Beverly Center in Los Angeles, and The Mall at Short Hills in New Jersey. The company emphasizes luxury retail, experiential design, and strong tenant relationships. TRG benefits from Simon Property Group’s scale and capital strength, providing significant financial stability.

The Property. The International Plaza Property is a premier "A++" GreenStreet rated shopping and dining destination and one of only 42 such rated malls in the United States, including seven in Florida. Located in Tampa, Florida, along Florida's Gulf Coast, this "fortress mall" encompasses a total development area of approximately 1,298,736 SF of net rentable area, with 803,735 SF serving as collateral for the International Plaza Whole Loan.

The International Plaza Property boasts a diverse roster of over 175 retailers, featuring 50 unique-to-market brands and a collection of global luxury brands such as Louis Vuitton, Gucci, Tiffany & Co., Burberry, Breitling, Versace, and Saint Laurent. It also includes popular national retailers like Zara, Lululemon, Aritzia, Sephora, Alo Yoga, Restoration Hardware, and William Sonoma. Key anchor stores include Neiman Marcus, Nordstrom, Dillard's, and a newly opened Dick's House of Sport (“DHOS”). Neiman Marcus, Nordstrom, and Dillard's own their improvements, totaling 495,000 SF, and are therefore excluded from the collateral.

The International Plaza Property features a dining area known as Bay Street, which houses 10 full-service restaurants across 131,366 SF. This area is noted as the most productive outdoor dining collection in Tampa, generating TTM June 2025 sales of $53.5 million. The International Plaza Property generated total aggregate sales exceeding $1.0 billion during the TTM June 2025 reporting period. Inline tenants (under 10,000 SF) reported sales of $1,539 PSF for the same period, with an underwritten occupancy of 98.8% and an occupancy cost of 10.0% (or $1,243 PSF with a 12.2% occupancy cost when excluding Apple and Tesla). This growth is attributed to strategic leasing initiatives, including the addition of DHOS, accretive leasing spreads on new leases, and positive leasing spreads on existing tenant renewals, relocations, and expansions. The International Plaza Property ranks #1 in the borrower sponsor’s portfolio for home and dining categories and #2 for luxury sales.

The following table presents certain information relating to inline tenant sales performance at the International Plaza Property:

Tenant Sales Performance (<10,000 SF)
	2021		2022		2023		2024		TTM June 2025
	Sales	PSF	Sales	PSF	Sales	PSF	Sales	PSF	Sales	PSF
Inline Tenant Sales(1)	$515,192,000	$1,311	$598,317,000	$1,538	$575,579,000	$1,513	$601,159,000	$1,517	$613,055,000	$1,539
Occupancy Cost %(2)	8.1%		8.0%		9.6%		9.9%		10.0%
Inline Tenant Sales(1) (Ex Apple/Tesla)	$387,407,000	$1,012	$442,794,000	$1,169	$434,875,000	$1,175	$463,147,000	$1,202	$480,733,000	$1,243
Occupancy Cost(2) (Ex Apple/Tesla)	10.7%		10.6%		11.8%		12.3%		12.2%
(1)	Inline Tenant Sales excludes tenants leasing greater than 10,000 SF and temporary tenants.
(2)	Occupancy cost excludes tenants leasing greater than 10,000 SF of space as well as tenants not reporting full year of sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

Strategic improvements at the International Plaza Property include the redevelopment of a multi-tenanted anchor box into a 130,000 SF DHOS, which opened in November 2024 and generated $12.3 million in gross sales in its first three months. The borrower sponsor invested approximately $2.7 million in this redevelopment. Notable tenant performances include Apple with $112.0 million in TTM June 2025 sales ($16,000 PSF), Louis Vuitton with $56.2 million ($7,974 PSF) after a nine-year lease extension and 2,000 SF expansion, and Zara, which tripled its footprint with a new flagship store.

Major Tenants.

RH (43,696 SF, 5.4% of NRA, 3.4% of underwritten gross rent): RH, formerly known as Restoration Hardware, is an American luxury home furnishings company that sells high-end furniture, lighting, and decor through its retail stores, online, and catalogs. Founded in 1979, RH has evolved from a small hardware store into a global luxury brand, offering products for the entire home and focusing on a curated, designer-led approach. RH is headquartered in Corte Madera, California. RH has been a tenant at the International Plaza Property since November of 2015, has a lease expiration date of January 31, 2031, and has two, 10-year extension options and one, five-year extension option.

Louis Vuitton (7,049 SF, 0.9% of NRA, 3.3% of underwritten gross rent): Louis Vuitton is a luxury fashion house founded in 1854 by Louis Vuitton, a trunk-maker known for innovating with flat-topped, stackable trunks. Louis Vuitton was built on a foundation of quality, creativity and craftsmanship, which has evolved to include luggage, bags, accessories, ready-to-wear and more. Louis Vuitton has been a tenant at the International Plaza Property since June of 2018 and has a lease expiration date of January 31, 2035.

Zara (34,860 SF, 4.3% of NRA, 3.2% of underwritten gross rent): Zara is a Spanish fast-fashion retailer, part of the Inditex group, known for its business model that translates runway trends into affordable clothing for consumers. Founded in 1975, Zara’s core strategy involves responding rapidly to customer feedback and market trends, with a significant portion of its production located close to its headquarters for faster distribution. Zara's brand identity is built on making aspirational fashion accessible through a unique, integrated online and in-store experience that prioritizes customer habits and real-time feedback over traditional advertising. Zara has been a tenant at the International Plaza Property since November 14, 2024, has a lease expiration date of January 31, 2034, and no renewal options.

The following table presents certain information relating to the historical and current occupancy of International Plaza Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
94.8%	95.1%	93.6%	92.2%	98.8%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated July 31, 2025.

The following table presents certain information relating to the largest tenants at the International Plaza Property:

Top Tenant Summary(1)(2)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(4)	UW Gross Rent(4)	% of Total UW Base Rent(4)	Lease Exp. Date
RH	NR/NR/NR	43,696	5.4%	$68.69	$3,001,370	3.4%	1/31/2031
Louis Vuitton	Aa3/AA-/NR	7,049	0.9%	$421.01	$2,967,704	3.3%	1/31/2035
Zara	NR/NR/NR	34,860	4.3%	$81.38	$2,836,999	3.2%	1/31/2034
DHOS	Baa2/BBB/NR	130,056	16.2%	$19.36	$2,517,576	2.8%	1/31/2040
Mayors	NR/NR/NR	6,834	0.9%	$341.38	$2,333,008	2.6%	1/31/2034
Tiffany Co	NR/NR/NR	5,894	0.7%	$261.79	$1,542,986	1.7%	1/31/2027
Altard State	NR/NR/NR	10,644	1.3%	$138.06	$1,469,510	1.6%	1/31/2036
Gucci	NR/BBB+/NR	5,530	0.7%	$261.01	$1,443,406	1.6%	1/31/2031
Arhaus Furniture	NR/NR/NR	14,323	1.8%	$95.76	$1,371,556	1.5%	1/31/2031
Apple	Aaa/AA+/NR	7,000	0.9%	$191.77	$1,342,376	1.5%	1/31/2029
Major Tenants		265,886	33.1%	$78.33	$20,826,491	23.3%
Other Tenants		527,863	65.7%	$129.67	$68,446,903	76.7%
Occupied Total Collateral / Wtd. Avg.		793,749	98.8%	$112.47	$89,273,394	100.0%
Vacant Space		9,986	1.2%
Collateral Total		803,735	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2025, with rent steps totaling $1,037,826 through October 2026.
(2)	Top Tenant Summary is based on UW Gross Rent.
(3)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(4)	UW Gross Rent is inclusive of rent steps, recoveries and PIL.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

The following table presents certain information relating to the lease rollover schedule at International Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Gross Rent Expiring(3)	% of UW Gross Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Gross Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	9,986	1.2%	NAP	NAP	9,986	1.2%	NAP	NAP
2025 & MTM	3	5,298	0.7%	1,065,337	1.2%	15,284	1.9%	$1,065,337	1.2%
2026	27	88,708	11.0%	9,813,352	11.0%	103,992	12.9%	$10,878,689	12.2%
2027	24	55,686	6.9%	9,485,442	10.6%	159,678	19.9%	$20,364,131	22.8%
2028	19	48,649	6.1%	6,760,992	7.6%	208,327	25.9%	$27,125,124	30.4%
2029	25	120,857	15.0%	12,779,035	14.3%	329,184	41.0%	$39,904,158	44.7%
2030	7	20,066	2.5%	3,006,861	3.4%	349,250	43.5%	$42,911,019	48.1%
2031	13	92,301	11.5%	9,803,077	11.0%	441,551	54.9%	$52,714,096	59.0%
2032	14	32,344	4.0%	5,563,981	6.2%	473,895	59.0%	$58,278,077	65.3%
2033	8	17,135	2.1%	3,524,021	3.9%	491,030	61.1%	$61,802,099	69.2%
2034	15	109,755	13.7%	12,812,404	14.4%	600,785	74.7%	$74,614,503	83.6%
2035	10	35,189	4.4%	7,460,388	8.4%	635,974	79.1%	$82,074,890	91.9%
2036 & Beyond	8	167,761	20.9%	7,198,504	8.1%	803,735	100.0%	$89,273,394	100.0%
Total/Wtd. Avg.	173	803,735	100.0%	$89,273,394	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling approximately $1,037,826 through October 2026.

The Market.

The International Plaza Property is, situated 5.2 miles from downtown Tampa and directly adjacent to the Tampa International Airport, a major travel hub that welcomed approximately 25 million passengers in 2024. It is also accessible via the interchange of I-275 and Memorial Highway (Route 60). The trade area extends beyond a 25-mile radius, serving a population of approximately 3.5 million people with an average household income of $104,000. The region has experienced significant population growth, outpacing national rates, and a 293-room Renaissance Hotel on-site further impacts foot traffic and regional appeal.

The International Plaza Property's trade area extends beyond a 25-mile radius, encompassing a population of approximately 3.5 million people with an average household income of $104,000. The region demonstrates robust demographic growth, with the population increasing by 1.3% over the past year, surpassing the national rate of 0.7%. Over the last decade, Tampa's annual population growth averaged 1.6%, compared to 0.6% nationally, and is projected to maintain a 0.8% annual growth rate for the next five years. The daytime population within a five-mile radius is estimated at 416,000.

The median household income is $76,577, with a 2.5% growth in the past year and a 4.7% increase over the last decade. The labor force, totaling about 1.71 million, grew by 1.3% in the past year and 1.8% annually over the last 10 years, with a low current unemployment rate of 3.7%. The market benefits from a diverse employment base, including education, health services, trade, transportation, financial activities, and professional/business services. Corporate expansions and relocations by major employers like Foot Locker, GEICO, Pfizer, and MUFG Bank further contribute to the region's strength, alongside a low cost of living and a favorable tax environment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

The following table presents certain information relating to local competitive properties of the International Plaza Property:

Local Competitive Properties(1)
	International Plaza	Westshore Plaza	Citrus Park Town Center	RITHM at Uptown	Brandon Exchange	Countryside Mall
Occupancy	98.8%	89%	94%	84%	85%	71%
Distance to Property	-	1.2 miles	11 miles	11.9 miles	15.3 miles	16.5 miles
Total GLA (SF)	1,298,736	1,093,693	1,140,973	1,200,000	1,150,661	1,259,376
Year Built / Renovated	2001, 2009 / 2024	1967 / 2000	1986 / 2007	1974 / 2008	1995 / 2002	1975 / 2009
Green Street Grade	A++	B-	B	B-	B+	B
Inline Sales PSF	$1,539	$439	$397	$350	$755	$399
Inline Sales PSF (Exc. Apple and Tesla)	$1,243	$439	$397	$350	$690	$399
Ownership	Taubman / Nuveen	Washington Prime Group	Hull Property Group	RD Management	North American Dev. Grp.	Jones Lang LaSalle
Anchors	Nordstrom, Neiman Marcus, Dillard’s, DHOS	JCPenney, AMC (14 Screens), 3 Dark boxes	Dillard’s, JCPenney, Macy’s, DSG, Elev8 Fun	Sprout’s Farmers Market	Dillard’s, JCPenney, Macy’s, DSG, Dark Box	Dillard’s, JCP, Macy’s, CMX Cinemas, Crunch, Forever 21
(1)	Source: Third party market report.

The table below presents certain information relating to comparable sales pertaining to the International Plaza Property identified by the appraisal:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Year Built	Occupancy	Sale Price (PSF)
Two Mall Macerich Portfolio	Glendale, AZ & Lubbock, TX	2,397,000	1993	97.0%	$464.01
Broadway Commons	Hicksville, NY	1,111,859	1956	97.0%	$54.60
River Oaks District	Houston, TX	662,134	2015	92.0%	$679.62
Westfield Oakridge Mall	San Jose, CA	1,023,473	1973	97.0%	$339.95
Eastridge Mall	San Jose, CA	804,405	1971	96.0%	$192.40
Westfield Santa Anita	Arcadia, CA	1,480,000	1973	89.0%	$559.94
Biltmore Fashion Park	Scottsdale, AZ	384,342	1963	87.0%	$489.15
Galleria Edina	Edina, MN	398,585	1974	99.0%	$376.33
Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the International Plaza Property of $1,348,000,000 as of August 20, 2025. As of July 31, 2025, the International Plaza Property was 98.8% leased.

Environmental Matters. According to the Phase I environmental site assessment dated September 25, 2025, there was no evidence there of any recognized environmental conditions at the International Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the International Plaza Property:

Operating History and Underwriting Net Cash Flow
	2021	2022	2023	2024	7/31/2025 TTM	UW(1)	UW PSF
Base Rent	$37,960,903	$41,234,573	$42,470,247	$48,403,556	$50,791,822	$52,896,395	$65.81
Rent Steps	$0	$0	$0	$0	$0	$1,037,826	$1.29
Percentage Rent(3)	$6,625,642	$11,473,014	$9,094,236	$9,355,580	$10,078,657	$8,543,749	$10.63
RMU & Center Ops	$1,349,745	$1,541,975	$1,447,157	$1,059,307	$803,906	$897,996	$1.12
Bad Debt/Collection Loss	($2,895,827)	($175,889)	$1,549,950	($1,172,442)	$335,987	$0	$0.00
Gross up of Vacant Space	$0	$0	$0	$0	$0	$866,042	$1.08
Gross Potential Rent	$48,832,117	$54,425,451	$51,461,690	$59,990,885	$61,338,398	$64,242,008	$79.93
Less: Vacancy	$0	$0	$0	$0	$0	$866,042	$1.08
Net Rental Income	$48,832,117	$54,425,451	$51,461,690	$59,990,885	$61,338,398	$63,375,966	$78.85
Total Recoveries	$21,339,877	$23,684,524	$24,846,980	$26,134,085	$27,580,600	$29,563,976	$36.78
Tenant Services Recovery	$668,681	$833,913	$1,285,145	$1,868,630	$1,938,469	$2,035,718	$2.53
Sponsorship & Gift Card Revenue	$884,259	$976,380	$1,105,604	$1,398,723	$1,501,992	$1,150,202	$1.43
Lease Termination Income	$219,280	$16,569	$2,475,607	$383,670	$259,228	$470,000	$0.58
Parking Income	$56,799	$24,110	$118,988	$168,718	$169,207	$162,950	$0.20
Other Income	$515,488	$767,306	$843,848	$872,097	$909,713	$844,064	$1.05
Effective Gross Income	$72,516,501	$80,728,253	$82,137,862	$90,816,808	$93,697,607	$97,602,876	$121.44
Management Fee	$3,266,764	$3,526,311	$3,847,278	$4,111,381	$4,309,443	$1,000,000	$1.24
Cost of Tenant Services	$664,009	$776,443	$957,443	$1,436,096	$1,433,860	$1,274,589	$1.59
General and Administrative	$257,382	$195,848	$243,786	$147,502	$232,133	$106,415	$0.13
Marketing	$939,024	$982,344	$1,001,379	$1,041,398	$1,129,810	$1,073,629	$1.34
Professional Fees	$246,258	$232,236	$339,132	$164,662	$217,496	$137,468	$0.17
Utilities	$3,252,981	$2,984,341	$3,462,721	$2,769,889	$2,806,512	$3,241,248	$4.03
Repairs and Maintenance	$2,586,676	$2,581,915	$2,232,493	$2,911,385	$3,100,610	$2,813,357	$3.50
Janitorial	$1,053,614	$1,071,305	$1,197,278	$1,365,293	$1,444,797	$1,500,665	$1.87
Security	$1,336,098	$1,425,808	$1,834,258	$1,620,826	$1,573,314	$1,695,858	$2.11
Other Variable Expense	$436,003	$506,838	$528,852	$385,540	$459,416	$379,350	$0.47
Real Estate Taxes	$8,209,572	$8,056,494	$8,015,933	$7,995,037	$8,155,086	$8,503,113	$10.58
Insurance	$530,852	$667,181	$721,424	$1,283,150	$1,748,827	$1,047,425	$1.30
Ground Rent	$964,115	$962,173	$965,672	$952,358	$934,288	$935,205	$1.16
Total Expenses	$23,743,348	$23,969,237	$25,347,649	$26,184,517	$27,545,592	$23,708,322	$29.50
Net Operating Income(4)	$48,773,153	$56,759,016	$56,790,213	$64,632,291	$66,152,015	$73,894,554	$91.94
Replacement Reserves	$0	$0	$0	$0	$0	$249,262	$0.31
TI/LC	$0	$0	$0	$0	$0	$673,680	$0.84
Net Cash Flow	$48,773,153	$56,759,016	$56,790,213	$64,632,291	$66,152,015	$72,971,613	$90.79

Occupancy %	94.8%	95.1%	93.6%	92.2%	94.4%	98.8%
NOI DSCR	1.78x	2.07x	2.07x	2.35x	2.41x	2.69x
NCF DSCR	1.78x	2.07x	2.07x	2.35x	2.41x	2.66x
NOI Debt Yield	8.8%	10.3%	10.3%	11.7%	12.0%	13.4%
NCF Debt Yield	8.8%	10.3%	10.3%	11.7%	12.0%	13.2%
(1)	Based on the underwritten rent roll dated July 31, 2025 with rent steps through October 2026.
(2)	Assumes Based on TTM June 2025 sales and breakpoints and overage percentages for each individual tenant. Proforma sales figures were assumed for Zara (120) and Louis Vuitton (272) as TTM June 2025 sales are not representative of full year sales. Additionally, underwriting provides credit for Bar Louie who is a percent in lieu tenant that is currently in bankruptcy proceedings. Bar Louie remains current on rental payments and borrower sponsor expects lease to be affirmed.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the underwriting of rent steps, tenant reimbursements and a management fee cap of $1,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

Escrows and Reserves.

Real Estate Taxes – The International Plaza Whole Loan documents require, during a Reserve Trigger Period (as defined below) or if taxes are not paid before delinquency, a monthly deposit equal to 1/12th of the annual real estate taxes and other charges, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates. The lender may require an upfront deposit at the International Plaza Whole Loan origination to cover any taxes coming due. Any excess or deficiency in the escrow will be adjusted by the lender.

Insurance – If, during a Reserve Trigger Period, the borrower does not provide satisfactory evidence of insurance (including blanket policy compliance), the International Plaza Whole Loan documents require a monthly deposit equal to 1/12th of the annual insurance premiums, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such premiums at least 30 days prior to policy expiration. No deposits are required if (i) no Reserve Trigger Period is in effect, (ii) the borrower maintains lender-approved blanket or umbrella coverage, and (iii) evidence of renewal and paid receipts are provided at least 10 business days prior to expiration.

Replacement Reserve – During a Reserve Trigger Period, if the balance in the replacement reserve account is less than $498,523, the borrower must deposit $20,772 monthly. These funds are for replacements and repairs required to be made to the property. Disbursements require an officer’s certificate and are subject to a $5,000 minimum per request (except for final disbursement). Any remaining funds are returned to the borrower upon full repayment or defeasance of the International Plaza Whole Loan or the end of the Reserve Trigger Period.

Rollover Reserve – During a Reserve Trigger Period, if the balance in the rollover reserve account is less than $1,347,360, the borrower must deposit $56,140 monthly. These funds are for tenant improvements, tenant allowances, and leasing commissions. Disbursements require an officer’s certificate and are subject to a $5,000 minimum per request (except for final disbursement). Any remaining funds are returned to the borrower upon full repayment or defeasance of the International Plaza Whole Loan or the end of the Reserve Trigger Period.

Outstanding Obligations Reserve – At closing, the borrower was required to deposit $6,537,000 for outstanding landlord obligations under leases (tenant improvements, leasing commissions, remodel allowances). Disbursements are made monthly as obligations are satisfied, with a $5,000 minimum per request (except for final disbursement). Any remaining funds are returned to the borrower upon full repayment or defeasance of the International Plaza Whole Loan.

Gap Rent Reserve – At closing, the borrower was required to deposit $1,810,588 for gap or free rent under existing leases. Disbursements are made monthly according to a schedule, or upon replacement of a tenant, with any remaining funds returned to the borrower upon full repayment or defeasance of the International Plaza Whole Loan.

Ground Rent Reserve – During a Reserve Trigger Period, the borrower must deposit monthly the amount of ground rent due under the ground lease for that month. The lender applies these funds to ground rent payments. Any excess is returned or credited to the borrower.

Excess Cash Flow Reserve – During a Lockbox Event Period (as defined below), all excess cash flow after required payments is deposited into the excess cash flow reserve account as additional collateral. These funds may be used for replacements, tenant improvements, or leasing commissions if other reserves are insufficient, subject to lender approval. Remaining funds are released upon full repayment or defeasance of the International Plaza Whole Loan or the end of the Lockbox Event Period.

Lockbox and Cash Management. Upon a lockbox event (including an event of default or a debt yield trigger event), all rents and income must be deposited into a lender-controlled lockbox account. During a Lockbox Event Period, funds are swept daily into a cash management account and disbursed in the following order: taxes, insurance, ground rent, debt service, operating expenses, capital expenditures, replacement reserve, rollover reserve and finally excess cash flow reserve. The Lockbox Event Period ends upon cure of the event or achievement of required financial metrics.

A "Reserve Trigger Period" means the period commencing upon the occurrence of a debt yield of less than 9.5% for two consecutive calendar quarters based on the trailing four calendar quarters.

A “Lockbox Event Period” will commence upon the earliest of the following:

(i)	The occurrence of an event of default; or
(ii)	The debt yield falling below 9.0% for two consecutive calendar quarters.

A Lockbox Event Period will end upon the occurrence of the following:

●	With regard to clause (i): the cure of the related event of default; or
●	With regard to clause (ii): the debt yield being equal to or greater than 9.5% for two consecutive calendar quarters.

Subordinate Debt. The International Plaza Whole Loan also includes the International Plaza Junior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The International Plaza AB Whole Loan” in the prospectus.

International Plaza Total Debt Summary
Loan	Original Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NCF Debt Yield	Cumulative Cut-off Date LTV Ratio
International Plaza Senior Notes	$551,250,000	4.91333149580000%	60	0	60	2.66x	13.2%	40.9%
International Plaza Junior Notes	$23,750,000	7.98522000000000%	60	0	60	2.48x	12.7%	42.7%
Total/Weighted Average	$575,000,000	5.04021384706043%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

Terrorism Insurance.  The International Plaza Whole Loan documents require that the “all risk” insurance policy includes terrorism coverage equal to the full replacement cost of the property, plus business interruption coverage for at least 24 months. If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015, or similar legislation is not in effect, the borrower is not obligated to pay terrorism premiums exceeding two times the annual premium for property and business interruption coverage. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$49,100,000
437 Roanoke Road	Overlook at Daleville	Cut-off Date LTV:	68.3%
Daleville, VA 24083		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$49,100,000
437 Roanoke Road	Overlook at Daleville	Cut-off Date LTV:	68.3%
Daleville, VA 24083		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.3%

Overlook at Daleville
437 Roanoke Road
Daleville, VA 24083
Richmond
179 miles
BOTETOURT COUNTY
Botetourt County Government Offices
Botetourt Sports Complex
Amsterdam
Daleville
Roanoke Rd
Botetourt Plaza
Lee Hwy
JEFFERSON NATIONAL FOREST
ALLEGHENY MOUNTAINS
Mountain View Plaza
Carvin Cove Reservoir
Blue Ridge Pkwy
Blue Ridge
Read Mountain Rd
Laymantown
Hollins University
Williamson Rd
Cloverdale
Hollins
Market Square North
Hollins Rd
AMTRAK
Blue Ridge Blvd
ROANOKE COUNTY
Roanoke-Blacksburg Reg. Airport
Bonsack
Salem
City Line Square
Towne Square
Valley View Mall
Valley View Crossing
Advance Auto Parts Distribution Ctr.
Amazon Distribution Center
Ole Monterey GC
Hollins Rd NE
BLUE RIDGE MOUNTAINS
Blue Ridge Parkway
Cove Rd
Creekside Center
Avendale
Orange Ave NE
BEDFORD COUNTY
Lynchburg Tpke
ROANOKE
Berglund Center
East Vinton Plaza
Washington Ave
Vinton
Salem VA Medical Center
Westland
DOWNTOWN ROANOKE
Rosie's Gaming Emporium Casino
Carilion Roanoke Comm. Hospital
9th St SE
PITTSBURGH
PENNSYLVANIA
Harrisburg
Reading
OHIO
Hagerstown
BALTIMORE
WASHINGTON, DC
Arlington
WEST VIRGINIA
MARYLAND
Charleston
Harrisonburg
Staunton
Charlottesville
Fredericksburg
VIRGINIA
Richmond
Lynchburg
Roanoke
Salem
Daleville
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Mortgage Loan No. 5 – Overlook at Daleville

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody's/KBRA):	NR/NR/NR			Location:	Daleville, VA 24083
Original Balance:	$49,100,000			General Property Type:	Multifamily
Cut-off Date Balance:	$49,100,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	6.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2025/NAP
Borrower Sponsor:	TPB Properties			Size:	240 Units
Guarantor:	Thomas Bell			Cut-off Date Balance per Unit:	$204,583
Mortgage Rate:	6.2850%			Maturity Date Balance per Unit:	$204,583
Note Date:	10/29/2025			Property Manager:	TPB Property Management LLC
Maturity Date:	11/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,092,808
IO Period:	60 months			UW NCF:	$4,044,808
Seasoning:	1 month			UW NOI Debt Yield:	8.3%
Prepayment Provisions:	L(25),YM1(28),O(7)			UW NCF Debt Yield:	8.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.3%
Additional Debt Type:	NAP			UW NCF DSCR:	1.29x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,845,208 (9/30/2025 T-3 Ann.)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	NAV
				3rd Most Recent NOI(2):	NAV
				Most Recent Occupancy:	97.5% (10/20/2025)
Reserves(1)				2nd Most Recent Occupancy(2):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	NAV
RE Taxes:	$0	$763	NAP	Appraised Value (as of):	$71,840,000 (9/18/2025)
Insurance:	$7,920	$7,920	NAP	Appraised Value per Unit:	$299,333
Replacement Reserve:	$0	$4,000	NAP	Cut-off Date LTV Ratio:	68.3%
Environmental Reserve:	$26,750	$0	NAP	Maturity Date LTV Ratio:	68.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$49,100,000	100.0%	Loan Payoff:	$32,915,967	67.0%
			Return of Equity:	$15,425,596	31.4%
			Closing Costs:	$723,767	1.5%
			Reserves:	$34,670	0.1%
Total Sources:	$49,100,000	100.0%	Total Uses:	$49,100,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The Overlook at Daleville Property (as defined below) was constructed and leased up in phases from February 2025 through October 2025. Complete historical NOI and Occupancy are not available.

The Mortgage Loan. The fifth largest mortgage loan (the “Overlook at Daleville Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $49,100,000 and secured by a first priority fee mortgage encumbering a 240-unit mid rise multifamily property located in Daleville, Virginia (the “Overlook at Daleville Property”).

The Borrower and the Borrower Sponsor. The borrower is Overlook at Daleville Apartments, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor is TPB Properties and the non-recourse carveout guarantor is Thomas Bell.

TPB Properties is a real estate development company based in Lynchburg, Virginia and specializes in land development, commercial construction, multi-family construction, home-building and property management. Founded by Thomas Bell in 2018, TPB Properties and its affiliate Thomas Builders of Virginia (founded in 2006), have completed over 150 luxury residential homes, 16 retail projects including WaWa, Sheetz, Chipotle and Dunkin Donuts stores, along with seven multifamily projects. Thomas Bell, the guarantor, holds all of his real estate holdings 100.0%, and his current multifamily portfolio consists of seven communities with 2,126 units, with four completed in the last two years and three currently under construction. Thomas Bell is also the non-recourse carveout guarantor for the Rosedale Apartments Mortgage Loan, which is included in this pool.

The Property. The Overlook at Daleville Property consists of a Class A, 240-unit mid rise multifamily property located in Daleville, Virginia. Constructed in 2025, the Overlook at Daleville Property is situated on a 10.05-acre site. The site includes 430 parking spaces (1.8 spaces per unit). The Overlook at Daleville Property is comprised of six four-story apartment buildings totaling 271,895 SF of NRA and building housing the clubhouse and a leasing office.

The borrower sponsor acquired the Overlook at Daleville Property as vacant land in 2023 for an allocated price of approximately $725,000 and developed the Overlook at Daleville Property at a total construction cost of approximately $48,501,630. Units at the Overlook at Daleville Property were delivered in phases from February 2025 to October 2025. The Overlook at Daleville Property leased up at an average of 27 units per month and achieved 97.5% occupancy within nine months. There were no concessions offered during the lease up period. As of October 20, 2025, the Overlook at Daleville Property was 97.5% occupied (including all October 2025 move-ins).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$49,100,000
437 Roanoke Road	Overlook at Daleville	Cut-off Date LTV:	68.3%
Daleville, VA 24083		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.3%

The unit mix consists of 45 1BR/1BA units, 115 2BR/2BA units and 80 3BR/2BA units. Units are equipped with amenities including quartz countertops, stainless steel appliances, nine to 11-foot ceilings, private patios/balconies and full-size washers and dryers. All units are rented at market rent with no restricted leases. Leases include a utility fee of $120 per month that covers water, trash, parking and internet. The Overlook at Daleville Property amenities include a salt-water swimming pool and spa, community clubhouse and a 24-hour fitness center.

The following table presents certain information relating to the unit mix at the Overlook at Daleville Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR 1 BA	45	43	95.6%	728	32,750	$1,512	$1,500
2 BR 2 BA	115	113	98.3%	1,015	116,745	$1,789	$1,900
3 BR 2 BA	80	78	97.5%	1,530	122,400	$2,205	$2,200
Total/Wtd. Avg.	240	234	97.5%	1,133	271,895	$1,877	$1,867

(1)	Based on the borrower rent roll dated October 20, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. The Overlook at Daleville Property is located in Daleville, Virginia, approximately 13 miles north of Roanoke, Virginia. The Overlook at Daleville Property is situated on the west side of Roanoke Road (U.S. Route 220), a primary corridor that provides direct access to downtown Daleville to the north. Roanoke Road intersects with Interstate 81 to the east of the Overlook at Daleville Property, providing access to Roanoke and other regional destinations. Land uses in the immediate area include a mix of industrial, retail and residential uses. Major employers in the Roanoke Metro area include Carilion Clinic, Salem VA Hospital, Yokohama Tire and Ply Gem-Cornerstone Building Brands.

The Overlook at Daleville Property is located in the Botetourt County apartment submarket, within the Roanoke - VA USA apartment market. According to the appraisal, as of the second quarter of 2025, the Roanoke - VA USA apartment market had an inventory of 15,401 units, a vacancy rate of 5.1%, and an average asking rental rate of $1,242 per unit, while the Botetourt County apartment submarket had an inventory of 867 units, a vacancy rate of 19.0%, and an average asking rental rate of $1,542 per unit, which includes the Overlook at Daleville Property which was recently introduced. With the Overlook at Daleville Property having now completed lease-up, the appraisal noted that submarket vacancy is expected to tighten to a projected vacancy of 2.6% by the second quarter of 2026. The borrower sponsor is planning to develop an additional 300 units in phases as demand warrants in Daleville. According to the appraiser, there are no other planned multifamily developments in the submarket.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Overlook at Daleville Property was 985, 9,078 and 34,405, respectively. The estimated 2025 median household income within the same radii was $121,733, $100,140 and $87,503, respectively.

The following table presents information regarding certain competitive properties to the Overlook at Daleville Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Number of Units	Average Rent per Month	Distance to Subject
Overlook at Daleville 437 Roanoke Road Daleville, VA	2025 / NAP	Mid Rise	97.5%(2)	240(2)	1BR1BA - $1,512(2) 2BR2BA - $1,789(2) 3BR2BA - $2,205(2)	-
The Reserve at Daleville 25 Daleville Lane Daleville, VA	2020 / NAP	Mid Rise	98.0%	188	1BR1BA - $1,569 2BR2BA - $2,022 3BR2BA - $2,335	0.7 miles
Daleville Town Center Apartments 65 Town Center Daleville, VA	2014 / NAP	Mid Rise	98.0%	215	1BR1BA - $1,313 2BR2BA - $1,666 3BR2BA - $1,769	2.0 miles
The Retreat Apartments 6500 Grand Retreat Drive Roanoke, VA	2016 / NAP	Mid Rise	99.0%	252	1BR1BA - $1,639 2BR1BA - $1,701 2BR2BA - $1,729 3BR2BA - $1,929	10.0 miles
The View at Blue Ridge Commons 2801 Hershberger Road Northwest Roanoke, VA	2022 / NAP	Mid Rise	92.0%	338	1BR1BA - $1,518 2BR2BA - $1,783 3BR2BA - $2,079	9.9 miles

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated October 20, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$49,100,000
437 Roanoke Road	Overlook at Daleville	Cut-off Date LTV:	68.3%
Daleville, VA 24083		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.3%

Appraisal. The appraiser concluded to an “as-is” value for the Overlook at Daleville Property of $71,840,000 as of September 18, 2025.

Environmental Matters. The Phase I environmental site assessment dated October 3, 2025 identified the presence of elevated radon concentrations in three of the buildings (439, 443 and 445 Roanoke Road). The borrower was required to reserve $26,750 (100% of the contracted cost) for additional radon testing and mitigation and is required pursuant to the Overlook at Daleville Mortgage loan documents to complete such work by April 27, 2026 (180 days from the loan origination date.)

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Overlook at Daleville Property:

Cash Flow Analysis(1)
	9/30/2025 T-3 Annualized	UW	UW Per Unit
Gross Potential Rent(2)	$4,688,228	$5,399,412	$22,498
Utility Reimbursement	$258,240	$276,480	$1,152
Potential Gross Income	$4,946,468	$5,675,892	$23,650
Vacancy/Credit Loss	($660,392)	($269,971)	($1,125)
Other Income	$61,320	$64,860	$270
Effective Gross Income	$4,347,396	$5,470,781	$22,795

Real Estate Taxes	$13,092	$315,000	$1,313
Insurance	$34,368	$86,403	$360
Other Operating Expenses	$454,728	$976,569	$4,069
Total Operating Expenses	$502,188	$1,377,973	$5,742

Net Operating Income	$3,845,208	$4,092,808	$17,053
Replacement Reserves	$0	$48,000	$200
Net Cash Flow	$3,845,208	$4,044,808	$16,853

Occupancy	97.5%(3)	95.0%(4)
NOI DSCR	1.23x	1.31x
NCF DSCR	1.23x	1.29x
NOI Debt Yield	7.8%	8.3%
NCF Debt Yield	7.8%	8.2%

(1)	The Overlook at Daleville Property was constructed and leased up in phases from February 2025 through October 2025.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated September 30, 2025.
(3)	Represents occupancy based on the borrower rent roll dated October 20, 2025.
(4)	Based on an economic vacancy of 5.0%

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $7,920 for insurance and (ii) $26,750 for an environmental reserve.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $763.

Insurance – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, which currently equates to approximately $7,920.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $4,000 for replacement reserves.

Environmental Reserve – The Phase I environmental site assessment identified the presence of elevated radon concentrations in three of the buildings at the Overlook at Daleville Property (439, 443 and 445 Roanoke Road). The borrower was required to reserve $26,750 (100% of the contracted cost) for additional radon testing and mitigation and is required pursuant to the Overlook at Daleville Mortgage Loan documents to complete such work by April 27, 2026 (180 days from the Overlook at Daleville Mortgage Loan origination date.)

Lockbox and Cash Management. The Overlook at Daleville Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below) or an event of default, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Overlook at Daleville Property are required to be deposited by the borrower. During a Cash Sweep Period or an event of default, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Overlook at Daleville Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Overlook at Daleville Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$49,100,000
437 Roanoke Road	Overlook at Daleville	Cut-off Date LTV:	68.3%
Daleville, VA 24083		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.3%

A “Cash Sweep Period” will commence when the debt service coverage ratio less than 1.10x for any calendar quarter, and will end when the debt service coverage ratio equals or exceeds 1.15x for two consecutive calendar quarters, notwithstanding, to avoid a Cash Sweep Period, the borrower is permitted to deposit with the lender cash or a letter of credit in an amount which if used to reduce the outstanding principal balance of the Overlook at Daleville Mortgage Loan, would be sufficient to cause the debt service coverage ratio to equal or exceed 1.15x for two consecutive calendar quarters.

Outparcel Release. The borrower is permitted, from and after the date that is 91 days from the closing date of the securitization, to release a pre-identified, unimproved, non-income producing portion of the Overlook at Daleville Property in accordance with requirements set forth in the Overlook at Daleville Mortgage Loan documents including, among others, no event of default, delivery of such release documentation lender as reasonably requires and satisfaction of REMIC related conditions.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

Baldwin Hills Center
3601 –3747 South La Brea Avenue and
5110 –5130 Obama Boulevard
Los Angeles, CA 90016
LOS ANGELES
Beverly Hills
West Hollywood
Fairfax
Mid-Wilshire
Koreatown
Vineyard
Mid-City
Jefferson Park
Leimert Park
Baldwin Hills
Culver City
Ladera Heights
Windsor Hills
Inglewood
Playa Vista
Westchester
Cheviot Hills
La Cienega Heights
Century City
LOS ANGELES COUNTY
Downtown Los Angeles 5 miles
LA Intl. Airport 5 miles
Troubadour
Pacific Design Center
Cedars-Sinai Medical Center
Beverly Center
CBS Studios
The Original Farmers Market
The Grove
Los Angeles Museum of the Holocaust
Pan Pacific Park
Paramount Pictures Studio Tour
Wilshire Country Club
Hancock Park
La Brea Tar Pits
LA County Museum of Art
Petersen Automotive Museum
Google Beverly Hills
Beverly Hills City Hall
Rodeo Drive
DOWNTOWN BEVERLY HILLS
The Beverly Hilton
2121 Ave. of the Stars
Fox Studios
Museum of Tolerance
Hillcrest Country Club
Midtown Shopping Center
Kaiser Permanente Medical Center-West Los Angeles
Helms Bakery District
DOWNTOWN CULVER CITY
Big Picture Entertainment
Southern Calif. Hospital at Culver City
Amazon Studios
Beats Electronics
SONY Pictures Studios
Culver City Park
Rancho Cienega Recreation Center
Kenneth Hahn State Recr. Area
West Los Angeles College
Kindred Hospital Los Angeles
TikTok Inc.
Westfield Culver City
Yahoo Inc. - Playa Vista
HHLA Entertainment
Ladera Center
Ladera Park
Loyola Marymount University
Melrose Ave
Beverly Blvd
3rd St
Burton Way
Wilshire Blvd
Olympic Blvd
Pico Blvd
San Vicente Blvd
Venice Blvd
Washington Blvd
Adams Blvd
Jefferson Blvd
National Blvd
Obama Blvd
Exposition Blvd
MLK Jr. Blvd
MLK Jr Blvd
Vernon Ave
Stocker St
Slauson Ave
Centinela Ave
Santa Monica Blvd
Rodeo Dr
Doheny Dr
Robertson Blvd
La Cienega Blvd
Fairfax Ave
La Brea Ave
Highland Ave
Western Ave
Crenshaw Blvd
Arlington Ave
Motor Ave
Beverwil Dr
Manning Ave
Overland Ave
Culver Blvd
Sepulveda Blvd
Jefferson Blvd
La Tijera Blvd
Santa Monica Fwy
San Diego Fwy
Marina Fwy
METRO D LINE
METRO E LINE
METRO K LINE
METRO
WILSHIRE/LA CIENEGA
WILSHIRE/FAIRFAX
WILSHIRE/LA BREA
WILSHIRE/WESTERN
BEVERLY DRIVE
CENTURY CITY
PALMS
CULVER CITY
LA CIENEGA/JEFFERSON
EXPO/LA BREA
FARMDALE
EXPO/CRENSHAW
EXPO WESTERN
MLK JR
LEIMERT PARK
WESTCHESTER/VETERANS
2
10
405
90
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
Santa Monica
LOS ANGELES
East Los Angeles
Monterey Park
Montebello
Florence
South Gate
Lynwood
Pico Rivera
Whittier
Inglewood
Downey
Santa Fe Springs
Hawthorne
Gardena
Compton
Paramount
Norwalk
Bellflower
Pacific Ocean
Redondo Beach
Torrance
Lakewood
Cerritos
Carson
LONG BEACH
Garden Grove
Huntington Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Mortgage Loan No. 6 – Baldwin Hills Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Los Angeles, CA 90016
Original Balance:	$48,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$48,000,000			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	6.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1950/2025
Borrower Sponsor:	Karubian Enterprises, LLC			Size:	127,054 SF
Guarantor:	John F. Karubian			Cut-off Date Balance PSF:	$378
Mortgage Rate:	6.3000%			Maturity Date Balance PSF:	$378
Note Date:	10/30/2025			Property Manager:	Forsat, Inc.
Maturity Date:	11/11/2030
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$5,564,040
Seasoning:	1 month			UW NCF:	$5,378,048
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	11.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	11.2%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	11.6%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.75x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$5,523,505 (8/31/2025 TTM)
				2nd Most Recent NOI:	$5,350,027 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$5,365,131 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	92.2% (9/1/2025)
RE Taxes:	$88,400	$22,100	NAP	2nd Most Recent Occupancy:	92.5% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	91.0% (12/31/2023)
Replacement Reserve:	$0	$2,118	$76,232	Appraised Value (as of):	$89,800,000 (9/4/2025)
Leasing Reserve:	$300,000	Springing	$300,000	Appraised Value PSF:	$707
Rent Concession Reserve:	$56,171	$0	NAP	Cut-off Date LTV Ratio:	53.5%
Immediate Repair Reserve:	$71,818	$0	NAP	Maturity Date LTV Ratio:	53.5%
APLA Health Springing Reserve	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$48,000,000	100.0%	Loan Payoff:	$30,459,343	63.5%
			Closing Costs:	$832,347	1.7%
			Upfront Reserves:	$516,389	1.1%
			Return of Equity:	$16,191,921	33.7%
Total Sources:	$48,000,000	100.0%	Total Uses:	$48,000,000	100.0%
(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The sixth largest mortgage loan (the “Baldwin Hills Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $48,000,000 and secured by the fee interest in a 127,054 SF mixed-use property (retail/medical office) located in Los Angeles, California (the “Baldwin Hills Center Property”).

The Borrower and the Borrower Sponsor. The borrower for the Baldwin Hills Center Mortgage Loan is Baldwin Hills Investors, Ltd., a California limited partnership formed in 1985 as a bankruptcy-remote, single-purpose entity with an independent director structure. Its sole general partner is GPBH Management LLC, managed by John F. Karubian, who also serves as the non-recourse carveout guarantor for the Baldwin Hills Center Mortgage Loan.

The borrower sponsor of the Baldwin Hills Center Mortgage Loan is Karubian Enterprises, LLC, led by John F. Karubian, real estate investor with a career spanning over six decades. Mr. Karubian has acquired approximately 900 residential units and nine commercial and self-storage properties with an estimated market value of $250 million. Mr. Karubian has owned the Baldwin Hills Center since 1986.

The Property. The Baldwin Hills Center Property is a multi-tenant mixed use property totaling 127,054 SF, located in Los Angeles, California. Built in 1950 and renovated in 2025, the Baldwin Hills Center Property is situated on a 7.84-acre site and comprises of seven buildings. Tenancy at the Baldwin Hills Center Property consists of a diverse mix of retail, office, medical office, restaurant, and pad spaces, with major tenants including APLA Health, THE Clinic and CareMore Health Systems. The Baldwin Hills Center Property contains 513 surface parking spaces, resulting in a parking ratio of 4.04 spaces per 1,000 SF of rentable area. As of September 1, 2025, the Baldwin Hills Center Property was 92.5% leased to 30 unique tenants. Over the past 10 years, the Baldwin Hills Center Property has maintained an average occupancy rate of approximately 92.2%. The weighted average remaining lease term across the tenant base is 4.6 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

Major Tenants.

APLA Health (26,331 SF; 20.7% of NRA; 21.2% of UW rent). APLA Health, formerly known as AIDS Project Los Angeles, is a nonprofit organization founded in 1983 and headquartered in Los Angeles, California. The organization provides a wide range of services, including primary and specialty medical care, dental and behavioral health, HIV prevention and treatment programs, STD screening, and access to PrEP and PEP. APLA Health is recognized as a Gold-Level Health Center Quality Leader and continues to play a vital role in advancing healthcare access and equity. APLA Health has been in occupancy at the Baldwin Hills Center Property since 2011, has a lease expiration in 12/31/2032 for 4,353 SF, 8/31/2032 for 6,712 SF and 9/30/2032 for 15,266 SF and has one, three-year renewal option and no termination options.

THE Clinic (10,723 SF; 8.4% of NRA; 10.0% of UW rent). THE Clinic, founded in 2019 as a joint venture between Cleveland Clinic and Amwell, is a virtual healthcare provider that specializes in delivering expert second medical opinions through telehealth. Headquartered in Cleveland, Ohio, the company leverages Cleveland Clinic’s clinical expertise and Amwell’s digital health technology to offer patients secure, fast access to specialists without the need for travel. Its services include comprehensive case reviews, virtual consultations, and detailed treatment recommendations, primarily for complex conditions such as cancer, cardiac issues, and chronic diseases. THE Clinic has been in occupancy at the Baldwin Hills Center Property since 2013, has a lease expiration in December 2032 and has no renewal or termination options.

CareMore Health Systems (9,490 SF; 7.5% of NRA; 8.7% of UW rent). CareMore Health Systems, headquartered in Cerritos, California, is a physician-founded care delivery system and health plan specializing in complex care management, population health, and value-based care for Medicare and Medicaid populations. The company operates through various care settings including home care, virtual visits, mobile units, and hospitals. CareMore Health Systems has been in occupancy at the Baldwin Hills Center Property since 2016, has a lease expiration in June 2027, and has one, three-year renewal option and no termination option.

The following table presents certain information relating to the tenancy at the Baldwin Hills Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Occ Cost %	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
APLA Health	NR/NR/NR	26,331	20.7%	$1,191,335	21.2%	$45.24	NAV	Various(2)	1 x 3 years	N
THE Clinic	NR/NR/NR	10,723	8.4%	$559,130	10.0%	$52.14	NAV	12/31/2032	None	N
CareMore Health Systems	NR/NR/NR	9,490	7.5%	$487,027	8.7%	$51.32	NAV	6/30/2027	1 x 3 years	N
USRC	NR/NR/NR	6,750	5.3%	$354,042	6.3%	$52.45	NAV	12/31/2027	1 x 5 years	N

Rainbow Women's Retail	NR/NR/NR	10,150	8.0%	$329,570	5.9%	$32.47	NAV	1/31/2027	None	N
Major Tenant Subtotal/Wtd. Avg.		63,444	49.9%	$2,921,105	52.0%	$46.04

Non-Major Tenants		53,718	42.3%	$2,696,375	48.0%	$50.20

Occupied Collateral Subtotal/Wtd. Avg.		117,162	92.2%	$5,617,481	100.0%	$47.95
Vacant Space		9,892	7.8%
Total/Wtd. Avg.		127,054	100.0%
(1)	Information is based on the underwritten rent roll dated as of September 1, 2025.
(2)	For APLA Health, multiple lease expiration dates: (i) December 31, 2032 (Suites 3643, 3717-201 and 3717-204); (ii) September 30, 2032 (Suite 3741) and (iii)August 31, 2032 (Suite 3743).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to the lease rollover schedule at the Baldwin Hills Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	2	3,150	2.5%	2.5%	$169,461	3.0%	3.0%	$53.80
2026	2	8,709	6.9%	9.3%	$397,873	7.1%	10.1%	$45.69
2027	6	31,950	25.1%	34.5%	$1,478,100	26.3%	36.4%	$46.26
2028	0	0	0.0%	34.5%	$0	0.0%	36.4%	$0.00
2029	2	6,190	4.9%	39.4%	$260,544	4.6%	41.1%	$42.09
2030	1	710	0.6%	39.9%	$29,820	0.5%	41.6%	$42.00
2031	2	3,978	3.1%	43.0%	$192,789	3.4%	45.0%	$48.46
2032	23	60,199	47.4%	90.4%	$2,990,434	53.2%	98.2%	$49.68
2033	0	0	0.0%	90.4%	$0	0.0%	98.2%	$0.00
2034	1	2,276	1.8%	92.2%	$98,460	1.8%	100.0%	$43.26
2035	0	0	0.0%	92.2%	$0	0.0%	100.0%	$0.00
Thereafter	0	0	0.0%	92.2%	$0	0.0%	100.0%	$0.00
Vacant	0	9,892	7.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Weighted Average	39	127,054	100.0%		$5,617,481	100.0%		$47.95(2)
(1)	Information is based on the underwritten rent roll dated as of September 1,2025.
(2)	Excludes vacant space.

The Market. The Baldwin Hills Center Property is located in the city of Los Angeles, California. The property is bound by Slauson Avenue to the south, Crenshaw Boulevard to the east and La Cinega Boulevard to the west, with additional access provided via Sycamore Avenue and Coliseum Street. The Baldwin Hills Center Property also benefits from direct regional connectivity, being located approximately 0.9 miles south of Interstate 10, which enables efficient access to the greater Los Angeles metropolitan area. The Baldwin Hills Center Property is approximately one mile north of Expo/La Brea Station on the Metro E Line and approximately nine miles east of Los Angeles International Airport. Major employers in the area include Cedars-Sinai Medical Center, Los Angeles International Airport, University of California, Los Angeles and VXI Global Solutions.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 38,865, 322,929 and 1,061,251 respectively, and the average household income within the same radii was $91,985, $129,926 and $127,680, respectively.

According to the appraisal report, the Baldwin Hills Center Property is located within the Culver City submarket of Los Angeles - CA USA retail market. As of the second quarter of 2025, the submarket reported total inventory of approximately 6.9 million SF with an 5.5% vacancy rate and average asking rent of $49.34 PSF. The appraiser concluded to market rents for the Baldwin Hills Center Property ranging from $22.00 PSF for the second floor office space, to $66.52 PSF for pad space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Baldwin Hills Center Property:

Market Rent Summary
	Office>2.5k	Second Floor Office	Medical Office	Medical Office>10k	Inline<2k	Inline>2k	Anchor	Restaurant	Pad	End Cap
Market Rent (PSF)	$45.00	$22.00	$60.00	$45.00	$57.00	$45.00	$30.00	$51.00	$66.52	$57.00
Lease Term (Years)	5	5	5	5	5	5	10	10	10	5
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net	Net	Net	Net	Net
Tenant Improvements New (PSF)	$25.00	$5.00	$25.00	$25.00	$10.00	$10.00	$10.00	$25.00	$25.00	$10.00
Rent Increase Projection	3.0%/Yr	3.0%/Yr	3.0%/Yr	3.0%/Yr	3.0%/Yr	3.0%/Yr	10.0%/Yr	10.0%/Yr	10.0%/Yr	3.0%/Yr

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

The table below presents certain information relating to comparable sales pertaining to the Baldwin Hills Center Property identified by the appraisal:

Comparable Sales(2)
Property Name	Location	Rentable Area (SF)	Year Built	Occupancy	Anchors	Sale Date	Sale Price (PSF)
Baldwin Hills Center	3601 –3747 South La Brea Avenue & 5110 –5130 Obama Boulevard Los Angeles, CA	127,054(1)	1950	92.2%(1)	APLA Health
Pasadena Plaza	2355 East Colorado Boulevard Pasadena, CA	76,250	2011	100.0%	Vons Supermarket, Chase Bank, Flame Broiler, UPS store	6/2025	$550.81
Park Pacific Shopping Center	1100 Pacific Coast Highway Hermosa Beach, CA	49,911	1977	100.0%	NAV	9/2024	$556.99
Home Ranch Commons	18601 Yorba Linda Boulevard Yorba Linda, CA	60,737	1985	95.0%	Sprouts Supermarket	12/2024	$570.00
McCalla Centre	100-200 & 208-230 N. Harbor Boulevard & 3825- 3839 W. 1st Street Santa Ana, CA	110,610	1985	98.0%	Northgate Markets, WSS, CVS Pharmacy	6/2024	$420.17
Bressi Ranch Village Center	2629 Gateway Road Carlsbad, CA	116,278	2011	98.0%	Trader Joe’s, Stater Bros Markets, Petco	4/2024	$602.87
La Canada Town Center	890-990 Town Center Drive & 935-965 Foothill Boulevard La Cañada Flintridge, CA	115,939	2008	97.0%	Target, Home Goods, Chipotle, The Habit, Panera Bread	3/2024	$569.26
(1)	Information is based on the underwritten rent roll dated as of September 1,2025.
(2)	Source: Appraisal, unless otherwise stated.

Appraisal. The appraisal concluded to an “as-is” value for the Baldwin Hills Center Property of $89,800,000 as of September 4, 2025.

Environmental Matters. The Phase I ESA required in connection with the Baldwin Hills Center Mortgage Loan origination identified a recognized environmental condition in connection with prior dry-cleaning uses at the Baldwin Hills Center Property. The lender obtained an opinion of probable cost for remediation from the environmental consultant with an upper range limit of $1.46 million. In lieu of a Phase II investigation the lender obtained a pollution legal liability plus-type environmental insurance policy with $10 million policy limits per incident and in the aggregate from SiriusPoint for an eight year term (three years past loan maturity) with a $25,000 deductible. See “Description of the Mortgage Pool -  Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Baldwin Hills Center Property:

	Cash Flow Analysis(1)
	2022	2023	2024	8/31/2025 TTM		UW		UW PSF
Base Rent	$4,582,618	$5,155,117	$5,167,882	$5,320,923		$5,617,481		$44.21
Grossed Up Vacant Space	$0	$0	$0	$0		$ 563,844		$4.44
Gross Potential Rent	$4,582,618	$5,155,117	$5,167,882	$5,320,923		$6,181,325		$48.65

Other Income	$3,506	$21,856	$32,898	$5,219		$5,219		$0.04
Total Recoveries	$1,331,751	$1,455,854	$1,437,671	$1,459,958		$1,547,772		$12.18
Net Rental Income	$5,917,875	$6,632,828	$6,638,450	$6,786,100		$7,734,316		$60.87
(Vacancy & Credit Loss)	$0	$0	$0	$0		$563,844		$4.44
Effective Gross Income	$5,917,875	$6,632,828	$6,638,450	$6,786,100		$7,170,472		$56.44

Real Estate Taxes	$233,759	$240,631	$248,153	$250,391		$600,612		$4.73
Insurance	$109,059	$117,793	$129,792	$125,122		$107,207		$0.84
Management Fee	$177,536	$198,985	$199,154	$203,583		$215,114		$1.69
Other Operating Expenses	$733,099	$710,288	$711,325	$683,499		$683,499		$5.38
Total Operating Expenses	$1,253,454	$1,267,697	$1,288,424	$1,262,596		$1,606,432		$12.64

Net Operating Income	$4,664,421	$5,365,131	$5,350,027	$5,523,505		$5,564,040		$43.79
Replacement Reserves	$0	$0	$0	$0		$25,411		$0.20
TI/LC	$0	$0	$0	$0		$160,581		$1.26
Net Cash Flow	$4,664,421	$5,365,131	$5,350,027	$5,523,505		$5,378,048		$42.33

Occupancy %	91.4%	91.0%	92.5%	92.5%	(2)	90.9%	(2)
NOI DSCR	1.52x	1.75x	1.74x	1.80x		1.81x
NCF DSCR	1.52x	1.75x	1.74x	1.80x		1.75x
NOI Debt Yield	9.7%	11.2%	11.1%	11.5%		11.6%
NCF Debt Yield	9.7%	11.2%	11.1%	11.5%		11.2%
(1)	Information is based on the underwritten rent roll dated as of September 1, 2025
(2)	The underwritten economic vacancy is 9.1%. The Baldwin Hills Center Property was 92.2% leased as of September 1, 2025.

Escrows and Reserves.

Real Estate Taxes – The Baldwin Hills Center Mortgage Loan documents require an upfront deposit of $153,363 and ongoing monthly deposits of $21,909 for real estate taxes.

Insurance – The Baldwin Hills Center Mortgage Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Baldwin Hills Center Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The Baldwin Hills Center Mortgage Loan documents require an ongoing monthly replacement reserve deposits of $2,118 capped at $76,232.

Leasing Reserve – The Baldwin Hills Center Mortgage Loan documents require an upfront deposit of $300,000, ongoing monthly deposit of $15,882 capped at $300,000 for tenant improvements and leasing commissions.

Rent Concession Reserve – The Baldwin Hills Center Mortgage Loan documents require an upfront deposit of $56,171 for future rent credits or abatements under existing Leases.

Immediate Repair Reserve – The Baldwin Hills Center Mortgage Loan documents require an upfront deposit of $71,818 for immediate repairs.

APLA Health Springing Reserve – The Baldwin Hills Center Mortgage Loan documents require that within 15 days of the commencement of an APLA Health deposit period, borrower shall deposit with lender cash or a letter of credit in an amount equal to the APLA Health deposit amount of $1,316,550; provided that the borrower may request the lender to release the reserve funds for tenant improvement and leasing commission costs incurred in the connection with the APLA Health space, if no event of default is continuing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below) the borrower is required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Baldwin Hills Center Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	the debt service coverage ratio (“DSCR”) falling below 1.35x.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) the cure of the related event of default; or
●	with regard to clause (ii) the DSCR being equal to or greater than 1.35x for two consecutive calendar quarters;

Terrorism Insurance.  The Baldwin Hills Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Baldwin Hills Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity (provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,957,511
2101 Louisiana Boulevard Northeast	Marriott Albuquerque	Cut-off Date LTV:	64.3%
Albuquerque, NM 87110		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	15.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,957,511
2101 Louisiana Boulevard Northeast	Marriott Albuquerque	Cut-off Date LTV:	64.3%
Albuquerque, NM 87110		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	15.1%

Los Ranchos de Albuquerque
The Village Shops at Los Ranchos
4th St.
47
Osuna Rd.
2nd St.
Edith Blvd.
North Valley
Montaño
Montaño Rd.
RailRunner
Candelaria Rd.
4th St.
2nd St.
25
San Antonio Dr.
Jefferson St.
Wyoming Blvd.
Ventura St.
Eubank Blvd.
Tanoan Country Club
Albuquerque Academy
Mountain Run Shopping Center
@25 Shopping Center
Osuna Rd.
Academy Rd.
Arroyo del Oso Golf Course
Spain Rd.
Far Northeast Heights
Republic Square Shopping Center
Montgomery Blvd.
Montgomery Blvd.
Montgomery Crossing
Sierra Vista Shopping Center
Comanche Rd.
ALBUQUERQUE
Comanche Rd.
Carlisle Blvd.
San Mateo Blvd.
San Pedro Dr.
Louisiana Blvd.
Wyoming Blvd.
Eubank Blvd.
JuanTabo Blvd.
Candelaria Rd.
Northeast Heights
Menaul Blvd.
Menaul Blvd.
40
Pavilions at San Mateo
Coronado Mall
ABQ Uptown
Wyoming Mall
Indian School Rd.
Indian School Rd.
Broadway Blvd.
University Blvd.
Winrock Town Center
Uptown
Coronado Frwy
Kaseman Hospital
Constitution Ave.
Constitution Ave.
UNM Hospital
Albuquerque Indian Health Center
UNM Cancer Research Ctr.
DOWNTOWN ALBUQUERQUE
Pan American Frwy
Lovelace Medical Ctr.
Maxwell Museum of Anthropology
Lomas Blvd.
Lomas Blvd.
Downtown
Univ. of New Mexico
Nob Hill
Central Ave.
Marriott Albuquerque
2101 Louisiana Boulevard Northeast
Albuquerque, NM 87110
Grandstand at The Downs
Albuquerque Fairgrounds
The Downs Racetrack & Casino
Los Altos Golf Course
BERNALILLO COUNTY
UNM Center for High Technology Materials
Lead Ave.
Coal Ave.
Zuni Rd.
Central Ave.
RGCU Field at Isotopes Park
UNM Arena (The Pit)
University Stadium
Santa Ana Star Field
Girard Blvd.
Yale Ave.
Puerto Del Sol Golf Course
Carlisle Blvd.
San Mateo Blvd.
San Pedro Dr.
Louisiana Blvd.
Gibson Blvd.
New Mexico VA Health Care System
South Valley
Albuquerque International Sunport
The Championship Golf Course at UNM
Kirtland Air Force Base
Durango
COLORADO
Trinidad
Raton
Farmington
Bloomfield
OK
Taos
Espanola
Los Alamos
Santa Fe
Las Vegas
Gallup
Rio Rancho
Grants
Tucumcari
AZ
ALBUQUERQUE
Los Lunas
NEW MEXICO
Clovis
Portales
Roswell
Alamogordo
Silver City
Artesia
Lovington
Hobbs
Las Cruces
Carlsbad
Deming
Chaparral
EL PASO
TEXAS
CIUDAD JUAREZ
MEXICO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Mortgage Loan No. 7 – Marriott Albuquerque

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Albuquerque, NM 87110
Original Balance:	$47,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$46,957,511			Detailed Property Type:	Full Service
% of Initial Pool Balance:	6.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1982/2020
Borrower Sponsor:	Columbia Sussex Corporation			Size:	411 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$114,252
Mortgage Rate:	6.5000%			Maturity Date Balance Per Room:	$107,779
Note Date:	10/31/2025			Property Manager:	Crestview Management, LLC
Maturity Date:	11/1/2030				(borrower related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	360 months			UW NOI:	$7,067,177
IO Period:	0 months			UW NCF:	$6,167,643
Seasoning:	1 month			UW NOI Debt Yield:	15.1%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield:	13.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	16.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.73x
Additional Debt Balance:	NAP			Most Recent NOI:	$7,003,474 (8/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$7,731,194 (12/31/2024)
				3rd Most Recent NOI:	$7,474,743 (12/31/2023)
				Most Recent Occupancy:	60.2% (8/31/2025)
Reserves(1)				2nd Most Recent Occupancy:	64.4% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	67.0% (12/31/2023)
RE Taxes:	$30,195	$30,195	NAP	Appraised Value (as of):	$73,000,000 (9/3/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per Room:	$177,616
FF&E Reserve:	$0	$74,961	NAP	Cut-off Date LTV Ratio:	64.3%
PIP Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	60.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$47,000,000	100.0%	Loan Payoff:	$30,662,799	65.2%
			Return of Equity:	$15,792,621	33.6%
			Closing Costs:	$514,386	1.1%
			Reserves:	$30,195	0.1%
Total Sources:	$47,000,000	100.0%	Total Uses:	$47,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The seventh largest mortgage loan (the “Marriott Albuquerque Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $47,000,000. The Marriott Albuquerque Mortgage Loan is secured by a first priority fee mortgage encumbering a hospitality property located in Albuquerque, New Mexico (the “Marriott Albuquerque Property”).

The Borrower and the Borrower Sponsor. The borrowing entity for the Marriott Albuquerque Mortgage Loan is Columbia Properties Albuquerque, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Albuquerque Mortgage Loan. The borrower is wholly owned by the non-recourse carve-out guarantor, CSC Holdings, LLC, which is 99% owned by The 1998 William J. Yung and Martha A. Yung Family Trust and 1% owned by its managing member, Columbia Sussex Corporation, the borrower sponsor, which in turn is owned 51% by William J. Yung, III, with the remainder owned by family trusts of the William J. Yung III family. Columbia Sussex Corporation is a private family-owned company based in Crestview Hills, Kentucky, with 47 hotels in its portfolio, encompassing various Marriott, Hilton and Hyatt brands. William J. Yung III is the founder, president, and Chief Executive Officer of Columbia Sussex Corporation. The borrower sponsor has experienced prior defaults and foreclosures. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The borrower sponsor and guarantor for the Marriott Albuquerque Mortgage Loan are also, respectively, the borrower sponsor and guarantor for the Marriott Melville Mortgage Loan being contributed to the BANK5 2025-5YR18 securitization trust.

The Property. The Marriott Albuquerque Property is a 17-story, 411-key, full-service hospitality property that was built in 1982. The borrower sponsor acquired the leasehold improvements of the Marriott Albuquerque Property in 2005 for $15.0 million and later purchased the underlying leased fee in 2015 for approximately $5.1 million. Over the past 25 years, the Marriott Albuquerque Property has undergone several renovations and upgrades, with total capital expenditures of approximately $10.7 million since 2016 ($25,915 per key) leading to a total cost basis of approximately $30.8 million. Of the $10.7 million in capital expenditures since 2016, approximately $9.2 million was spent from 2018-2020 on both interior and exterior upgrades at the Marriott Albuquerque Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,957,511
2101 Louisiana Boulevard Northeast	Marriott Albuquerque	Cut-off Date LTV:	64.3%
Albuquerque, NM 87110		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	15.1%

The Marriott Albuquerque Property benefits from a Marriott International, Inc. affiliated flag which expires November 1, 2030, the same day as the maturity date of the Marriott Albuquerque Mortgage Loan. The Marriott Albuquerque Property has 186 standard double rooms, 219 standard king rooms, four hospitality suites and two presidential suites. Each unit features a work area, nightstand, dresser, sofa chair, flat screen television, high-speed internet, an iron and an ironing board. The Marriott Albuquerque Property offers amenities including two restaurants, an indoor and outdoor pool, fitness center, business center and 23,754 SF of meeting space across 21 meeting rooms.

The restaurants at the Marriott Albuquerque Property are Cielo Sandia and The Great Room. Cielo Sandia is an American-cuisine restaurant offering full breakfast service every day from 6:30 AM to 11:00 AM. The Great Room is a casual American outlet serving dinner and cocktails, open daily from 11:00 AM to 11:00 PM.

The following table presents certain information relating to the performance of the Marriott Albuquerque Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Albuquerque Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	51.1%	$138.53	$70.82	57.0%	$141.02	$80.38	111.5%	101.8%	113.5%
2023	56.3%	$145.27	$81.83	67.0%	$154.15	$103.29	119.0%	106.1%	126.2%
2024	59.1%	$151.33	$89.51	64.4%	$161.69	$104.10	108.8%	106.8%	116.3%
7/31/2025 TTM	55.2%	$151.90	$83.80	60.3%	$160.66	$96.85	109.3%	105.8%	115.6%

Source: Third party hospitality research.

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Albuquerque Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Competitive Set includes The Clyde Hotel, Albuquerque Marriott Pyramid North, Embassy Suites by Hilton Albuquerque, Sheraton Albuquerque Uptown, DoubleTree by Hilton Hotel Albuquerque, Hotel Albuquerque at Old Town and Crowne Plaza Albuquerque.

The Market. The Marriott Albuquerque Property is located in the Uptown neighborhood of Albuquerque, New Mexico. The Uptown neighborhood is a commercial and retail center in Albuquerque, characterized by its concentration of shopping centers, restaurants, hotels and office buildings. Uptown has a strong presence of national retailers, regional employers and professional services, providing a mixed-use environment with activities available day and night. Albuquerque’s location provides access to major markets in the southwestern, central, and western parts of the United States.

Bernalillo County has a population exceeding 600,000 and an unemployment rate of only 3.8%. The Marriott Albuquerque Property draws corporate demand from various regional offices in the surrounding area. As of 2024, some of the largest employers in the area are Presbyterian Hospital, Sandia National Labs, University of New Mexico Hospital, the University of New Mexico and Kirtland Air Force Base. The area is also home to several colleges and universities, the largest of which is the University of New Mexico, which has an enrollment of over 20,000. The University of New Mexico hosts a variety of large functions throughout the year including NCAA Division I sporting events, welcome week, graduation, parents’ weekend and fraternity events. The Marriott Albuquerque Property is approximately three miles from the University of New Mexico.

The following table presents certain information relating to the primary hotel competition for the Marriott Albuquerque Property from the appraisal:

Competitive Property Summary(1)(2)
Property	Year Built	Rooms	Commercial	Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Marriott Albuquerque Property(3)	1982	411	40%	20%	40%	60.3%	$160.66	$96.85
The Clyde Hotel	1990	382	30%	20%	50%	60% - 65%	$215 - $225	$125 - $135
Albuquerque Marriott Pyramid North	1986	310	40%	20%	40%	65% - 70%	$135 - $145	$85 - $95
Embassy Suites by Hilton Albuquerque	2005	261	35%	20%	45%	65% - 70%	$115 - $125	$75 - $85
Sheraton Albuquerque Uptown	1980	295	35%	15%	50%	65% - 70%	$155 - $165	$100 - $110
DoubleTree by Hilton Hotel Albuquerque	1975	295	35%	10%	55%	55% - 60%	$115 - $125	$60 - $70
Hotel Albuquerque at Old Town	1975	188	30%	30%	40%	50% - 55%	$165 - $175	$85 - $95
Crowne Plaza Albuquerque	1971	261	30%	20%	50%	50% - 55%	$100 - $105	$45 - $55
Total/Average		2,403	35%	19%	46%	60%	$153.23	$92.00

Source: Appraisal unless otherwise noted.

(1)	2024 competitive property figures represent the estimated 2024 metrics according to the appraisal.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(3)	Marriott Albuquerque Property 2024 Occupancy, 2024 ADR and 2024 RevPAR are based on the third party hospitality research reports as of July 2025.

Appraisal. The appraisal concluded to an “as-is” appraised value for the Marriott Albuquerque Property of $73,000,000 as of September 3, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 15, 2025, there is a controlled recognized environmental condition at the Marriott Albuquerque Property related to residual soil contamination. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,957,511
2101 Louisiana Boulevard Northeast	Marriott Albuquerque	Cut-off Date LTV:	64.3%
Albuquerque, NM 87110		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	15.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Albuquerque Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	8/31/2025 TTM	UW	UW Per Room
Occupancy(1)	57.0%	67.0%	64.4%	60.2%	60.2%
ADR(1)	$141.01	$154.16	$161.59	$160.45	$160.45
RevPAR(1)	$80.37	$103.29	$104.03	$96.53	$96.53

Room Revenue	$12,056,855	$15,495,600	$15,649,065	$14,481,234	$14,481,234	$35,234
Food and Beverage Revenue	$3,303,396	$3,731,641	$4,099,232	$3,436,806	$3,436,806	$8,362
Misc Income	$88,904	$81,770	$70,048	$72,640	$72,640	$177
Total Revenue	$15,449,155	$19,309,011	$19,818,345	$17,990,680	$17,990,680	$43,773

Room Expense	$3,198,315	$3,963,967	$3,845,704	$3,390,414	$3,390,414	$8,249
Food and Beverage Expense	$1,672,343	$1,860,409	$2,050,024	$1,826,727	$1,826,727	$4,445
Real Estate Taxes	$337,419	$357,655	$352,801	$349,391	$351,783	$856
Property Insurance	$179,251	$234,168	$252,639	$285,772	$205,248	$499
Other Expenses	$4,576,774	$5,418,069	$5,585,983	$5,134,902	$5,149,331	$12,529
Total Expenses	$9,964,102	$11,834,268	$12,087,151	$10,987,206	$10,923,503	$26,578

Net Operating Income	$5,485,053	$7,474,743	$7,731,194	$7,003,474	$7,067,177	$17,195
FF&E	$617,966	$772,360	$792,734	$719,627	$899,534	$2,189
Net Cash Flow	$4,867,087	$6,702,383	$6,938,460	$6,283,847	$6,167,643	$15,006

NOI DSCR	1.54x	2.10x	2.17x	1.96x	1.98x
NCF DSCR	1.37x	1.88x	1.95x	1.76x	1.73x
NOI Debt Yield	11.7%	15.9%	16.5%	14.9%	15.1%
NCF Debt Yield	10.4%	14.3%	14.8%	13.4%	13.1%

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Albuquerque Property are attributable to variances in reporting methodologies and/or timing differences.

Escrows and Reserves.

Real Estate Taxes - The Marriott Albuquerque Mortgage Loan documents provide for an upfront reserve of $30,195 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $30,195).

Insurance - The Marriott Albuquerque Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the Marriott Albuquerque Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the borrower provides the lender, (x) at its request, with evidence of timely payment of the insurance premiums no later than ten days prior to the expiration of the current policies and (y) evidence of renewals of the insurance policies prior to their expiration. If such conditions are not satisfied, the Marriott Albuquerque Mortgage Loan documents require ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance coverage.

FF&E Reserve - The Marriott Albuquerque Mortgage Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to the greater of (i) 1/12th of 5% of the operating income for the Marriott Albuquerque Property for the preceding calendar year ($74,961 for 2025) and (ii) the amount of the deposit required by the franchisor on account of FF&E under the franchise agreement, if any; provided that in no event may the FF&E deposit be less than 5% of the gross revenues for the applicable period. The monthly deposit is required to be adjusted annually by the lender in January of each calendar year based on the foregoing.

New PIP Reserve - The Marriott Albuquerque Mortgage Loan documents require that on the date that any new property improvement plan (“PIP”) is imposed by the related franchisor, the borrower is required to deposit the difference between (i) 110% of the sum required to pay for such new PIP and (ii) any FF&E funds then on deposit with the lender (the “New PIP Deposit”) into a reserve for such PIP (the “New PIP Reserve”). The borrower may, at its option but subject to no less than 30 days’ prior written notice to the lender, provide a letter of credit in lieu of any of the cash deposits required to be made pursuant to the Marriott Albuquerque Mortgage Loan documents in connection with the New PIP Reserve, provided that such letter of credit meets all requirements of the Marriott Albuquerque Mortgage Loan documents. In addition, the New PIP Reserve is required to be funded by excess cash flow, as described below under “Lockbox and Cash Management,” commencing on the monthly payment date that is not less than two years prior to the expiration of the existing franchise agreement, unless the borrower has provided to the lender a letter of credit in the amount reasonably estimated by the lender to be equal to the anticipated cost of any new PIP, less any FF&E reserve funds then on deposit with the lender (the “New Estimated PIP Deposit”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,957,511
2101 Louisiana Boulevard Northeast	Marriott Albuquerque	Cut-off Date LTV:	64.3%
Albuquerque, NM 87110		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	15.1%

Lockbox and Cash Management. The Marriott Albuquerque Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct credit card companies and credit card banks to deposit all credit card receipts with respect to the Marriott Albuquerque Property into a lockbox account controlled by the lender. If, notwithstanding the foregoing direction, the borrower or property manager receives any hotel rents from the Marriott Albuquerque Property, it is required to deposit such amounts into the lockbox account within one business day of receipt. In the absence of a Cash Sweep Event Period (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the borrower. Upon the first Cash Sweep Event Period, the lender has the right to direct the borrower to establish a lender-controlled cash management account, and if a Cash Sweep Event Period is continuing, on each business day, all funds in the lockbox account are required to be swept to such cash management account, and applied, provided that no event of default is continuing under the Marriott Albuquerque Mortgage Loan documents, (i) to fund the required tax and insurance reserves deposits as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Marriott Albuquerque Mortgage Loan, (iii) to fund the required monthly deposit into the FF&E reserve, as described above under “Escrows and Reserves,” (iv) to pay monthly operating expenses referenced in the annual budget (which annual budget is required to be approved by the lender during a Cash Sweep Event Period), and extraordinary expenses approved by the lender, and (v) to deposit any remaining amount (x) during any Cash Sweep Event Period caused by a Franchise Expiration Event (as defined below), to fund the New PIP Reserve as described above under “Escrows and Reserves” until either (1) the amount deposited in the New PIP Reserve is not less than the amount of the New PIP Deposit or, if applicable, the New Estimated PIP Deposit or (2) the borrower has delivered to the lender a letter of credit in such amount and (y) to disburse the remainder into an excess cash flow sweep account to be held as additional collateral for the Marriott Albuquerque Mortgage Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and continue until the cure (if applicable) of such event of default;

b)	the date that the debt service coverage ratio as of the end of the immediately preceding calendar quarter falls below 1.25x and continue until such time as the debt service coverage ratio has been at least 1.25x for the immediately preceding two calendar quarters;

c)	the franchisor provides notice that (x) there is a default by the borrower under the franchise agreement or (y) the Marriott Albuquerque Property is not being operated or maintained in accordance with the franchisor’s standards, resulting in the borrower no longer being in good standing with the franchisor, and such default is not cured within 30 days of such notice, and continue until such default has been remedied to the satisfaction of the lender and the franchisor, as evidenced by an estoppel or other documentation from the franchisor reasonably satisfactory to the lender;

d)	the date that is two years prior to the maturity date of the Marriott Albuquerque Mortgage Loan, if by such date the franchise agreement has not been renewed, extended or replaced in accordance with the Marriott Albuquerque Mortgage Loan documents (a “Franchise Expiration Event”), and continue until either (i) the franchise agreement is renewed or extended to the satisfaction of the lender or a Replacement Franchise Agreement (as defined below) with a hotel franchisor reasonably acceptable to the lender has been entered into, and the borrower has deposited in the New PIP Reserve or delivered to the lender a letter of credit, in each case in an amount equal to the New PIP Deposit or (ii) the date that the borrower has deposited in the New PIP Reserve or delivered to the lender a letter of credit, in each case in an amount equal to the New Estimated PIP Deposit; or

e)	the date that is the earlier to occur of (x) the date either the franchisor or the borrower gives notice to terminate the franchise agreement or (y) the date the franchise agreement expires, is cancelled or terminated, and continue until a Replacement Franchise Agreement with a Qualified Franchisor (as defined below) has been entered into and the borrower has deposited in the New PIP Reserve or delivered to the lender a letter of credit, in each case in an amount equal to the New PIP Deposit.

A “Qualified Franchisor” means a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Marriott Albuquerque Property and reasonably approved by the lender (which may be conditioned upon receipt of a rating agency confirmation).

A “Replacement Franchise Agreement” means a franchise, trademark and license agreement with a Qualified Franchisor that is either substantially the same in form and substance as the franchise agreement in effect on the loan origination date, or otherwise reasonably acceptable to the lender.

Letter of Credit. The borrower may deliver to the lender a letter of credit in lieu of cash for any New PIP Deposit or New Estimated PIP Deposit. Huntington National Bank will be deemed to be an approved bank for purposes of providing such a letter of credit.

Right of First Offer/Right of First Refusal. Marriott International, Inc. has a right of first refusal if the borrower proposes to transfer the Marriott Albuquerque Property or an ownership interest in the borrower to a competitor (as defined in the franchise agreement) of the franchisor. See “Description of the Mortgage Pool—Purchase Options and Rights of First Refusal” in the prospectus. Such right would apply to a transfer to a competitor in connection with a foreclosure or deed in lieu thereof, as well as to subsequent transfers.

Terrorism Insurance. The Marriott Albuquerque Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Marriott Albuquerque Property, together with business income/loss of rents insurance for a period of no less than the 18-month period commencing at the time of loss, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

KANSAS
WICHITA
Garden City
Dodge City
Hutchinson
Liberal
Arkansas City
Pittsburg
Joplin
MO
Ponca City
Bartlesville
Woodward
Enid
OKLAHOMA
Stillwater
Tulsa Intl. Airport
TULSA
Catoosa
Rogers
Fayetteville
OKLAHOMA CITY
Edmond
Broken Arrow
Muskogee
Pampa
Elk City
Will Rogers World Airport
Moore
Norman
Ft. Smith
McAlester
QUACHITA NATIONAL FOREST
Altus
Lawton
Duncan
Ardmore
Durant
AR
Wichita Falls
Red River
Denison
Sherman
TEXAS
Denton
Frisco
Plano
Greenville
FT. WORTH
DALLAS
Arlington
Abilene
Longview
Tyler

Citrus Springs
The Villages
Summerfield
Lady Lake
Hernando
Wildwood
Mount Plymouth
Homosassa Springs
Floral City
Leesburg
Florida's Turnpike
Apopka
Gulf of Mexico
Brooksville
Clermont
Winter Garden
ORLANDO
Spring Hill
Walt Disney World Resort Complex
Hudson
Dade City
Kissimmee
New Port Richey
Land O' Lakes
Zephyrhills
Holiday
Wesley Chapel
Lutz
Davenport
Palm Harbor
TAMPA
Lakeland
Poinciana
Clearwater
Tampa Intl. Airport
Winter Haven
Plant City
St. Pete-Clearwater Intl. Airport
Brandon
Bartow
Lake Wales
MacDill Air Force Base
Riverview
ST. PETERSBURG
Tampa Bay
Ft. Meade
Frostproof
Bradenton
Palmetto

Capital Storage Portfolio

1	5712 Old River	Old River-Winfree, TX	12	5708 Cypress	Cypress, TX
2	5710 Houston	Houston, TX	13	5718 Hudson	Hudson, FL
3	5720 Port St Lucie	Port St. Lucie, FL	14	5709 Katy	Katy, TX
4	5704 Taylor	Taylor, TX	15	5711 Houston	Houston, TX
5	5705 Pflugerville	Pflugerville, TX	16	5700 San Antonio	San Antonio, TX
6	5703 Georgetown	Georgetown, TX	17	5713 Edmond	Edmond, OK
7	5719 Palmetto	Palmetto, FL	18	5714 Moore	Moore, OK
8	5707 Tomball	Tomball, TX	19	5701 San Antonio	San Antonio, TX
9	5721 Summerfield	Summerfield, FL	20	5702 Liberty Hill	Liberty Hill, TX
10	5716 Broken Arrow	Broken Arrow, OK	21	5715 Catoosa	Catoosa, OK
11	5706 Georgetown	Georgetown, TX	22	5717 Broken Arrow	Broken Arrow, OK

Ardmore
OKLAHOMA
Wichita Falls
Sherman
Texarkana
ARKANSAS
Denton
Princeton
Greenville
FORT WORTH
DALLAS
Arlington
Monroe
Longview
Cleburne
Shreveport
Tyler
LOUISIANA
Waco
TEXAS
Nacogdoches
Lufkin
Killeen
Temple
Alexandria
Georgetown
College Station
Huntsville
Round Rock
The Woodlands
AUSTIN
Beaumont
Lake Charles
Katy
HOUSTON
New Braunfels
Port Arthur
Seguin
Pasadena
SAN ANTONIO
Galveston
Lake Jackson
Victoria
Gulf of Mexico

Viera
St. Cloud
OSCEOLA
Melbourne
Palm Bay
BREVARD
Sebastian
Fellsmere
INDIAN RIVER
Vero Beach
Florida Ridge
Sebring
OKEECHOBEE
Atlantic Ocean
Fort Pierce
ST. LUCIE
Port St. Lucie
Okeechobee
Stuart
HIGHLANDS
Palm City
Hobe Sound
MARTIN
Lake Okeechobee
GLADES
Jupiter
Palm Beach Gardens
PALM BEACH
West Palm Beach
LaBelle
Belle Glade
Lake Worth
HENDRY
Wellington
Boca Raton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Mortgage Loan No. 8 – Capital Storage Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Various, Various
Original Balance(1):	$40,000,000			General Property Type:	Self Storage
Cut-off Date Balance(1):	$40,000,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	5.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Etude Capital			Size:	1,710,607 SF
Guarantor:	Steven Stein			Cut-off Date Balance per SF(1):	$82
Mortgage Rate:	5.8080%			Maturity Balance per SF(1):	$82
Note Date:	10/1/2025			Property Managers:	Cubesmart Asset Management,
Maturity Date:	10/11/2030				LLC and Extra Space
Original Term to Maturity:	60 months				Management, Inc.
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$11,601,875
Seasoning:	2 months			UW NCF:	$11,430,817
Prepayment Provisions(2):	YM1(26),DorYM1(27),O(7)			UW NOI Debt Yield(1):	8.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield(1):	8.2%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	8.3%
Additional Debt Balance(1):	$100,000,000			UW NCF DSCR(1):	1.39x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$12,247,995 (7/31/2025 TTM)
				2nd Most Recent NOI:	$12,684,581 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$12,973,259 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.7% (Various)
RE Taxes:	$1,565,740	$172,973	NAP	2nd Most Recent Occupancy:	87.3% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	88.3% (12/31/2023)
Replacement Reserve:	$0	$14,260	NAP	Appraised Value (as of)(4):	$223,300,000 (6/24/2025)
Deferred Maintenance:	$405,565	$0	NAP	Appraised Value PSF(4):	$131
Supplemental Tax Reserve Funds:	$436,358	$0	NAP	Cut-off Date LTV Ratio(1):	62.7%
				Maturity Date LTV Ratio(1):	62.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$140,000,000	100.0%	Loan Payoff:	$132,638,304	94.7%
			Upfront Reserves:	$2,407,663	1.7%
			Closing Costs:	$1,716,035	1.2%
			Return of Equity:	$3,237,999	2.3%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The Capital Storage Portfolio Mortgage Loan (as defined below) is part of the Capital Storage Portfolio Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $140,000,000. The Underwriting and Financial Information presented above are based on the aggregate Cut-off Date principal balance of the Capital Storage Portfolio Whole Loan.
(2)	In connection with full prepayment or defeasance, as applicable, the borrowers have the option to elect either yield maintenance-based or defeasance-based options prior to the open prepayment period. There is no lockout period associated with the yield maintenance-based option. The defeasance lockout period will be at least 26 months beginning with and including the first payment date on November 11, 2025. The assumed defeasance lockout period is based on the expected BANK5 2025-5YR18 closing date in December 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 5.7% portfolio premium. The sum of the individual appraised values is $211,250,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.3%.

The Mortgage Loan. The eighth largest mortgage loan (the “Capital Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Capital Storage Portfolio Whole Loan”) evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $140,000,000. The Capital Storage Portfolio Whole Loan is secured by a first lien mortgage on the borrowers’ fee interest in a 1,710,607 SF, self storage portfolio consisting of 22 properties (each, a “Capital Storage Portfolio Property” and collectively, the “Capital Storage Portfolio Properties” or the “Capital Storage Portfolio”) located across Texas, Florida and Oklahoma. The Capital Storage Portfolio Mortgage Loan is evidenced by the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $40,000,000.

The Capital Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR18 securitization trust until such time the controlling Note A-1 is securitized after which it will be serviced pursuant to the securitization trust to which Note A-1 is contributed. The relationship between the holders of the Capital Storage Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%
Capital Storage Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$70,000,000	$70,000,000	WFB	Yes
A-2	$40,000,000	$40,000,000	BANK5 2025-5YR18	No
A-3(1)	$20,000,000	$20,000,000	WFB	No
A-4(1)	$10,000,000	$10,000,000	WFB	No
Total	$140,000,000	$140,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers are FM471 Storage, LLC, Walzem Storage LLC, Junction Storage LLC, Shell Storage LLC, N Main Storage LLC, Dessau Storage LLC, FM 1460 Storage LLC, FM2978 Storage LLC, NW Freeway Storage LLC, Little York Storage LLC, McHard Storage LLC, Sabo Storage LLC, Eagle's Nest Storage LLC, Dollar Storage LLC, NW 27 Storage LLC, Hwy 66 Storage LLC, 51st Storage LLC, 71st Storage LLC, Fulton Storage LLC, Hwy 41 Storage LLC, Gatlin Storage LLC and Summerfield Storage LLC, each a Delaware limited liability company. Each borrower is a single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Capital Storage Portfolio Whole Loan.

The borrower sponsor is Etude Capital LLC (“Etude Capital”) and non-recourse carveout guarantor is Steven Stein. Etude Capital was founded by Steven Stein in 2012. Etude Capital manages a portfolio of public and private equities, real estate, credit, and derivatives with assets under management more than $150 million. Steven Stein is the sole shareholder of Etude Capital and is the largest individual investor in each of its funds.

The Properties. The Capital Storage Portfolio is comprised of 22 properties containing individual self storage assets totaling 12,502 units and 1,710,607 SF, located across three states – Texas, Florida and Oklahoma. The Capital Storage Portfolio includes 6,991 (55.9% of total units) non-climate-controlled units, 5,028 (40.2%) climate-controlled units, 474 (3.8%) parking units and 9 (0.1%) other units. The Capital Storage Portfolio has a weighted average year built of 2009 and no individual Capital Storage Portfolio Property accounts for more than 7.0% of underwritten net cash flow or 7.4% of units across the Capital Storage Portfolio. As of May to July 2025 (TTM), the Capital Storage Portfolio was 88.7% occupied. The borrower sponsor purchased the Capital Storage Portfolio in 2018 and has invested approximately $21.0 million in capital expenditures.

The following table presents certain information relating to the Capital Storage Portfolio Properties:

Portfolio Summary
Property	Address	City, State	Year Built	Units	Net Rentable Area (SF)(1)	Occupancy %	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF	% of UW NCF
5712 Old River	4230 North Farm to Market 565 Road	Old River-Winfree, TX	2016	611	91,208	93.3%	$9,583,000	6.8%	$12,900,000	$801,009	7.0%
5710 Houston	7705 Mchard Road	Houston, TX	2011	610	82,855	84.1%	$9,191,000	6.6%	$13,800,000	$704,165	6.2%
5720 Port St Lucie	2140 Southwest Gatlin Boulevard	Port St. Lucie, FL	1995	767	75,844	87.5%	$9,185,000	6.6%	$13,900,000	$703,571	6.2%
5704 Taylor	3706 North Main Street	Taylor, TX	1997	928	121,781	88.8%	$9,008,000	6.4%	$12,900,000	$692,587	6.1%
5705 Pflugerville	13601 Dessau Road	Pflugerville, TX	2016	705	89,226	87.7%	$8,847,000	6.3%	$12,500,000	$704,013	6.2%
5703 Georgetown	3901 Shell Road	Georgetown, TX	2015	479	70,770	93.3%	$7,299,000	5.2%	$10,100,000	$573,769	5.0%
5719 Palmetto	5310 US Highway 41 North	Palmetto, FL	Various	561	56,101	87.0%	$7,002,000	5.0%	$11,600,000	$546,652	4.8%
5707 Tomball	24210 Hufsmith Kohrville Road	Tomball, TX	2011	467	61,839	89.7%	$6,418,000	4.6%	$8,700,000	$506,468	4.4%
5721 Summerfield	15855 US Highway 441	Summerfield, FL	2018	542	79,756	79.5%	$6,412,000	4.6%	$11,000,000	$507,059	4.4%
5716 Broken Arrow	19451 East 51st Street South	Broken Arrow, OK	2008	605	92,831	93.7%	$6,375,000	4.6%	$8,500,000	$600,632	5.3%
5706 Georgetown	2701 Farm to Market Road 1460	Georgetown, TX	2016	575	78,516	94.6%	$6,198,000	4.4%	$9,500,000	$442,190	3.9%
5708 Cypress	21300 Northwest Freeway	Cypress, TX	2004	547	77,961	88.8%	$6,191,000	4.4%	$9,000,000	$470,556	4.1%
5718 Hudson	9406 Fulton Avenue	Hudson, FL	2008	639	74,351	80.0%	$6,022,000	4.3%	$9,600,000	$478,487	4.2%
5709 Katy	18860 West Little York Road	Katy, TX	2016	471	66,545	90.4%	$5,826,000	4.2%	$8,000,000	$456,966	4.0%
5711 Houston	10801 Sabo Road	Houston, TX	2004	751	106,916	85.6%	$5,298,000	3.8%	$9,500,000	$418,539	3.7%
5700 San Antonio	14130 Old Farm to Market 471 West	San Antonio, TX	2006	498	72,324	80.7%	$5,253,000	3.8%	$9,200,000	$409,284	3.6%
5713 Edmond	14333 North Santa Fe Avenue	Edmond, OK	2006	450	62,495	90.9%	$4,750,000	3.4%	$6,600,000	$506,969	4.4%
5714 Moore	820 Northwest 27th Street	Moore, OK	2011	541	73,287	93.9%	$4,687,000	3.3%	$6,250,000	$410,323	3.6%
5701 San Antonio	7007 Walzem Road	San Antonio, TX	2016	529	77,551	95.5%	$4,610,000	3.3%	$9,300,000	$362,607	3.2%
5702 Liberty Hill	400 North US Highway 183	Liberty Hill, TX	2016	421	65,892	83.6%	$4,270,000	3.1%	$8,300,000	$335,858	2.9%
5715 Catoosa	2861 North Highway 66	Catoosa, OK	2004	536	68,359	89.4%	$4,125,000	2.9%	$5,500,000	$444,767	3.9%
5717 Broken Arrow	7121 South 297th East Avenue	Broken Arrow, OK	2001	269	64,199	92.6%	$3,450,000	2.5%	$4,600,000	$354,348	3.1%
Total/Weighted Average				12,502	1,710,607	88.7%	$140,000,000	100.0%	$223,300,000(2)	$11,430,817	100.0%
(1)	Based on the underwritten rent roll as of May 31, 2025 for the 5707 Tomball property and July 31, 2025 for all other properties.
(2)	Represents the “As Portfolio” value, inclusive of a 5.7% portfolio premium. The sum of the individual appraised values is $211,250,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

The following table presents information with respect to the unit mix of the Capital Storage Portfolio Properties:

Unit Mix(1)
Unit	Net Rentable Area	% of Net Rental Area	# of Units	Current Occupancy	UW Rent Per Unit
Non-Climate Controlled	1,001,014	58.5%	6,991	88.7%	$35.36
Climate Controlled	648,053	37.9%	5,028	88.4%	$40.44
Parking	58,990	3.4%	474	85.7%	$31.36
Other(2)	2,550	0.1%	9	100.0%	$390.85
Total/Weighted Average	1,710,607	100.0%	12,502	88.5%(3)	$37.51
(1)	Based on the underwritten rent roll as of May 31, 2025 for the 5707 Tomball property and July 31, 2025 for all other properties.
(2)	Includes billboards, office and cell towers.
(3)	Total/Weighted average weighted on the number of units.

The Market. The Capital Storage Portfolio Properties are located across three states: Texas (13 properties, 60.2% of UW NCF), Oklahoma (5 properties, 20.3% of UW NCF), and Florida (4 properties, 19.6% of UW NCF).

The following table presents a market summary related to the Capital Storage Portfolio Properties:

State	Property Count	# of Units	SF	Allocated Whole Loan Amount	% of ALA	UW NCF
Texas	13	7,592	1,063,384	$87,992,000	62.9%	$6,878,010
Florida	4	2,509	286,052	$28,621,000	20.4%	$2,235,768
Oklahoma	5	2,401	361,171	$23,387,000	16.7%	$2,317,039
Total	22	12,502	1,710,607	$140,000,000	100.0%	$11,430,817

Appraisal. According to the appraisal, the Capital Storage Portfolio had an “As Portfolio” appraised value of $223,300,000 as of June 24, 2025, which is inclusive of an approximately 5.7% portfolio premium. Additionally, the appraisal appraised the Capital Storage Portfolio Properties as of various dates in June 2025, which produced an aggregate “as is” appraised value of $211,250,000.

Environmental Matters. According to the Phase I environmental site assessment with various dates in July 2025, there was no evidence of any recognized environmental conditions at any of the Capital Storage Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Capital Storage Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	7/31/2025 TTM(1)	UW	UW PSF
Base Rent	$18,616,186	$18,768,703	$18,578,953	$18,293,366	$18,277,085	$10.68
Grossed Up Vacant Space	$0	$0	$0	$0	$2,360,810	$1.38
Gross Potential Rent	$18,616,186	$18,768,703	$18,578,953	$18,293,366	$20,637,895	$12.06
Other Income(2)	$1,568,713	$1,577,359	$1,726,925	$1,670,511	$1,713,867	$1.00
Less: Concessions	$397,736	$405,667	$562,189	$529,698	$529,698	$0.31
Less: Collection Loss	$322,305	$253,757	$255,794	$296,521	$296,521	$0.17
Net Rental Income	$19,464,858	$19,686,638	$19,487,895	$19,137,659	$21,525,544	$12.58
Less: Vacancy	$0	$0	$0	$0	$2,360,810	$1.38
Effective Gross Income	$19,464,858	$19,686,638	$19,487,895	$19,137,659	$19,164,734	$11.20

Real Estate Taxes	$1,559,045	$1,640,388	$1,640,679	$1,775,039	$2,593,723	$1.52
Insurance	$259,246	$315,213	$336,375	$365,165	$185,332	$0.11
Management Fee	$973,904	$984,217	$963,035	$923,893	$958,237	$0.56
Other Expenses	$3,630,283	$3,773,561	$3,863,224	$3,825,567	$3,825,567	$2.24
Total Operating Expenses	$6,422,478	$6,713,379	$6,803,313	$6,889,664	$7,562,858	$4.42

Net Operating Income	$13,042,380	$12,973,259	$12,684,581	$12,247,995	$11,601,875	$6.78
Replacement Reserves	$0	$0	$0	$0	$171,058	$0.10
Net Cash Flow	$13,042,380	$12,973,259	$12,684,581	$12,247,995	$11,430,817	$6.68

Occupancy(3)	88.4%	88.3%	87.3%	88.5%	88.6%
NOI DSCR(4)	1.58x	1.57x	1.54x	1.49x	1.41x
NCF DSCR(4)	1.58x	1.57x	1.54x	1.49x	1.39x
NOI Debt Yield(4)	9.3%	9.3%	9.1%	8.7%	8.3%
NCF Debt Yield(4)	9.3%	9.3%	9.1%	8.7%	8.2%
(1)	Represents the annualized Trailing nine Months for 5 of the 22 properties where a management change took place at the properties and a T-12 was unavailable.
(2)	Other Income includes administrative fees, late fees, tenant insurance and merchandise sales.
(3)	The underwritten vacancy is 11.4%. The Capital Storage Portfolio was 88.7% occupied as of May 31, 2025 to July 31, 2025.
(4)	Debt service coverage ratios and debt yields are based on the Capital Storage Portfolio Whole Loan.

Escrows and Reserves.

Taxes – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $1,565,740 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next 12 months, initially $172,973.

Insurance – The Capital Storage Portfolio Whole Loan documents require ongoing monthly reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months. Ongoing monthly reserves for insurance are not required as long as (i) no event of default under the Capital Storage Portfolio Whole Loan documents has occurred and is continuing; (ii) the Capital Storage Portfolio Properties are part of a blanket or umbrella policy approved by the lender; (iii) the borrowers provide the lender with evidence of renewal of insurance policies; and (iv) the borrowers provide the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

Replacement Reserve – The Capital Storage Portfolio Whole Loan documents require ongoing monthly reserves in an amount equal to $14,260 for replacements.

Immediate Repair Funds – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $405,565 for immediate repairs.

Supplemental Tax Reserve Funds – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $436,358 as a supplemental reserve for real estate taxes.

Lockbox and Cash Management. The Capital Storage Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Trap Event Period (as defined below) the borrowers are required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Capital Storage Portfolio Whole Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Capital Storage Portfolio Whole Loan documents; or
(ii)	the net operating income debt service coverage ratio (“NOI DSCR”) is less than 1.15x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default; or
●	with regard to clause (ii) above, the NOI DSCR is equal to or greater than 1.15x for two consecutive calendar quarters.

Release of Property The Capital Storage Portfolio Whole Loan documents provide that, following the defeasance lockout period, the borrowers may obtain the release of any individual property in connection with a bona fide sale of a release property to an unaffiliated third party, subject to certain conditions, including:

(i)	no event of default shall have occurred or be continuing;
(ii)	prepayment of the Capital Storage Portfolio Whole Loan in an amount equal to the greatest of (A) 85% of the net sales proceeds from the property sale, (B) 110% of the allocated loan amount for the release property or (C) an amount sufficient to comply with related REMIC requirements, together with the applicable yield maintenance premium therefor;
(iii)	the post-release NOI DSCR being no less than 1.30x;
(iv)	the post-release net operating income debt yield’s being no less than 8.5%; and
(v)	an opinion of counsel that the partial release complies with REMIC requirements.

Terrorism Insurance. The Capital Storage Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers, in an amount equal to the full replacement cost of the Capital Storage Portfolio Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a six-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

LEVEL ONE

jcpenney
macy's
H&M
KAY
ZALES
GNC
ZARA
ALDO
LUSH

LEVEL TWO

jcpenney
macy's
UNI QLO
GAP
OLD NAVY
Lids
H&M
ZARA
Olive Garden

LEVEL THREE

jcpenney
macy's

Anchor / Major
Non Anchor / In-line
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Yonkers
Mount Vernon
WESTCHESTER COUNTY
New Rochelle
Pelham Manor
Van Cortlandt Park
NYS Thruway
Mosholu Pkwy
E. 223rd St.
Montefiore Medical Center Wakefield Campus
Nereid Ave.
Sandford Blvd.
S. Columbus Ave.
Baychester Ave.
E 233rd St.
Hutchinson River Pkwy
Pelhamdale Ave.
Weyman Ave.
Pelham Country Club
Pelham Rd.
WOODLAND CEMETERY
Mosholu Golf Course
Jerome Ave.
Montefiore Medical Center Moses Campus
METRO NORTH
Bronx River Pkwy
E. 222nd St.
Seton Falls Park
Boston Rd.
New England Thruway
Pelham Bay and Split Rock Golf Courses
Williamsbridge
Williamsbridge Oval
E. Gun Hill Rd.
Webster Ave.
Co-Op City
Bartow-Pell Mansion Museum
Mall at Bay Plaza
200 Baychester Avenue
The Bronx, NY 10475
BRONX
Gun Hill Rd.
Eastchester Rd.
Williamsbridge Rd.
City Island Rd.
Pelham Bay Park
Bronx Botanical Gardens
Fordham University
Jack Coffey Field
Pelham Pkwy.
NYC Health + Hospitals/ Jacobi
Montefiore Hutchinson Campus
Crotona Ave.
Bronx Zoo
Morris Park
Yeshiva Univ. Jack & Pearl Resnick Campus
Mercy College - Bronx Campus
Jack D. Weiler Hosp.
Albert Einstein Coll. of Medicine
Calvary Hospital
Aileen B. Ryan Recreational Complex
City Island
Morris Park Ave.
G.W. Bridge 3 miles
Tremont Ave.
The Fountain at Metropolitan Oval
Bruckner Expwy
Long Island Sound
Amazon
Throggs Neck Shopping Ctr.
Castle Hill
Ferry Point Park
Throgs Neck
Throgs Neck Bridge
SUNY Maritime College
Whitestone Br.
East River
PATERSON
YONKERS
NEW JERSEY
BRONX
LONG ISLAND
MANHATTAN
QUEENS
NEWARK
JERSEY CITY
BROOKLYN
STATEN ISLAND
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Mortgage Loan No. 9 – Mall at Bay Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	BBB-sf/NR/BBB-			Location:	The Bronx, NY 10475
Original Balance(1):	$30,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	4.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2014/NAP
Borrower Sponsor:	Prestige Properties & Development			Size(4):	695,857 SF
Guarantors:	Sami Shalem and Irving Pergament			Cut-off Date Balance PSF(1):	$244
Mortgage Rate(2):	6.7150%			Maturity Date Balance PSF(1):	$244
Note Date:	10/31/2025			Property Manager:	Prestige Properties &
Maturity Date:	11/1/2030				Development Co., Inc.
Term to Maturity:	60 months				(Borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$26,538,392
Seasoning:	1 month			UW NCF:	$26,482,560
Prepayment Provisions:	L(25),YM1(29),O(6)			UW NOI Debt Yield(1):	15.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	15.6%
Additional Debt Type(1):	Pari Passu/B-Note			UW NOI Debt Yield at Maturity(1):	15.6%
Additional Debt Balance(1):	$140,000,000/$110,000,000			UW NCF DSCR(1):	2.29x
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent NOI:	$26,227,930 (9/30/2025 TTM)
				2nd Most Recent NOI:	$26,641,518 (12/31/2024)
				3rd Most Recent NOI:	$26,551,097 (12/31/2023)
Reserves(3)				Most Recent Occupancy(5)(6):	91.6% (10/29/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	96.3% (12/31/2024)
Tax Reserve	$1,384,553	Springing	NAP	3rd Most Recent Occupancy(5):	96.3% (12/31/2023)
Insurance Reserve	$0	Springing	NAP	Appraised Value (as of) (7):	$492,274,298 (Various)
HVAC Replacement Reserve	$2,990,000	$0	NAP	Appraised Value PSF(7):	$707
Replacement Reserve	$4,653	$4,653	$111,664	Cut-off Date LTV Ratio(1)(7):	34.5%
Lease Rollover Reserve	$6,000,000	Springing	NAP	Maturity Date LTV Ratio(1)(7):	34.5%
Outstanding TI Reserve	$3,335,236	$0	NAP
Gap Rent Reserve	$583,333	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$170,000,000	55.5%	Loan Payoff:	$291,124,640	95.1%
Subordinate Loan Amount:	$110,000,000	35.9%	Upfront Reserves:	$14,297,775	4.7%
Sponsor Equity:	$26,222,520	8.6%	Closing Costs:	$800,106	0.3%
Total Sources:	$306,222,520	100.0%	Total Uses:	$306,222,520	100.0%

(1)	The Mall at Bay Plaza Mortgage Loan (as defined below) is part of the Mall at Bay Plaza Whole Loan (as defined below) evidenced by (i) three pari passu senior promissory notes with an aggregate original principal balance of $170,000,000 and (ii) a subordinate note with an aggregate original principal balance of $110,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Mall at Bay Plaza Senior Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the Mall at Bay Plaza Whole Loan are $402, $402, 9.5%, 9.5%, 9.5%, 1.42x, 56.9% and 56.9%, respectively.
(2)	Mortgage Rate is reflective of the mortgage rate for the Mall at Bay Plaza Senior Loan.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Inclusive of 323,645 SF associated with ground leased anchor boxes occupied by Macy’s and JCPenney.
(5)	Historical occupancy figures, as presented above, are inclusive of Macy’s and JCPenney’s ground leased square footage (323,645 SF), as provided by the borrower sponsor.
(6)	UW NOI and Most Recent Occupancy assumes 37,588 SF leased to LA Fitness as vacant. LA Fitness is currently dark, though continuing to pay contractual rent.
(7)	Appraised Value (as of) represents the “Total Prospective Market Value Assuming Reserve Account Funded” value which is the aggregate of the “Prospective Market Value Subject to Extraordinary Assumption Assuming a Reserve Account Funded” value and the “Excess Land (Lot 17) - Market Value As Is” value, as of September 15, 2025 and August 13, 2025, respectively, which is based on the extraordinary assumption that the cost of outstanding tenant improvement allowances and leasing commissions have been fully escrowed and will be available to fund such tenant improvements. The Excess Land (Lot 17) – Market Value As Is value represents the Market Value As Is value of Lot 17, a 35,575 SF vacant lot utilized for parking which is ground leased to a borrower-affiliate. Upon origination of the Mall at Bay Plaza Whole Loan $3,918,569 was deposited into an Outstanding TI/Free Rent Reserve to fund all obligations. The appraiser also concluded to an “as-is” value for the Mall at Bay Plaza Property (as defined below) of $475,000,000 as of August 13, 2025. Based on the “as-is” appraised value, The Mall at Bay Plaza Senior Loan results in a Cut-off Date LTV and Maturity Date LTV Ratio of 35.8% and 35.8%, respectively, and the Mall at Bay Plaza Whole Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 58.9% and 58.9%, respectively.

The Mortgage Loan. The ninth largest mortgage loan (the “Mall at Bay Plaza Mortgage Loan”) is part of a whole loan (the “Mall at Bay Plaza Whole Loan”) comprised of (i) three pari passu senior promissory notes with an aggregate original principal balance of $170,000,000 (collectively, the “Mall at Bay Plaza Senior Loan”) and (ii) a subordinate note B with an original principal balance of $110,000,000 (the “Mall at Bay Plaza Subordinate Loan”). The Mall at Bay Plaza Mortgage Loan is comprised of Note A-2, with an outstanding principal balance as of the Cut-off Date of $30,000,000. The Mall at Bay Plaza Whole Loan is secured by a first priority fee mortgage encumbering a 695,857 SF (inclusive of 323,645 SF attributable to ground leased anchor boxes occupied by Macy’s and JCPenney) retail property located in The Bronx, New York (the “Mall at Bay Plaza Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The Mall at Bay Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR18 securitization trust until Note B, the controlling note, is securitized, at which point the Mall at Bay Plaza Whole Loan will be serviced pursuant to the related pooling and servicing agreement. Note B is intended to be contributed to a future securitization, securing certain loan specific certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the Mall at Bay Plaza Whole Loan:

Mall at Bay Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$70,000,000	$70,000,000	JPMCB	No(2)
A-2	$30,000,000	$30,000,000	BANK5 2025-5YR18	No
A-3(1)	$70,000,000	$70,000,000	JPMCB	No
Senior Notes	$170,000,000	$170,000,000
B(1)	$110,000,000	$110,000,000	JPMCB	Yes
Whole Loan	$280,000,000	$280,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	Pursuant to the related co-lender agreement, the holder of Note B (the Mall at Bay Plaza Subordinate Loan) is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder.

The Borrowers and the Borrower Sponsor. The Borrowers (as defined herein) for the Mall at Bay Plaza Whole Loan are Mall 1-Bay Plaza, LLC (“Mall 1-BP”), Mall 2-Bay Plaza, LLC (“Mall 2-BP”) and Bay Plaza Mall, LLC (“Bay Plaza”, collectively with Mall 1-BP and Mall 2-BP, the “Borrowers”), each a New York limited liability company and single purpose entity.

The borrower sponsor is Prestige Properties & Development. Founded in 1984 by Sami Shalem and Irving Pergament, Prestige Properties & Development is a real estate company specializing in the ownership, development and management of Class A retail and office properties. The borrower sponsor has a portfolio comprised of 18 assets approximately 7,200,000 SF, inclusive of The Bay Plaza complex, made up of the Mall at Bay Plaza Property and the adjacent Bay Plaza Community Center. Both Sami Shalem and Irving Pergament (as individuals) serve as the non-recourse carveout guarantors for the Mall at Bay Plaza Whole Loan. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Mall at Bay Plaza Whole Loan.

The Property. Developed by the borrower sponsor in 2014 for approximately $403.9 million, the Mall at Bay Plaza Property is a 695,857 SF (inclusive of 323,645 SF attributable to ground leased anchor boxes occupied by Macy’s and JCPenney) super regional mall located in The Bronx, New York, situated on an approximately 21-acre parcel. The Mall at Bay Plaza Property is located at the northwest corner of the Hudson River Parkway Extension and Baychester Avenue in the Baychester neighborhood of The Bronx, adjacent to Co-Op City, the largest cooperative community in the world, with over 15,000 units, 35 high-rise residential buildings and over 50,000 residents. The Mall at Bay Plaza Property lies within the intersection of the Hutchinson River parkway and Interstate 95; two major highways in the region. The Mall at Bay Plaza Property has 2,320 parking spaces, resulting in a parking ratio of approximately 3.33 spaces per thousand SF. The asset is also well served by public transportation, with several MTA bus lines in place and Metro North constructing a train station less than a mile from the Mall at Bay Plaza Property.

The Mall at Bay Plaza Property benefits from its anchors JCPenney (among the top performing locations in the nation for the brand) and Macy’s. JCPenney has been in place at the property since 1997 and Macy’s tenancy was secured by the borrower sponsor in 2012 during the pre-development stage of the Mall at Bay Plaza Property. Most recently, JCPenney and Macy’s reported sales in 2024 of $23.5 million and $43.5 million, respectively, in-line with or outperforming national averages. Additionally, The Mall at Bay Plaza Property features the only Apple store in The Bronx, which generated sales of $42.3 million in 2024.

The Mall at Bay Plaza Property attracts approximately 14.7 million visitors annually and has a trade area of over 1.4 million people, which, per the appraisal and a third-party market research report, make the asset the highest trafficked among its competitive set. The Mall at Bay Plaza Property has historically benefited from high tenant demand with occupancy averaging 94.8% since 2017. Further, the Mall at Bay Plaza Property is 91.6% leased to 87 national and regional tenants, as of October 2025. Recently, the borrower sponsor was able to backfill 33,788 SF (4.9% NRA) formerly occupied by Forever 21, with Zara expected to be in occupancy in April 2026. Since 2022, the borrower sponsor has executed new and renewal leases accounting for approximately 33.3% of NRA, with positive leasing spread of 1.9% on average, even while converting approximately 40,000 SF of tenancy to triple net (“NNN”) leases, demonstrating outsized tenant demand and strength of retail offering relative to market. The Mall at Bay Plaza Property benefits from long term tenancy with 58.8% of UW Rent attributable to tenants in occupancy prior to 2016. The Mall at Bay Plaza Property has reported strong sales with total in-line sales of $750 PSF in 2024 (based on reporting tenants SF with less than 10,500 SF leased, excluding Apple), 53.4% greater than the national average mall sales of $489 PSF.

The Mall at Bay Plaza Property is comprised of nine tax lots/parcels, six of which benefit from the 25-year Industrial and Commercial Abatement Program (“ICAP”). Under the ICAP program, only 10% of the gross square footage in commercial buildings used for retail purposes is eligible to receive a 25-year ICAP benefit. Any square footage used for retail purposes above 10% of the gross square footage in the commercial building is eligible to receive a 15-year ICAP benefit. Therefore, only 10% of the Mall at Bay Plaza Property is benefitting from a full 25-year ICAP and the remaining 90% of the Mall at Bay Plaza Property is benefitting from a 15-year ICAP. With respect to the portion of the Mall at Bay Plaza Property benefitting from the 25-year ICAP benefit, (a) during the first 16 years of the exemption period, each lot benefits from a 100% exemption on the assessed value and (b) during the final nine years of the exemption period, the exemption is phased out in 10% increments. With respect to the portion of the Mall at Bay Plaza Property benefitting from the 15-year ICAP benefit, (a) during the first 11 years of the exemption period, each lot benefits from a 100% exemption on the assessed value and (b) during the final four years of the exemption period, the exemption is phased out in 20% increments. Five of the tax abatements commenced in tax year 2015/2016 and will run through tax year 2039/2040 and one tax abatement commenced in tax year 2016/2017 and will run through tax year 2040/2041. The abated taxes for fiscal year 2024/2025 totaled just over $2.2 million as compared to the appraisal’s estimated unabated real estate taxes of $14.9 million. The borrower sponsor has continued to pursue conversions to NNN leases upon renewals and lease rollover. Based on in-place contractual leases, tenants at

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

the Mall of Bay Plaza Property currently reimburse approximately 59.5% of real estate tax expenses. Further, assuming no further conversions to NNN lease structure, based on in-place contractual leases, it is estimated that tenants will reimburse approximately 51.8% of the incremental real estate tax burden as the abatement burns-off over the term of the Mall at Bay Plaza Whole Loan. For further detail regarding the real estate tax figures at the Mall at Bay Plaza Property, please see the table labeled “ICAP Tax Abatement Projections” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

Major Tenants.

Zara (36,478 SF; 5.2% of NRA; 6.4% of underwritten base rent): Founded in 1975, Zara is an international fashion retailer and part of the Inditex Group. Zara operates over 2,000 stores globally, offering a wide range of fashion-forward apparel. Upon execution of its lease in April 2025, Zara was provided a tenant improvement allowance in the amount of $3.0 million , payable in two equal installments at set milestones. Per the lease, the tenant build-out was to be completed by October 7, 2025 and the commencement date was to occur 210 days thereafter (or the date which Zara opens for business). Zara is expected to take occupancy of its space in March 2026 and begin paying rent April 2026. Zara’s lease will expire in March 2041, with two, five-year extension options and a termination option subject to 270 days’ notice prior to (i) the end of the 60th month (April 2031) or (ii) the end of the 90th month (October 2033) of the lease term.

H&M (28,253 SF; 4.1% of NRA; 5.2% of underwritten base rent): H&M is a leading global retailer, offering affordable, fashion-oriented apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M’s business primarily entails the sales of clothing, accessories, footwear, cosmetics, home textiles and homeware to consumers through both physical and digital channels. In certain markets, its products are sold via franchise partners. H&M's brands are H&M, H&M HOME, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society, along with its B2B initiatives Treadler and Creator Studio. H&M has been in occupancy since the initial construction of the Mall at Bay Plaza Property in 2014 and most recently extended in 2024. H&M’s lease expires in January 2030, with three, five-year extension options remaining and no termination option.

Billy Beez (19,201 SF; 2.8% NRA; 3.8% of underwritten base rent): Billy Beez is an indoor entertainment company specializing in large-scale, themed adventure parks designed for children and families. Founded in 2014, the brand operates under Billy Beez USA, LLC and is known for its vibrant, honeybee-themed play environments that promote physical, social and cognitive development through active play. Headquartered in New York City, Billy Beez has 14 locations across the United States, typically situated in major shopping malls to attract high foot traffic. Billy Beez has been in occupancy since 2015 and most recently renewed in 2021. Billy Beez’s lease expires in December 2026 with no renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to tenancy at the Mall at Bay Plaza Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Ground Lease Anchors
JCPenney	NR/NR/NR	163,645	23.5%	$350,000	1.3%	$2.14	4/30/2046	5, 10-year	N
Macy’s(4)	BBB-/Ba1/BB+	160,000	23.0%	$0	0.0%	$0.00	1/31/2063	1, 50-year	N

Major Tenants
Zara(5)	NR/NR/NR	36,478	5.2%	$1,750,000	6.4%	$47.97	3/31/2041	2, 5-year	Y(6)
H&M	NR/NR/NR	28,253	4.1%	$1,440,338	5.2%	$50.98	1/31/2030	3, 5-year	N
Billy Beez	NR/NR/NR	19,201	2.8%	$1,039,697	3.8%	$54.15	12/31/2026	None	N
Old Navy	NR/NR/NR	17,010	2.4%	$1,656,960	6.0%	$97.41	1/31/2037	None	N
Victoria’s Secret	NR/Ba3/BB-	11,332	1.6%	$1,269,184	4.6%	$112.00	1/31/2036	1, 5-year	N
Subtotal/Wtd. Avg.		112,274	16.1%	$7,156,179	26.1%	$63.74

Select In-Line Tenants
Uniqlo	NR/NR/A+	10,580	1.5%	$496,308	1.8%	$46.91	4/30/2027	None	N
Apple	NR/Aaa/AA+	10,391	1.5%	$504,483	1.8%	$48.55	1/31/2032	2, 5-year	Y(7)
GAP	NR/Ba2/BB	9,730	1.4%	$641,985	2.3%	$65.98	7/31/2032	None	Y (8)
Charlotte Russe	NR/NR/NR	8,872	1.3%	$409,876	1.5%	$46.20	MTM	None	N
Olive Garden	BBB/Baa2/BBB	8,603	1.2%	$686,089	2.5%	$79.75	12/31/2031	3, 5-year	N
Subtotal/Wtd. Avg.		48,176	6.9%	$2,738,741	10.0%	$56.85

Other In-line Tenants		152,978	22.0%	$17,210,991	62.7%	$112.51

Occupied Total		637,073	91.6%	$27,455,912	100.0%	$43.10

Vacant(9)		58,784	8.4%
Total/Wtd. Avg.		695,857	100.0%

(1)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive of contractual rent steps through 2026.
(2)	Certain tenants’ leases are subject to co-tenancy provisions.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(4)	Per the terms of its ground lease, Macy’s pays only for reimbursements and does not pay any contractual base rent.
(5)	Zara has executed its lease but is not yet in occupancy or paying rent. Zara is expected to take occupancy and commence paying rent in April 2026.
(6)	Zara may terminate its lease (i) at the end of the 60th month following the commencement date or (ii) at the end of the 90th month (as determined by its rent commencement date, which has yet to occur).
(7)	Apple may terminate its lease if its sales between September 24, 2026 and September 24, 2027 are less than $35 million. Apple’s 2024 sales totaled $42.3 million.
(8)	GAP may terminate if its sales are less than $3.5 million from the period of August 1, 2029 through July 31, 2030. GAP’s 2024 sales totaled $2.8 million.
(9)	Includes 37,588 SF leased to LA Fitness as vacant. LA Fitness is currently dark on its space and paying rent.

The following table presents sales history figures at the Mall at Bay Plaza Property:

Comparable Sales(1)
	2021	2022	2023	2024
Tenant (<10.5k SF) Sales PSF	$879	$1048	$1031	$1024
Tenant (<10.5k SF excluding Apple) Sales PSF	$879	$772	$771	$750
Tenant (<10.5k SF excluding Apple) Wtd. Avg. Occupancy Cost	-	-	-	15.6%(2)
Mall Sales (excl. Macy’s and JCPenney)	$143,533,269	$176,326,767	$190,421,434	$194,071,418
Macy's Sales	-	$45,978,010	$44,437,031	$43,535,686
JCPenney Sales	-	$28,858,783	$25,163,486	$23,579,697
Total Mall Sales	-	$251,163,560	$260,021,951	$261,186,801

(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Finally, these sales figures are not reflective of sales PSF of the entirety of the premises, as not all tenants are required to report sales.
(2)	Wtd. Avg. Occupancy Cost is calculated based the sum of contractual rent and reimbursements divided by gross sales, weighted on total reported sales. Contractual rent and reimbursements are based on the underwritten rent roll dated October 29, 2025 exclusive of ground lease tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to the lease rollover schedule at the Mall at Bay Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases	NRA Expiring (SF)	% of NRA Expiring	Cumulative % of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring	UW Base Rent Rolling PSF
2025/MTM	8	24,292	3.5%	3.5%	$2,548,505	9.3%	$2,548,505	9.3%	$104.91
2026	14	39,012	5.6%	9.1%	$3,470,684	12.6%	$6,019,189	21.9%	$88.96
2027	7	23,006	3.3%	12.4%	$2,089,480	7.6%	$8,108,669	29.5%	$90.82
2028	6	7,473	1.1%	13.5%	$948,408	3.5%	$9,057,077	33.0%	$126.91
2029	6	23,238	3.3%	16.8%	$1,848,257	6.7%	$10,905,334	39.7%	$79.54
2030	8	41,602	6.0%	22.8%	$2,803,782	10.2%	$13,709,117	49.9%	$67.40
2031	6	17,584	2.5%	25.3%	$1,629,773	5.9%	$15,338,890	55.9%	$92.69
2032	4	21,471	3.1%	28.4%	$1,391,840	5.1%	$16,730,730	60.9%	$64.82
2033	3	2,241	0.3%	28.7%	$266,517	1.0%	$16,997,247	61.9%	$118.93
2034	7	8,072	1.2%	29.9%	$1,339,712	4.9%	$18,336,959	66.8%	$165.97
2035	10	29,269	4.2%	34.1%	$3,200,885	11.7%	$21,537,844	78.4%	$109.36
2036 & Thereafter(3)	8	399,813	57.5%	91.6%	$5,918,068	21.6%	$27,455,912	100.0%	$14.80
Vacant	NAP	58,784	8.4%	100.0%	$0	0.0%	$27,455,912	100.0%	$0
Total / Wtd. Avg. (3)	87	695,857	100.0%		$27,455,912	100.0%			$43.10

(1)	Based on the underwritten rent roll dated October 29, 2025 inclusive of contractual rent steps through 2026.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the lease rollover schedule.
(3)	Includes 323,645 SF and rents attributable to ground leased anchor boxes occupied by Macy’s and JCPenney.

The Market. The Mall at Bay Plaza Property is located at the intersection of the Hutchinson River Parkway and I-95 at the northeastern border of Bronx County on the Hutchinson River. The Baychester neighborhood is bordered by the Eastchester neighborhood to the north, Williamsbridge neighborhood to the west, Pelham Gardens to the south and Hutchinson River. The I-95 bifurcates the Baychester neighborhood and provides access into Queens through the Throggs Neck Bridge and arterial access into Manhattan and New Jersey. Two subway stations run within close proximity to the Mall at Bay Plaza Property with the 6 train stopping in Pelham Bay Park and the 5 train stopping at Gun Hill Road Station.

Like many neighborhoods throughout New York City, Pelham Gardens / Co-op City are self-contained communities. The streets are improved with mainly middle-income residential housing types, including multi-tenant rentals, cooperative apartment and condominium buildings. Retail and commercial districts are located on East Gun Hill Road, Allerton Ave, Waring Ave and State Route 1. These major retail corridors primarily serve the local and surrounding neighborhoods and have historically been considered strong retail districts through the present day.

The Mall at Bay Plaza Property holds a dominant market position in one of the densest population areas in the country. The Mall at Bay Plaza Property serves a total trade area population of over 1.4 million people and over 555,000 households. Overlapping Bronx County, the Mall at Bay Plaza Property’s trade area is characterized by demographic diversity, cultural richness and economic vitality, making the Mall at Bay Plaza Property an ideal location for tenants to connect with a diverse consumer base.

A third-party market data source indicates that the Mall at Bay Plaza Property is located within the Bronx retail submarket. The Bronx retail Submarket metrics include a vacancy rate of 3.7%, an availability rate of 5.1%, rental rates of $50.48 PSF and a total submarket inventory of 34,200,000 SF of retail space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Mall at Bay Plaza Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Junior Anchor	$55.00	10	3% per annum	$100.00	$25.00
10,001 SF+	$50.00	10	3% per annum	$100.00	$25.00
7,501 SF - 10,000 SF	$65.00	10	3% per annum	$100.00	$25.00
5,001 - 7,500 SF	$75.00	10	3% per annum	$100.00	$25.00
2,501 - 5,000 SF	$85.00	10	3% per annum	$100.00	$25.00
1,201 - 2,500 SF	$95.00	10	3% per annum	$100.00	$25.00
Up to 1,200 SF	$125.00	10	3% per annum	$100.00	$25.00
Inline Food	$250.00	10	3% per annum	$100.00	$25.00
Jewelry	$170.00	10	3% per annum	$100.00	$25.00
Outparcel	$60.00	10	3% per annum	$100.00	$25.00
Restaurant	$55.00	10	3% per annum	$125.00	$30.00
Food Court	$300.00	5	3% per annum	$100.00	$25.00
Storage	$40.00	10	3% per annum	$0.00	$0.00

Source: Appraisal.

The table below presents certain information relating to retail centers comparable to the Mall at Bay Plaza Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Mall at Bay Plaza
Mall at Bay Plaza	2014/NAP	695,857(2)	91.6%(2)	JCPenney, Macy's, Zara, H&M	NAP
Bay Plaza Community Center	1988/2013	568,813	91.0%	AMC Theaters, Stop & Shop	0.3 miles North
Bay Plaza Shopping Center	1988/NAP	864,327	98.0%	Marshalls, PC Richards & Son, Staples, Ashley's Home Store	0.3 miles Southeast
Throggs Neck Shopping Center	2013/NAP	473,312	99.0%	Target	2.0 miles Southeast
Bruckner Commons	1964/1989	508,106	99.0%	BJ's Wholesale Club, Burlington, ShopRite	4.6 miles Southwest
Cross County Shopping Center	1954/1996	938,368	100.0%	Macy's, Target, Stop & Shop, Showcase Cinema	8.0 miles Northwest
Concourse Plaza	1990/2016	245,633	95.0%	Regal Cinemas, Food Bazaar	8.3 miles Southwest
Bronx Terminal Market	2009/NAP	918,537	97.0%	Target, BJ's Wholesale Club, Home Depot	9.6 miles Southwest
Ridge Hill	2011/NAP	1,113,071	100.0%	Lowe's, Wayfair, Showcase Cinema, LA Fitness, Whole Foods Market, Dick's Sporting Goods	9.9 miles Northwest
Weighted Average			97.9%(3)

Source: Appraisal.

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive 323,645 SF attributable to ground leased anchor boxes occupied by Macy’s and JCPenney.
(3)	Weighted Average excludes the Mall at Bay Plaza Property.

Appraisal. The appraised value of $492,274,298 is based on the aggregate of the “Prospective Market Value Subject to Extraordinary Assumption Assuming a Reserve Account Funded” value and the “Excess Land (Lot 17) - Market Value As Is” value, as of September 15, 2025 and August 13, 2025, respectively. As determined by the appraiser, the “as-is” value for the Mall at Bay Plaza Property as of August 13, 2025 is $475,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated August 13, 2025, there was no evidence of any recognized environmental conditions at the Mall at Bay Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mall at Bay Plaza Property:

Cash Flow Analysis(1)
	2022	2023	2024	9/30/2025 TTM	UW(2)	UW PSF
Base Rent	$27,196,617	$28,873,066	$28,118,300	$27,178,858	$27,083,541	$38.92
Rent Steps	0	0	0	0	372,371	$0.54
Straight-Line Rent	0	0	0	0	78,576	$0.11
Percentage Rent	2,032,520	1,240,135	1,082,240	642,226	642,226	$0.92
Vacant Income	0	0	0	0	3,829,912	$5.50
Gross Potential Rent	$29,229,137	$30,113,201	$29,200,540	$27,821,084	$32,006,626	$46.00
Reimbursements	2,367,995	2,640,784	2,705,400	3,293,594	6,362,587	$9.14
Garage Income	491,285	610,138	988,568	1,150,670	1,150,670	$1.65
Other Income	5,171,511	5,058,035	5,664,924	5,647,584	5,647,584	$8.12
Net Rental Income	$37,259,928	$38,422,158	$38,559,432	$37,912,932	$45,167,467	$64.91
Vacancy(3)	0	$0	$0	$0	(4,697,038)	($6.75)
Effective Gross Income	$37,259,928	$38,422,158	$38,559,432	$37,912,932	$40,470,428	$58.16
Real Estate Taxes(4)	1,798,769	1,894,079	2,166,036	2,209,847	4,300,272(5)	$6.18
Insurance	275,504	284,691	224,050	238,909	224,052	$0.32
Management	584,583	602,264	584,011	556,422	607,056	$0.87
Utilities	3,438,538	3,579,499	3,551,202	3,368,644	3,542,700	$5.09
Other Expenses	5,747,997	5,510,528	5,392,615	5,311,180	5,257,956	$7.56
Total Expenses	$11,845,391	$11,871,061	$11,917,914	$11,685,002	$13,932,037	$20.02
Net Operating Income	$25,414,537	$26,551,097	$26,641,518	$26,227,930	$26,538,392	$38.14
Replacement Reserves	0	0	0	0	55,832	$0.08
Net Cash Flow	$25,414,537	$26,551,097	$26,641,518	$26,227,930	$26,482,560	$38.06

Occupancy %	95.9%	96.3%	96.3%	91.6% (6)	87.8%(3)
NOI DSCR(7)	2.20x	2.29x	2.30x	2.27x	2.29x
NCF DSCR(7)	2.20x	2.29x	2.30x	2.27x	2.29x
NOI Debt Yield(7)	14.9%	15.6%	15.7%	15.4%	15.6%
NCF Debt Yield(7)	14.9%	15.6%	15.7%	15.4%	15.6%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive of contractual rent steps through 2026.
(3)	UW economic vacancy is 12.2%. The Mall at Bay Plaza Property was 91.6% physically occupied per October 29, 2025 rent roll and 84.2% occupied exclusive of ground leased anchor boxes occupied by Macy’s and JCPenney.
(4)	The Mall at Bay Plaza Property is comprised of nine tax lots/parcels of which four tax lots benefit from 15-year and 25-year ICAP tax abatements and two lots benefit from 25-year ICAP tax abatements. Five of the tax abatements commenced in tax year 2015/2016 and one commenced in tax year 2016/2017. According to the appraisal, unabated real estate taxes for fiscal year 2025 / 2026 are approximately $14.9 million.
(5)	UW Real Estate Taxes are inclusive of the taxes paid directly by JCPenney and Macy’s. Historical tax figures have excluded JCPenney and Macy’s taxes due to the tenants paying their share of taxes directly.
(6)	TTM Occupancy is as of October 29,2025
(7)	DSCR and Debt Yields are based on the Mall at Bay Plaza Senior Loan.

The following table presents the appraisal’s determined real estate tax abatement burn-off throughout the term of the Mall at Bay Plaza Whole Loan. Based on the in-place leases as of September 16, 2025. Based on in-place contractual leases, tenants at the Mall of Bay Plaza Property currently reimburse approximately 59.5% of real estate tax expenses. Further, assuming no further conversions to NNN lease structure, based on in-place contractual leases, it is estimated that tenants will reimburse approximately 51.8% of the incremental real estate tax burden as the abatement burns-off over the term of the Mall at Bay Plaza Whole Loan:

ICAP Tax Abatement Projections(1)(2)
Fiscal Year	2025/26	2026/27	2027/28	2028/29	2029/30	2030/31
Unabated Tax Amount	$12,569,912	$12,949,523	$13,340,600	$13,743,484	$14,158,538	$14,586,126
Abated Tax Amount	$2,271,005	$3,862,769	$5,561,331	$7,358,031	$9,257,239	$11,263,498

Source: Appraisal.

(1)	ICAP tax abatement projections are calculated using the assumptions as outlined within the appraisal.
(2)	The total tax abatement burn-off period for the Mall at Bay Plaza Property continues through fiscal year 2040 / 2041.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Escrows and Reserves.

Tax Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers made an initial deposit of $1,384,553 into an escrow for taxes and other assessments, if any. In addition, the Borrowers are required to make monthly deposits into such reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months. The monthly deposit requirements will be waived if (A) the Borrowers provide satisfactory evidence that such taxes and other charges have been paid prior to the date due and (B) so long as no Cash Sweep Period (as defined below) has occurred and is continuing.

Insurance Reserve – At the Mall at Bay Plaza Whole Loan origination, an escrow account was established insurance and other assessments. In addition, the Borrowers are required to make monthly deposits into such reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months. The monthly deposit requirements will be waived if (A) the Borrowers provide satisfactory evidence that such insurance payments and other charges have been paid prior to the date due, (B) the Mall at Bay Plaza Property is insured under a blanket policy and (C) so long as no event of default under the Mall at Bay Plaza Whole Loan agreement has occurred and is continuing.

HVAC Replacement Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers deposited $2,990,000 into the HVAC replacement reserve. These funds will be used to satisfy the required HVAC renovations and improvements as required within the Mall at Bay Plaza Whole Loan agreement. Borrowers’ failure to satisfy such requirements within six months of closing, or any extended period granted not to exceed an additional three months, will result in an event of default (a “HVAC Event of Default”). Upon the occurrence of a HVAC Event of Default, these funds may be used by lender for completion of the HVAC work or used for payment of the outstanding debt.

Replacement Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers made an initial deposit of $4,653 into an escrow for replacement reserves. Continuing on a monthly basis thereafter, the Borrowers must deposit $4,653 ($0.08 PSF, per year) into the replacement reserve, subject to a cap of $111,664, which is equal to two years of deposits.

Lease Rollover Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers deposited $6,000,000 into the lease rollover reserve to be used by the Borrowers for tenant improvement and leasing commission costs at the Mall at Bay Plaza Property. If at any time the balance of the lease rollover reserve is less than $1,000,000, the Borrowers must commence making monthly deposits in the amount of $31,018 ($0.53 PSF, per year). Additionally, within one day of Borrowers’ receipt of any termination fee or consideration in connection with any tenant’s election to exercise an early termination option within its lease, said funds must be deposited into the rollover reserve, provided that such lease termination payments must be used for releasing the vacated space in connection with the termination fee and any excess lease termination fees for such space after releasing shall be used for any free rent periods for such space and then released to the Borrowers.

Outstanding TI Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers were required to deposit with lender an amount equal to the sum of any outstanding tenant improvement allowances and/or leasing commissions due in connection with any lease at the Mall at Bay Plaza Property. This deposit amount totals $3,335,236.

Gap Rent Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers were required to deposit with lender an amount equal to the sum of any gap rent and/or free rent credits remaining in connection with any leases at the Mall at Bay Plaza Property. This deposit amount totals $583,333.

Lockbox and Cash Management.

The Mall at Bay Plaza Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within one business days after receipt. Additionally, Mall 1-BP must direct Mall 2-BP, as tenant under the JCPenney Ground Lease (as defined below), to deliver all ground rent payable directly into the lockbox account. During the continuance of a Cash Sweep Period, all funds in the lockbox account and such funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied and disbursed in accordance with the Mall at Bay Plaza Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Mall at Bay Plaza Whole Loan during the continuance of such Cash Sweep Period, or (ii) if no Cash Sweep Period is continuing, disbursed to the lockbox account with any funds remaining after the debt has been paid in full to the Borrowers.

A “Cash Sweep Period” means each period commencing upon the occurrence of (a) an event of default, (b) any bankruptcy action of borrower, (c) any bankruptcy action of manager, or (d) the debt service coverage ratio based on the trailing one quarter period immediately preceding the date of such determination being less than 1.20x.

A Cash Sweep Period will end upon the earlier of (A) the payment date next occurring following (i) with respect to clause (a) above, the acceptance by lender of a cure of such event of default, (ii) with respect to clause (c) above, if the Borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days of the bankruptcy action, or (iii) with respect to clause (d) above, the achievement of a debt service coverage ratio of 1.20x or greater for two consecutive quarters based upon the trailing two quarter period immediately preceding the date of determination, or (B) until the payment in full of all principal and interest on the Mall at Bay Plaza Whole Loan and all other amounts payable under the Mall at Bay Plaza Whole Loan documents in accordance with the loan agreement; provided, however, that (X) no event of default is continuing, (Y) in no event may the Borrowers cure a Cash Sweep Period caused by clauses (a) and (c) above more than two times in the aggregate, and (Z) Borrowers must have paid all of lender’s reasonable expenses incurred in connection with curing such Cash Sweep Period including reasonable attorney’s fees and expenses.

Subordinate Debt. The Mall at Bay Plaza Property secures the Mall at Bay Plaza Whole Loan which is comprised of the Mall at Bay Plaza Senior Loan and the Mall at Bay Plaza Subordinate Loan. The Mall at Bay Plaza Mortgage Loan is being included in the pool of mortgage loans that secures the BANK5 2025-5YR18 pooled certificates. The Mall at Bay Plaza Subordinate Loan is not included in such pool of mortgage loans but is intended to secure certain loan-specific certificates expected to be issued in a future securitization.

The Mall at Bay Plaza Senior Loan is entitled to payments of interest that are senior in right of payment to the Mall at Bay Plaza Subordinate Loan. The holders of the promissory notes evidencing the Mall at Bay Plaza Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Mall at Bay Plaza Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Mall at Bay Plaza AB Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Permitted Future Mezzanine Debt. The Borrowers have a one-time right to obtain a new mezzanine loan subject to (i) 30 days’ notice, (ii) no event of default ongoing, (iii) the aggregate principal amount of the new mezzanine loan does not result in a LTV greater than 56.9% or a debt service coverage ratio less than 1.41x, (iv) the existing lender and new mezzanine lender enter into an intercreditor agreement, subject to rating agency confirmation, and (v) the terms are in accordance with the Mall at Bay Plaza Whole Loan documents, any other applicable documents, and are acceptable to lender in its discretion.

The following table presents certain metrics related to the Mall at Bay Plaza Subordinate Loan:

Mall at Bay Plaza Subordinate Loan(1)
Cut-off Date Balance	Interest Rate	UW NOI Debt Yield(1)	UW NCF Debt Yield(1)	UW NOI Debt Yield at Maturity(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Maturity Date LTV Ratio(1)
$110,000,000	6.2950%	9.5%	9.5%	9.5%	1.42x	56.9%	56.9%

(1)	UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the principal balance of the Mall at Bay Plaza Whole Loan

Ground Lease. Both of the anchor tenants at the Mall at Bay Plaza Property, JCPenney and Macy’s, are subject to ground leases. Additionally, Lot 17, which comprises 35,575 SF of vacant land utilized as additional parking, is subject to a ground lease with an affiliate of the Borrowers, Mall 3-Bay Plaza, LLC (“Mall 3-BP”), as the ground tenant. Each of the fee interests owned by Bay Plaza and Mall 1-BP and Mall 2-BP’s leasehold interest secures the Mall at Bay Plaza Whole Loan as collateral, while Macy’s leasehold interest and Mall-3 BP’s leasehold interest are not pledged as collateral for the Mall at Bay Plaza Whole Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus for additional information.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$30,000,000
1010 Pacific Street	1010 Pacific Street	Cut-off Date LTV:	68.7%
Brooklyn, NY 11238		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$30,000,000
1010 Pacific Street	1010 Pacific Street	Cut-off Date LTV:	68.7%
Brooklyn, NY 11238		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Mortgage Loan No. 10 – 1010 Pacific Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Brooklyn, NY 11238
Original Balance(1):	$30,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	4.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023/NAP
Borrower Sponsors:	David Bistricer and Sam Levinson			Size:	175 Units
Guarantor:	Clipper Realty Inc.			Cut-off Date Balance per Unit(1):	$482,857
Mortgage Rate:	5.7300%			Maturity Date Balance per Unit(1):	$482,857
Note Date:	10/1/2025			Property Manager:	Clipper Realty L.P.
Maturity Date:	10/6/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$6,509,472
IO Period:	60 months			UW NCF:	$6,465,722
Seasoning:	2 months			UW NOI Debt Yield(1):	7.7%
Prepayment Provisions:	L(26),D(27),O(7)			UW NCF Debt Yield(1):	7.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	7.7%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.32x
Additional Debt Balance(1):	$54,500,000			Most Recent NOI:	$6,035,495 (7/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$6,208,777 (12/31/2024)
				3rd Most Recent NOI(3):	NAV
				Most Recent Occupancy:	97.7% (9/29/2025)
Reserves(2)				2nd Most Recent Occupancy:	97.3% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	NAV
RE Taxes:	$39,070	$7,814	NAP	Appraised Value (as of):	$123,000,000 (8/28/2025)
Insurance:	$81,576	$13,596	NAP	Appraised Value per Unit:	$702,857
Replacement Reserve:	$0	$3,646	NAP	Cut-off Date LTV Ratio(1):	68.7%
Rent Holdback Reserve:	$120,793	$0	NAP	Maturity Date LTV Ratio(1):	68.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$84,500,000	100.0%	Loan Payoff:	$80,396,456	95.1%
			Return of Equity:	$2,036,888	2.4%
			Closing Costs:	$1,825,217	2.2%
			Upfront Reserves:	$241,439	0.3%
Total Sources:	$84,500,000	100.0%	Total Uses:	$84,500,000	100.0%

(1)	The 1010 Pacific Street Mortgage Loan (as defined below) is part of the 1010 Pacific Street Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $84,500,000. Financial Information presented in the chart above is based on the 1010 Pacific Street Whole Loan.
(2)	See “Escrows and Reserves” for more information.
(3)	3rd Most Recent NOI and 3rd Most Recent Occupancy are not available as the 1010 Pacific Street Property (as defined below) was constructed in 2023.

The Mortgage Loan. The tenth largest mortgage loan (the “1010 Pacific Street Mortgage Loan”) is secured by the borrower’s fee simple interest in a 175-unit, high-rise multifamily property located in the Crown Heights neighborhood of Brooklyn, New York (the “1010 Pacific Street Property”). The 1010 Pacific Street Mortgage Loan is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $84,500,000 (the “1010 Pacific Street Whole Loan”). The 1010 Pacific Street Whole Loan was co-originated on October 1, 2025 by Citi Real Estate Funding Inc. and Morgan Stanley Bank, N.A., and accrues interest at a fixed rate of 5.7300% per annum. The 1010 Pacific Street Whole Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the 1010 Pacific Street Whole Loan is October 6, 2030. The 1010 Pacific Street Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $30,000,000. The 1010 Pacific Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V18 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the 1010 Pacific Street Whole Loan.

1010 Pacific Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$54,500,000	$54,500,000	Benchmark 2025-V18	Yes
A-2	$30,000,000	$30,000,000	BANK5 2025-5YR18	No
Total	$84,500,000	$84,500,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$30,000,000
1010 Pacific Street	1010 Pacific Street	Cut-off Date LTV:	68.7%
Brooklyn, NY 11238		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

The Borrower and the Borrower Sponsors. The borrower is 1010 Pacific Owner LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure.

The borrower sponsors are David Bistricer and Sam Levinson of Clipper Realty Inc. (“Clipper Realty”). The non-recourse carveout guarantor is Clipper Realty. Clipper Realty (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area with a portfolio of 10 assets in Manhattan and Brooklyn. David Bistricer is a co-chairman and the Chief Executive Officer of Clipper Realty and Sam Levinson is a co-chairman and the head of the investment committee of Clipper Realty.

The Property. The 1010 Pacific Street Property is a nine-story, 175 unit, high-rise multifamily property located in the Crown Heights neighborhood of Brooklyn, New York. The 1010 Pacific Street Property was completed in 2023 and includes 62 below-grade parking spaces which are leased to HVPT Icon Parking, LLC. Amenities at the 1010 Pacific Street Property include a fitness center, roof deck, lounge and bar, media room, pet spa, kids’ area and laundry rooms on every floor. Primary access to the Crown Heights neighborhood is provided by the A, C, 2, 3, and 4 trains, all of which provide direct access to Manhattan.

The unit mix at the 1010 Pacific Street Property consists of 16 studios, 129 one-bedroom units, and 30 two-bedroom units with an average unit size of 659 SF. Of the 175 units at the 1010 Pacific Street Property, 53 units are designated as affordable units. Unit amenities include stainless steel appliances, hardwood floors, central air and quartz countertops. As of September 29, 2025, the 1010 Pacific Street Property was 97.7% leased.

The 1010 Pacific Street Property benefits from a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption. In order to qualify for the tax exemption, at least 30% of the units at the 1010 Pacific Street Property (53 units) must be leased as “affordable units,” which are defined as affordable to a household whose income does not exceed 130% of the area median income (“AMI”). For years one through 25 of such exemption, 100% of the projected assessed value of the 1010 Pacific Street Property improvements on the tax lot would be exempt from real estate taxes. The exemption falls to 30% in years 26 through 35 of such exemption. Taxes were underwritten to the appraisal’s abated 2025/2026 taxes of $88,223. The appraisal’s estimated full tax liability for the 2025/2026 tax year is $2,136,409. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

The 1010 Pacific Street Property is subject to a Mandatory Inclusionary Housing Restrictive Declaration (the “1010 Pacific Street Declaration”) pursuant to which 52 of the 175 units at the 1010 Pacific Street Property must be affordable housing units. Under the 1010 Pacific Street Declaration, such 52 units are restricted to tenants earning not more than 80% of AMI. The 1010 Pacific Street Declaration requires the affordable units to be rent stabilized. Maximum rent for each affordable unit is 30% of the related percentage of AMI. The lender entered into a subordination agreement subordinating the 1010 Pacific Street Whole Loan to the 1010 Pacific Street Declaration. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the prospectus. The 52 affordable units under the 1010 Pacific Street Declaration are also counted toward the 53 affordable units required in connection with the 421-a tax exemption, with one additional unit leased to tenants with a maximum income of 130% of AMI to satisfy the requirements of the 421-a tax exemption.

The following table presents detailed information with respect to the units at the 1010 Pacific Street Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio Market	11	11	100.0%	427	$3,148	$7.37
Studio 80% AMI	4	4	100.0%	441	$1,655	$3.75
Studio 130% AMI	1	1	100.0%	447	$2,841	$6.35
1 Bedroom Market	90	86	95.6%	642	$4,191	$6.55
1 Bedroom 80% AMI	39	39	100.0%	630	$1,763	$2.80
2 Bedroom Market	21	21	100.0%	865	$5,294	$6.12
2 Bedroom 80% AMI	9	9	100.0%	884	$2,110	$2.39
Total/Wtd. Avg.	175	171	97.7%	659	$3,529	$5.41

(1)	Information is based on the underwritten rent roll dated September 29, 2025.

The Market. The 1010 Pacific Street Property is located at 1010 Pacific Street in the Crown Heights neighborhood of Brooklyn, New York and is situated one block south of Atlantic Avenue and nine blocks north of Prospect Park. The Crown Heights neighborhood offers access to multiple museums and attractions, including the Brooklyn Museum, Brooklyn Botanic Gardens and Prospect Park. Primary access to the Crown Heights Neighborhood is provided by the A, C, 2, 3 and 4 trains, all of which provide direct access to Manhattan.

According to a third-party market research report, the 1010 Pacific Street Property is located within the Prospect Park multifamily submarket of the New York Metro multifamily market. As of October 2, 2025, the Prospect Park multifamily submarket had inventory of 66,818 units, a vacancy rate of 3.9%, and average asking rent of $3,178 per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$30,000,000
1010 Pacific Street	1010 Pacific Street	Cut-off Date LTV:	68.7%
Brooklyn, NY 11238		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

The following table presents certain information relating to comparable multifamily rental properties to the 1010 Pacific Street Property:

Comparable Rental Properties
Property / Location	Distance from Subject	Year Built / Renovated	# Total Units	Unit Mix	Average Unit Size (SF)	Average Monthly Rent per Unit
1010 Pacific Street (subject)(1) 1010 Pacific Street Brooklyn, NY 11238		2023 / NAP	175	Studio Market Studio 80% AMI Studio 130% AMI 1 Bedroom Market 1 Bedroom 80% AMI 2 Bedroom Market 2 Bedroom 80% AMI	427 441 447 642 630 865 884	$3,148 $1,655 $2,841 $4,191 $1,763 $5,294 $2,110
545 Washington Avenue Brooklyn, NY 11238	0.6 mi	2009 / NAP	63	2 BR / 2 BA	1,014	$5,600
550 Vanderbilt Avenue Brooklyn, NY 11238	0.6 mi	2017 / NAP	278	Studio 1 BR / 1 BA 2 BR / 2 BA	468 646 1,053	$3,350 $4,500 $6,950
564 Saint John's Place Brooklyn, NY 11238	0.9 mi	2022 / NAP	193	1 BR / 1 BA 2 BR / 1 BA	583 612	$4,306 $4,263
461 Dean Street Brooklyn, NY 11217	1.0 mi	2016 / NAP	365	Studio 1 BR / 1 BA 2 BR / 2 BA	456 729 1,086	$3,595 $4,795 $6,295
409 Eastern Parkway Brooklyn, NY 11217	1.0 mi	2018 / NAP	186	1 BR / 1 BA 2 BR / 2 BA	602 952	$3,976 $5,995
1120 Saint John's Place Brooklyn, NY 11213	1.4 mi	2022 / NAP	75	Studio	423	$2,800
66 Rockwell Place Brooklyn, NY 11217	1.6 mi	2013 / NAP	326	Studio	521	$3,595
262 9th Street Brooklyn, NY 11215	2.5 mi	2021 / NAP	72	Studio 1 BR / 1 BA	367 640	$3,000 $3,800

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated September 29, 2025 other than Year Built / Renovated.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1010 Pacific Street Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF(1)
Studio Market	11	427	$3,148	$7.37	$3,175	$7.43
Studio 80% AMI	4	441	$1,655	$3.75	$1,623(1)	$3.68
Studio 130% AMI	1	447	$2,841	$6.35	$2,841(1)	$6.35
1 Bedroom Market	90	642	$4,191	$6.55	$4,225	$6.58
1 Bedroom 80% AMI	39	630	$1,763	$2.80	$1,763(1)	$2.80
2 Bedroom Market	21	865	$5,294	$6.12	$5,275	$6.10
2 Bedroom 80% AMI	9	884	$2,110	$2.39	$2,110(1)	$2.39
Total/Average	175	659	$3,529	$5.41	$3,560	$5.40

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated September 29, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the 1010 Pacific Street Property of $123,000,000 as of August 28, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 12, 2025, there is a controlled recognized environmental condition at the 1010 Pacific Street Property related to residual contamination with engineering controls. See “Description of the Mortgage Pool—Environmental Considerations” In the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$30,000,000
1010 Pacific Street	1010 Pacific Street	Cut-off Date LTV:	68.7%
Brooklyn, NY 11238		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the 1010 Pacific Street Property:

Cash Flow Analysis(1)
	12/31/2024	7/31/2025 TTM	UW	UW per Unit
Gross Potential Rent	$6,891,184	$6,684,945	$7,444,318	$42,539
Other Income(2)	$213,557	$243,656	$366,986	$2,097
(Vacancy / Credit Loss)	$0	$0	($223,330)	($1,276)
Effective Gross Income	$7,104,741	$6,928,601	$7,587,974	$43,360

Real Estate Taxes(3)	$88,533	$88,223	$88,223	$504
Insurance	$111,310	$120,615	$155,383	$888
Other Expenses(4)	$696,121	$684,268	$834,896	$4,771
Total Expenses	$895,964	$893,106	$1,078,502	$6,163

Net Operating Income	$6,208,777	$6,035,495	$6,509,472	$37,197
Capital Expenditures	$0	$0	$43,750	$250
TI/LC	$0	$0	$0	$0
Net Cash Flow	$6,208,777	$6,035,495	$6,465,722	$36,947

Occupancy %(5)	97.3%	96.6%	97.0%
NOI DSCR(6)	1.26x	1.23x	1.33x
NCF DSCR(6)	1.26x	1.23x	1.32x
NOI Debt Yield(6)	7.3%	7.1%	7.7%
NCF Debt Yield(6)	7.3%	7.1%	7.7%

(1)	Historical financial information prior to 2024 is not available because the 1010 Pacific Street Property was constructed in 2023.
(2)	Other Income includes parking income, laundry income and other miscellaneous income.
(3)	Real Estate Taxes are underwritten based on the abated taxes for the 2025/2026 tax year reflecting the 421-a tax abatement.
(4)	Other Expenses includes payroll and benefits, repairs and maintenance and general and administrative expenses.
(5)	7/31/2025 TTM Occupancy % represents the physical occupancy as of 7/31/2025. UW Occupancy % represents the economic occupancy.
(6)	DSCRs and Debt Yields are based on the 1010 Pacific Street Whole Loan.

Escrows and Reserves.

Real Estate Tax Escrows – On the 1010 Pacific Street Whole Loan origination date, the borrower was required to make an upfront deposit of approximately $39,070 into a reserve for real estate taxes. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $7,814).

Insurance Escrows – On the 1010 Pacific Street Whole Loan origination date, the borrower was required to make an upfront deposit of approximately $81,576 into a reserve for insurance premiums. At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the 1010 Pacific Street Property does not constitute an approved blanket or umbrella policy pursuant to the 1010 Pacific Street Whole Loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $13,596).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $3,646.

Rent Holdback Reserve – On the 1010 Pacific Street Whole Loan origination date, the borrower was required to make an upfront deposit of $120,793 into a rent holdback reserve relating to tenants which are delinquent in rent.

Lockbox / Cash Management. The 1010 Pacific Street Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all non-residential tenants under non-residential leases at the 1010 Pacific Street Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 1010 Pacific Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1010 Pacific Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1010 Pacific Street Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 1010 Pacific Street Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$30,000,000
1010 Pacific Street	1010 Pacific Street	Cut-off Date LTV:	68.7%
Brooklyn, NY 11238		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

“Trigger Period” means a period: (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the 1010 Pacific Street Whole Loan documents, and (ii) the debt service coverage ratio being less than 1.15x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the 1010 Pacific Street Whole Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Terrorism Insurance.  The 1010 Pacific Street Whole Loan documents require that the borrower obtains and maintains an “all risk” or “special perils” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of the 1010 Pacific Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Mortgage Loan No. 11 – ExchangeRight Net Leased Portfolio #72

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location(5):	Various, Various
Original Balance:	$25,910,000			General Property Type(5):	Various
Cut-off Date Balance:	$25,910,000			Detailed Property Type(5):	Various
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(5):	Various/Various
Borrower Sponsors:	David Fisher, Warren Thomas, Joshua			Size:	241,558 SF
	Ungerecht and			Cut-off Date Balance PSF:	$107
	ExchangeRight Real Estate, LLC			Maturity Date Balance PSF:	$107
Guarantors:	David Fisher, Warren Thomas,			Property Manager:	NLP Management, LLC (borrower-
	Joshua Ungerecht and				related)
	ExchangeRight Real Estate, LLC
Mortgage Rate:	5.7000%
Note Date:	9/30/2025
Maturity Date:	10/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$3,170,289
Amortization Term:	0 months			UW NCF:	$3,134,055
IO Period:	60 months			UW NOI Debt Yield:	12.2%
Seasoning:	2 months			UW NCF Debt Yield	12.1%
Prepayment Provisions:	L(26),D(27),O(7)			UW NOI Debt Yield at Maturity:	12.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.09x
Additional Debt Type:	NAP			Most Recent NOI(6):	NAV
Additional Debt Balance:	NAP			2nd Most Recent NOI(6):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(6):	NAV
Reserves				Most Recent Occupancy:	100.0% (12/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	NAV
RE Taxes:	$17,422	$17,422(1)	NAP	3rd Most Recent Occupancy(6):	NAV
Insurance:	$0	Springing(2)	NAP	Appraised Value (as of)(7):	$51,815,000 (Various)
Replacement Reserve:	$219,402	Springing(3)	NAP	Appraised Value PSF:	$215
Deferred Maintenance:	$42,908	$0	NAP	Cut-off Date LTV Ratio:	50.0%
TI/LC Reserve:	$500,000	Springing(4)	NAP	Maturity Date LTV Ratio:	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$25,910,000	49.5%	Purchase Price:	$51,037,134	97.5%
Borrower Sponsor Equity:	$26,455,568	50.5%	Closing Costs:	$548,703	1.0%
			Reserves:	$779,732	1.5%
Total Sources:	$52,365,568	100.0%	Total Uses:	$52,365,568	100.0%

(1)	The borrower is required to make monthly deposits in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, provided that no such deposit will be required with respect to the Direct Tax Pay Tenants (as defined below) so long as the Direct Pay Conditions (as defined below) are satisfied. “Direct Tax Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation. The initial Direct Tax Pay Tenants are the tenants at the (i) AutoZone – Hazle Township, PA, (ii) Wild Fork Foods – Aurora, IL, (iii) SLB Tractor Supply – Clare, MI, (iv) SLB Tractor Supply – Clio, MI, (v) SLB Tractor Supply – Hudson, MI, and (vi) SLB Tractor Supply – Muskegon, MI properties. “Direct Pay Conditions” means (i) no event of default exists, (ii) the borrower provides proof of payment by the applicable tenant (or the borrower) of the applicable tax, insurance or capital expense (in the case of taxes and insurance, on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties or 15 days prior to the due date for such insurance premium, as applicable), (iii) the tenant’s lease is not subject to any default beyond any applicable grace or cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the applicable expense has been materially jeopardized.
(2)	The borrower’s obligation to make monthly payments into an insurance reserve in an amount equal to 1/12th of the insurance premiums will be waived so long as (i) no event of default exists and (ii) the borrower maintains a blanket policy that satisfies the requirements of the ExchangeRight Net Leased Portfolio #72 Mortgage Loan (as defined below) documents. In addition, insurance reserve deposits are not required for Direct Insurance Pay Tenants (as defined below) provided that the Direct Pay Conditions are satisfied. “Direct Insurance Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable property and to pay insurance premiums directly to the insurance company and is actually exercising such right or complying with such obligation. The initial Direct Insurance Pay Tenants (which maintain property and terrorism insurance for the applicable property) are the tenants at the (i) Dollar General - Covington (Hwy 437), LA, (ii) Dollar General - Covington (Ronald Reagan), LA, (iii) Dollar General - Johnstown, PA, (iv) Dollar General Market - Ponchatoula, LA, (v) Dollar General - Phenix City, AL, (vi) Dollar General - South Park, PA, (vii) SLB Tractor Supply - Clare, MI, (viii) SLB Tractor Supply - Clio, MI, (ix) SLB Tractor Supply - Hudson, MI, (x) SLB Tractor Supply - Muskegon, MI, and (xi) Wild Fork Foods - Aurora, IL properties.
(3)	The borrower will be required during a cash management period to make monthly deposits into the replacement reserve account equal to the product of $0.15 and the aggregate number of rentable SF at the ExchangeRight Properties (as defined below) (initially approximately $3,019): provided that such deposits will not be required for square footage leased by tenants which are obligated under their leases to pay capital expenses for their premises; in each case, to the extent the Direct Pay Conditions are satisfied. The initial such tenants are the tenants at the (i) Dollar General - Covington (Hwy 437), LA, (ii) Dollar General - Covington (Ronald Reagan), LA, (iii) Dollar General - Johnstown, PA, (iv) Dollar General Market - Ponchatoula, LA, (v) Dollar General - Phenix City, AL, (vi) Dollar General - South Park, PA and (vii) Wild Fork Foods – Aurora, IL properties.
(4)	The borrower will be required during a cash management period to make monthly deposits into the TI/LC reserve account equal to the product of $0.70 and the aggregate number of rentable SF at the ExchangeRight Properties (initially approximately $14,091).
(5)	See “The Properties” section below.
(6)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties were acquired by the borrower between December 4, 2024 and August 25, 2025.
(7)	The individual appraised value as-of dates are between June 10, 2025 and September 4, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Various – Various	Loan #11	Cut-off Date Balance:	$25,910,000
Various	ExchangeRight Net Leased Portfolio #72	Cut-off Date LTV:	50.0%
Various		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	12.2%

The Mortgage Loan. The eleventh largest mortgage loan (the “ExchangeRight Net Leased Portfolio #72 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,910,000 and secured by the fee interests in 14 net leased, single-tenant retail properties and one medical office property, located in seven states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #72 Mortgage Loan is ExchangeRight Net-Leased Portfolio 72 DST, a Delaware statutory trust with at least one independent director. The borrower sponsors are David Fisher, Warren Thomas, Joshua Ungerecht and ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 26,000,000 SF of commercial properties under management and owns more than 1,300 investment-grade retail and multifamily properties located across 47 states. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Warren Thomas and Joshua Ungerecht (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #72 Mortgage Loan.

The borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #72 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #72 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #72 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #72 Master Tenant’s interest in all tenant rents was assigned to the borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #72 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #72 Mortgage Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #72 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #72 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #72 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties or (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #72 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #72 Mortgage Loan is not delivered to the lender.

At any time following September 30, 2026, the borrower sponsor has the right to effect a Qualified Transfer. A “Qualified Transfer” means a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #72 Master Tenant to an Approved Transferee (as defined below) and a replacement of the non-recourse carveout guarantors as the person who controls the borrower with such Approved Transferee (or other acceptable replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #72 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the borrower and ExchangeRight Net Leased Portfolio #72 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below) and for whom the lender has received a reasonably acceptable credit check and searches, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 SF in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 (excluding the ExchangeRight Properties) or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower and (6) causes borrower to be converted from a Delaware statutory trust unless borrower is solely owned by a person under management control of the Individual Guarantors and is no longer treated as an investment trust pursuant to Regulation Section 301.7701-4(c) of the Internal Revenue Code.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Various – Various	Loan #11	Cut-off Date Balance:	$25,910,000
Various	ExchangeRight Net Leased Portfolio #72	Cut-off Date LTV:	50.0%
Various		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	12.2%

In addition, at any time following September 30, 2026, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #72 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof that is management controlled by the Approved REIT and meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors with such Approved REIT, or provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors, ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (or such other acceptable replacement guarantor(s) satisfactory to the lender in its sole discretion), provided certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #72 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved REIT (or other acceptable replacement guarantor) executes a guarantee of recourse obligations (in substantially the form as the guarantee delivered at origination) pursuant to which it agrees to be liable under such guaranty (from and after the transfer), (iv) the Approved REIT (or a subsidiary thereof that is management controlled by the Approved REIT) owns 51% of the beneficial ownership interests in the borrower and ExchangeRight Net Leased Portfolio #72 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check and searches; (ii) is at all times (a) owned, directly or indirectly, by the Individual Guarantors in an amount that is equal to either (x) 0.50% of all equity interests or (y) equity interests valued at not less than $15,000,000, and (b) under the management control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check and searches, and (2) is at all times under management control by the Individual Guarantors (provided such management control is not required if the Approved REIT has acquired a controlling interest in ExchangeRight Real Estate, LLC and has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors); and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (y) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real estate investment trust, will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

The Properties. The ExchangeRight Properties are comprised of 14 single-tenant retail properties and one medical office property totaling 241,558 SF and located across seven states. The ExchangeRight Properties are located in Michigan (four properties, 47.9% of NRA and 42.9% of underwritten rent), California (one property, 11.7% of NRA and 16.8% of underwritten rent), Louisiana (three properties, 12.5% of NRA and 11.4% of underwritten rent), Pennsylvania (three properties, 12.7% of NRA and 9.8% of underwritten rent), Alabama (two properties, 9.4% of NRA and 8.9% of underwritten rent), Illinois (one property, 1.6% of NRA and 5.8% of underwritten rent) and South Carolina (one property, 4.1% of NRA and 4.4% of underwritten rent). Built between 1976 and 2025, with six of the 15 properties built in 2024 and one of the 15 properties built in 2025, the ExchangeRight Properties range in size from 3,800 SF to 42,981 SF.

Fourteen ExchangeRight Properties are leased to the following six nationally recognized tenants operating in diverse retail segments: Tractor Supply Company, Dollar General, Dollar Tree, AutoZone, Dollar General Market and Wild Fork Foods. One of the ExchangeRight Properties is a medical office property leased to Sutter Valley Medical Foundation. As of the Cut-off Date, the ExchangeRight Properties have a weighted average remaining lease term of approximately 15.0 years. Leases representing 100.0% of NRA and 100.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #72 Mortgage Loan.

The following table presents certain information relating to the state locations of the ExchangeRight Properties:

Geographic Summary
State	Number of Properties	Tenant SF	% of Collateral SF	Annual UW Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent
MI	4	115,718	47.9%	$1,451,945	$12.55	42.9%
CA	1	28,369	11.7%	$567,230	$19.99	16.8%
LA	3	30,158	12.5%	$386,700	$12.82	11.4%
PA	3	30,759	12.7%	$331,930	$10.79	9.8%
AL	2	22,754	9.4%	$302,633	$13.30	8.9%
IL	1	3,800	1.6%	$195,000	$51.32	5.8%
SC	1	10,000	4.1%	$149,700	$14.97	4.4%
Subtotal/Wtd. Avg.	15	241,558	100.0%	$3,385,138	$14.01	100.0%

Source:	Appraisals and Underwritten Rent Roll

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Various – Various	Loan #11	Cut-off Date Balance:	$25,910,000
Various	ExchangeRight Net Leased Portfolio #72	Cut-off Date LTV:	50.0%
Various		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	12.2%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their appraised values.

ExchangeRight Properties Summary
Property Name	Year Built/ Renovated(1)	Tenant NRSF	% of Portfolio NRSF	Lease Expiration Date	Appraised Value(1)	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
Sutter Healthcare - Modesto, CA	Modesto, CA	28,369	11.7%	8/31/2039	$9,350,000	18.0%	$567,230	$19.99	16.8%	3, 5-Year
SLB Tractor Supply - Clio, MI	Clio, MI	28,886	12.0%	9/30/2045	$7,900,000	15.2%	$503,200	$17.42	14.9%	3, 5-Year
SLB Tractor Supply - Clare, MI	Clare, MI	21,921	9.1%	9/30/2040	$5,600,000	10.8%	$358,825	$16.37	10.6%	3, 5-Year
SLB Tractor Supply - Hudson, MI	Hudson, MI	21,930	9.1%	9/30/2040	$5,000,000	9.6%	$319,020	$14.55	9.4%	3, 5-Year
SLB Tractor Supply - Muskegon, MI	Muskegon, MI	42,981	17.8%	9/30/2045	$4,250,000	8.2%	$270,900	$6.30	8.0%	3, 5-Year
Wild Fork Foods - Aurora, IL	Aurora, IL	3,800	1.6%	2/1/2040	$3,120,000	6.0%	$195,000	$51.32	5.8%	4, 5-Year
Dollar General - Phenix City, AL	Phenix City, AL	12,754	5.3%	11/30/2038	$2,160,000	4.2%	$154,233	$12.09	4.6%	5, 5-Year
Dollar Tree - Summerville, SC	Summerville, SC	10,000	4.1%	7/31/2035	$2,075,000	4.0%	$149,700	$14.97	4.4%	4, 5-Year
Dollar General Market - Ponchatoula, LA	Ponchatoula, LA	10,566	4.4%	9/30/2039	$2,060,000	4.0%	$145,439	$13.76	4.3%	5, 5-Year
Dollar Tree - Southside, AL	Southside, AL	10,000	4.1%	2/28/2035	$2,050,000	4.0%	$148,400	$14.84	4.4%	5, 5-Year
AutoZone - Hazle Township, PA	Hazleton, PA	12,051	5.0%	4/30/2035	$2,000,000	3.9%	$121,200	$10.06	3.6%	3, 5-Year
Dollar General – Covington (Hwy 437), LA	Covington, LA	10,566	4.4%	4/30/2039	$1,940,000	3.7%	$137,568	$13.02	4.1%	5, 5-Year
Dollar General - South Park, PA	South Park, PA	9,436	3.9%	5/31/2038	$1,480,000	2.9%	$106,446	$11.28	3.1%	2, 5-Year
Dollar General – Covington (Ronald Reagan), LA	Covington, LA	9,026	3.7%	8/31/2036	$1,430,000	2.8%	$103,693	$11.49	3.1%	3, 5-Year
Dollar General - Johnstown, PA	Johnstown, PA	9,272	3.8%	4/30/2038	$1,400,000	2.7%	$104,284	$11.25	3.1%	2, 5-Year
Total/Weighted Average		241,558	100.0%		$51,815,000	100.0%	$3,385,138	$14.01	100.0%

Source: Underwritten Rent Roll

(1)	Information obtained from the appraisals.

The following table presents a summary regarding the tenants at the ExchangeRight Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(2)	No. of Properties	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	App. % of Total Annual UW Base Rent
Tractor Supply Company	BBB / Baa1 / NR	4	115,718	47.9%	$1,451,945	$12.55	42.9%
Dollar General	BBB / Baa3 / NR	5	51,054	21.1%	$606,224	$11.87	17.9%
Sutter Valley Medical Foundation	NR / NR / AA-	1	28,369	11.7%	$567,230	$19.99	16.8%
Dollar Tree	BBB / Baa2 / NR	2	20,000	8.3%	$298,100	$14.91	8.8%
AutoZone	BBB / Baa1 / BBB	1	12,051	5.0%	$121,200	$10.06	3.6%
Dollar General Market	BBB / Baa3 / NR	1	10,566	4.4%	$145,439	$13.76	4.3%
Wild Fork Foods	NR / NR / NR	1	3,800	1.6%	$195,000	$51.32	5.8%
Subtotal/Wtd. Avg.		15	241,558	100.0%	$3,385,138	$14.01	100.0%

Vacant		0	0	0.0%
Total/Wtd. Avg.		15	241,558	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Various – Various	Loan #11	Cut-off Date Balance:	$25,910,000
Various	ExchangeRight Net Leased Portfolio #72	Cut-off Date LTV:	50.0%
Various		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	12.2%

The following table presents certain information relating to the lease rollover at the ExchangeRight Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2033	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2034	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2035 & Beyond	15	241,558	$14.01	100.0%	100.0%	$3,385,138	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	15	241,558	$14.01	100.0%		$3,385,138	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

Appraisal. The appraisal concluded to an aggregate “As-Is” appraised value for the ExchangeRight Properties of $51,815,000 as of between June 10, 2025 and September 4, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated between April 16, 2025 and September 3, 2025, there was no evidence of any recognized environmental conditions at the ExchangeRight Properties. The environmental site assessment for the Dollar General—Johnstown, PA property identified a controlled recognized environmental condition. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Various – Various	Loan #11	Cut-off Date Balance:	$25,910,000
Various	ExchangeRight Net Leased Portfolio #72	Cut-off Date LTV:	50.0%
Various		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	12.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the ExchangeRight Properties:

Cash Flow Analysis(1)
	UW	UW Per SF
Gross Potential Rent	$3,385,138	$14.01
Total Recoveries	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($116,799)	($0.48)
Effective Gross Income	$3,268,339	$13.53

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee(2)	$98,050	$0.41
Total Expenses(2)	$98,050	$0.41

Net Operating Income	$3,170,289	$13.12
Capital Expenditures	$36,234	$0.15
TI/LC	$30,746	$0.13
Plus TI/LC Credit(3)	($30,746)	($0.13)
Net Cash Flow	$3,134,055	$12.97

Occupancy %(4)	96.5%
NOI DSCR	2.12x
NCF DSCR	2.09x
NOI Debt Yield	12.2%
NCF Debt Yield	12.1%

(1)	Historical financial information is not available because the ExchangeRight Properties were acquired by the borrower sponsor between December 4, 2024 and August 25, 2025.
(2)	Total Expenses consist of a 3.0% management fee.
(3)	Plus TI/LC Credit means credit for the initial deposit to the TI/LC reserve netted against the Underwritten TI/LC.
(4)	Occupancy % represents economic occupancy at the ExchangeRight Properties. As of December 1, 2025, the ExchangeRight Properties were 100.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Mortgage Loan No. 12 – 651 Brannan Street

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/Aaa/NR	Location:	San Francisco, CA 94107
Original Balance:	$25,000,000	General Property Type:	Office
Cut-off Date Balance:	$24,929,890	Detailed Property Type:	CBD
% of Initial Pool Balance:	3.5%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1911/2015
Borrower Sponsor:	W5 - Brannan L.P.	Size:	137,326 SF
Guarantor:	Jung T. Wang Family Trust	Cut-off Date Balance PSF:	$182
Mortgage Rate:	5.8350%	Maturity Date Balance PSF:	$165
Note Date:	9/5/2025	Property Manager:	Soma Property Management, LLC
Maturity Date:	10/1/2030	Underwriting and Financial Information
Term to Maturity:	60 months	UW NOI:	$9,648,284
Amortization Term:	300 months	UW NCF:	$9,062,531
IO Period:	0 months	UW NOI Debt Yield:	38.7%
Seasoning:	2 months	UW NCF Debt Yield:	36.4%
Prepayment Provisions(1):	YM1(54),O(6)	UW NOI Debt Yield at Maturity:	42.7%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NCF DSCR:	4.76x
Additional Debt Type:	NAP	Most Recent NOI:	$9,544,618 (7/31/2025 TTM)
Additional Debt Balance:	NAP	2nd Most Recent NOI(2):	$9,530,634 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)	3rd Most Recent NOI(2):	$7,595,826 (12/31/2023)
Most Recent Occupancy:	100.0% (6/1/2025)
Reserves	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$19,033	$9,517	NAP	Appraised Value (as of)(3):	$89,100,000 (6/4/2025)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$649
Cut-off Date LTV Ratio(3):	28.0%
Maturity Date LTV Ratio(3):	25.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$25,000,000	76.5%	Loan Payoff:	$32,375,300	99.1%
Borrower Sponsor Equity:	$7,675,507	23.5%	Closing Costs:	$281,175	0.9%
			Upfront Reserves:	$19,033	0.1%
Total Sources:	$32,675,507	100.0%	Total Uses:	$32,675,507	100.0%

(1)	The 651 Brannan Street Mortgage Loan (as defined below) has no lockout period. The borrower may prepay the 651 Brannan Street Mortgage Loan at any time with the payment of yield maintenance premium.
(2)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily due to burn off of the rent concession granted to Pinterest (approximately $1.2 million) in connection with execution of its lease renewal in 2022.
(3)	The appraisal also provides for a concluded “as dark” value of $59,900,000 as of June 4, 2025. Based on the “as dark” appraised value, the 651 Brannan Street Mortgage Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 41.6% and 37.7%, respectively.

The Mortgage Loan. The twelfth largest mortgage loan (the “651 Brannan Street Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $25,000,000 and secured by the borrower’s fee interest in a 137,326 SF office property in San Francisco, California (the “651 Brannan Street Property”).

The Borrower and the Borrower Sponsor. The borrower for the 651 Brannan Street Mortgage Loan is W5 Brannan LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor is W5-Brannan LP, a California limited partnership comprised of the Jung T. Wang Family Trust (1% GP interest) and limited partners Jung T. Wang Family Trust (38%), Jung T. Wang Residual Trust (13%), James and Jane Park Family Trust (16%), Walter Charles Wang (16%) and the Victor and Melissa Wang Family Trust (16%). The non-recourse carveout guarantor is Jung T. Wang Family Trust.

Inja Kim Wang and Jung T. Wang came to the United States in 1963. Together, they co-founded U-Jin Enterprises, Inc., now known as King’s Asian Gourmet, Inc. and subsequently established King’s Kimchi, the No. 1 selling brand of kimchi in the United States. Inja also co-founded and serves as the Managing Member for Wang Ventures, a family investment partnership through which she has researched and invested in several medical devices, financial, and technology start-up companies. Further, the Wang family have purchased, managed, financed, leased and renovated real estate projects since the 1970’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Office – CBD	Loan #12	Cut-off Date Balance:	$24,929,890
651 Brannan Street	651 Brannan Street	Cut-off Date LTV:	28.0%
San Francisco, CA 94107		UW NCF DSCR:	4.76x
		UW NOI Debt Yield:	38.7%

The Property. The 651 Brannan Street Property is a Class A, four-story, 137,326 SF office building located in the South of Market neighborhood of San Francisco, California. Originally constructed in 1911, the 651 Brannan Street Property was gut renovated and reconfigured to create a new headquarters location for Pinterest in 2015. In connection with the renovation, Pinterest invested approximately $20.1 million to build out its space, in addition to receiving an approximately $4.8 million tenant improvement allowance. Additionally, in the last two years, Pinterest has demonstrated commitment to its headquarters by completing additional capital expenditure projects, such as the addition of more desks and pods on floors two through four, the addition of employee lounge areas to the second and fourth floors, upgrading the kitchen and dining room equipment and building out an event space with new audio and video capabilities. Further, Pinterest has several proposed projects to be completed by next year, which include upgrading the main lobby, a new reception desk, relocating the main entrance door, adding new light fixtures and building out its film studio. The 651 Brannan Street Property also benefits from strong transportation access. Located proximate to the 651 Brannan Street Property is the main San Francisco CalTrain station, which provides for commuter rail service along the San Francisco Peninsula and through the South Bay to San Jose and Gilroy. Average weekday ridership in the month of June 2025 was approximately 39,902, which represents a 62% increase as compared to June 2024, indicating that riders have continued to return to the Caltrain system for work and leisure travel. The borrower sponsor has owned the 651 Brannan Street Property since May of 1991, and in connection with the origination of the 651 Brannan Street Mortgage Loan, the borrower sponsor was required to contribute approximately $7.7 million in additional cash equity, materially deleveraging from the prior financing. Moreover, the 651 Brannan Street Mortgage Loan is structured with conservative loan metrics, including an UW NOI Debt Yield and UW NCF DSCR of 38.7% and 4.76x, respectively, and features a 25-year amortization schedule, further reducing the leverage profile over the term of the 651 Brannan Street Mortgage Loan.

As of June 1, 2025, the 651 Brannan Street Property was 100.0% leased to two tenants, Pinterest and Verizon. Pinterest currently utilizes its space at the 651 Brannan Street Property as its global headquarters and has committed to the 651 Brannan Street Property via considerable capital investment into its space since first taking occupancy in 2015. From 2019 to June 1, 2025, the 651 Brannan Street Property maintained an average occupancy of 100.0%.

Major Tenants.

Pinterest (120,113 SF, 87.5% of NRA, 84.5% of UW rent). Pinterest is an American social media platform launched in 2010 by Ben Silbermann, Paul Sciarra and Evan Sharp. The platform functions by allowing users to upload and share imagines, called “pins”, and subsequently organize the pins into themed collections, called “pinboards”. In April of 2019, Pinterest issued its initial public offering at $19 a share, representing a $10 billion valuation. As of August 2025, Pinterest had a market capitalization of approximately $24.65 billion. Pinterest has occupied its leased space at the 651 Brannan Street Property since 2015 and currently occupies space across the first, second, third and fourth floors. Pinterest has a lease expiration date in May 2029 subject to one, five-year renewal option and a contraction option that allows Pinterest to terminate its lease solely with respect to the third and/or fourth floors on or after May 31, 2026, provided Pinterest provides notice at least nine full calendar months prior to the termination date. Moreover, Pinterest is required to pay a termination fee equal to the sum of the pro rata portion of any unamortized tenant improvement allowance and leasing commissions in connection with the space, all of which would be reserved with lender as additional collateral for the 651 Brannan Street Mortgage Loan. Finally, Pinterest has a right of first negotiation, pursuant to which the borrower must give notice to Pinterest if the borrower intends to sell the building. Pinterest must notify the borrower within 10 days if it is interested in purchasing the 651 Brannan Street Property, at which point Pinterest and the borrower will have an additional 10 business days to negotiate the terms of sale, during which time the borrower cannot enter into a letter of intent or accept another offer for the 651 Brannan Street Property. Moreover, the 651 Brannan Street Mortgage Loan is structured with several features should Pinterest give notice to exercise its contraction option or if Pinterest gives notice it intends not renew. Should Pinterest give notice to exercise its contraction option, an uncapped cash flow sweep will begin; alternatively, the borrower sponsor can deposit cash or a letter of credit in the amount of $4.0 million. Further, an uncapped cash flow sweep will begin 12 months prior to the stated lease expiration, in which event the borrower sponsor can deposit cash or a letter of credit in the amount of $6.0 million.

Verizon (17,213 SF, 12.5% of NRA, 15.5% of UW rent). Verizon is one of the world’s leading providers of communications, technology, information and streaming products and services to consumers, businesses and government entities. With a presence around the world, Verizon offers data, video and voice services and solutions on its networks and platforms. As of March 31, 2024, Verizon had 114.8 million subscribers, with the largest network in the United States. Verizon has occupied its leased space at the 651 Brannan Street Property since it acquired XO Communications, the previous tenant, in 2017. XO Communications had previously occupied the space since 1998. Verizon has a lease expiration date in November 2033, two, five-year renewal options remaining and no termination options.

The following table presents a summary regarding the major tenants at the 651 Brannan Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Pinterest	NR/NR/NR	120,113	87.5%	$9,463,703	84.5%	$78.79	5/31/2029	1 x 5 year	Y(2)
Verizon	Baa1/A-/BBB+	17,213	12.5%	$1,729,750	15.5%	$100.49	11/3/2033	2 x 5 year	N
Subtotal/Wtd. Avg.		137,326	100.0%	$11,193,453	100.0%	$81.51

Other Tenants		0	0.0%	$0	0.0%	$0
Occupied Subtotal/Wtd. Avg.		137,326	100.0%	11,193,453	100.0%	$81.51

Vacant Space		0	0.0%
Total/Wtd. Avg.		137,326	100.0%

(1)	Based on the underwritten rent roll dated as of June 1, 2025, inclusive of contractual rent steps through June 2026.
(2)	Pinterest may terminate its lease solely with respect to its space on the third and/or fourth floors on or after May 31, 2026, provided Pinterest gives notice at least nine full calendar months prior to the termination date. Moreover, Pinterest is required to pay a termination fee equal to the unamortized portion of the pro rata portion of tenant improvement allowance any leasing commissions received in connection with the space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Office – CBD	Loan #12	Cut-off Date Balance:	$24,929,890
651 Brannan Street	651 Brannan Street	Cut-off Date LTV:	28.0%
San Francisco, CA 94107		UW NCF DSCR:	4.76x
		UW NOI Debt Yield:	38.7%

The following table presents certain information relating to the lease rollover schedule at the 651 Brannan Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	1	120,113	87.5%	87.5%	$9,463,703	84.5%	84.5%	$78.79
2030	0	0	0.0%	87.5%	$0	0.0%	84.5%	$0.00
2031	0	0	0.0%	87.5%	$0	0.0%	84.5%	$0.00
2032	0	0	0.0%	87.5%	$0	0.0%	84.5%	$0.00
2033	1	17,213	12.5%	100.0%	$1,729,750	15.5%	100.0%	$100.49
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	2	137,326	100.0%		$11,193,453	100.0%		81.51

(1)	Based on the underwritten rent roll dated as of June 1, 2025, inclusive of contractual rent steps through June 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The Market. The 651 Brannan Street Property is located within San Francisco and San Francisco County as part of the San Francisco-Redwood City-South San Francisco metro area (“San Francisco Metro”). According to the appraisal, the San Francisco Metro is projected to outperform other metro regions across the United States in four of eight performance categories shown over the next five years, including gross metro product, unemployment rate, personal income growth, as well as single-family and multifamily permits. San Francisco features a diverse workforce and variety of industry sectors. The most prominent occupations are professional (36.4%) and management/business/financial (27.8%). The most prominent sectors are services (59.5%), retail trade (8.1%) and finance/insurance/real estate (7.9%). Major employers within the area are University of California San Francisco, Salesforce.com Inc. and Sutter Health. While the appraisal reports that the tech sector, long considered the most prominent industry in the San Francisco Metro, will feature low near term growth. Additionally, in the long-term, the highly skilled workforce and its entrepreneurial culture will ensure a solid tech presence. The 651 Brannan Street Property is located proximate to major airports, being about 15 minutes away from both the San Francisco and Oakland Airports. According to the appraisal, the 2024 total populations within a 1, 3 and 5-mile radius is 87,664, 456,931 and 728,148, respectively. The 2024 average household income within a 1, 3 and 5-mile radius are $189,211, $205,230 and $202,325, respectively. Notably, the median household income within a three-mile radius is greater than San Francisco citywide and California statewide. The surrounding area is also well educated, with 68.1% of the population within a three-mile radius being college graduates.

Occupancy and asking rent PSF in the San Francisco office market as of the first quarter of 2025 were 74.8% and $43.67, respectively. The office market has been improving, with vacancy decreasing in the last two quarters, largely due to the momentum gained from AI startup leasing. Overall, the high level of talent and continued investment is expected to continue to buoy the submarket in the longer run.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Office – CBD	Loan #12	Cut-off Date Balance:	$24,929,890
651 Brannan Street	651 Brannan Street	Cut-off Date LTV:	28.0%
San Francisco, CA 94107		UW NCF DSCR:	4.76x
		UW NOI Debt Yield:	38.7%

The following table presents recent leasing data for office tenants at comparable properties with respect to the 651 Brannan Street Property:

Comparable Office Lease Summary
Subject/Location	Tenant Name	Size (SF)	Lease Date	Lease Term (Mos.)	Rent PSF
651 Brannan Street San Francisco, CA	Pinterest(1)	120,113(1)	Jun-15(1)	168(1)	$78.79(1)
631 Howard Street San Francisco, CA	People Against Dirty	66,436	Oct-25	24	$72.00
600 Townsend Street San Francisco, CA	Tools for Humanity	87,405	May-25	120	$70.00
550 3rd Street San Francisco, CA	Character.AI	25,000	Feb-25	39	$75.00
760 Market Street San Francisco, CA	Volley, Inc	24,725	Oct-24	26	$67.00
539 Bryant Street San Francisco, CA	HoneyBook, Inc	11,514	Jun-24	65	$57.00
275 Brannan Street San Francisco, CA	GitHub	57,120	May-24	60	$60.00
501 2nd Street San Francisco, CA	WhatNot	10,886	Feb-24	63	$72.00

Source:	Appraisal and third-party market research reports
(1)	Based on the underwritten rent roll dated as of June 1, 2025, inclusive of contractual rent steps through June 2026.

The following table presents information relating to the appraisal’s market rent conclusion for the 651 Brannan Street Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection
Office	$70.00	84	3.0% per year

Source:	Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the 651 Brannan Street Property of $89,100,000. The appraisal also provides for a concluded “as dark” value of $59,900,000 as of June 4, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated June 5, 2025, there was no evidence of any recognized environmental conditions at the 651 Brannan Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Office – CBD	Loan #12	Cut-off Date Balance:	$24,929,890
651 Brannan Street	651 Brannan Street	Cut-off Date LTV:	28.0%
San Francisco, CA 94107		UW NCF DSCR:	4.76x
		UW NOI Debt Yield:	38.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 651 Brannan Street Property:

Cash Flow Analysis(1)
	2023	2024	7/31/2025 TTM	UW	UW PSF
Rents In Place	$8,432,253	$10,475,626	$10,631,289	$11,193,453	$81.51
Vacant Income	0	0	0	0	$0.00
Total Reimbursements	270,753	380,849	243,274	374,833	$2.73
Other Income	200,990	201,490	202,240	201,240	$1.47
Vacancy	0	0	0	(578,414)	($4.21)
Effective Gross Income	$8,903,996	$11,057,965	$11,076,803	$11,191,112	$81.49

Real Estate Taxes	320,626	503,201	541,980	692,630	$5.04
Insurance	91,627	102,912	107,932	110,080	$0.80
Operating Expenses	895,916	921,218	882,274	740,118	$5.39
Total Expenses	$1,308,170	$1,527,331	$1,532,186	$1,542,828	$11.23

Net Operating Income(2)	$7,595,826	$9,530,634	$9,544,618	$9,648,284	$70.26
Capital Expenditures	0	0	0	27,465	$0.20
TI/LC	0	0	0	558,287	$4.07
Net Cash Flow	$7,595,826	$9,530,634	$9,544,618	$9,062,531	$65.99

Occupancy %(3)	100.0%	100.0%	100.0%	95.0%
NOI DSCR	3.99x	5.01x	5.02x	5.07x
NCF DSCR	3.99x	5.01x	5.02x	4.76x
NOI Debt Yield	30.5%	38.2%	38.3%	38.7%
NCF Debt Yield	30.5%	38.2%	38.3%	36.4%

(1)	UW Rents In Place is based on the underwritten rent roll dated as of June 1, 2025, inclusive of contractual rent steps through June 2026.
(2)	The increase from 2023 Net Operating Income to 2024 Net Operating Income is primarily due to burn off of the rent concession granted to Pinterest (approximately $1.2 million) in connection with the execution of its lease renewal in 2022.
(3)	UW occupancy % represents economic occupancy and historical occupancies represent physical occupancies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Mortgage Loan No. 13 – Terra Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Long Island City, NY 11101
Original Balance(1):	$19,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$19,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2024/NAP
Borrower Sponsor:	Zhidong Wu			Size:	122 Units
Guarantor:	Zhidong Wu			Cut-off Date Balance per Unit(1):	$606,557
Mortgage Rate:	6.0400%			Maturity Date Balance per Unit(1):	$606,557
Note Date:	9/19/2025			Property Manager:	Andover Property Management Inc.
Maturity Date:	10/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$5,935,593
IO Period:	60 months			UW NCF:	$5,896,880
Seasoning:	2 months			UW NOI Debt Yield(1):	8.0%
Prepayment Provisions:	L(26),D(27),O(7)			UW NCF Debt Yield(1):	8.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	8.0%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.30x
Additional Debt Balance(1):	$55,000,000			Most Recent NOI(3):	$2,169,256 (7/25/2025 T-10 Ann.)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	NAV
				3rd Most Recent NOI(4):	NAV
Reserves				Most Recent Occupancy:	97.5% (8/19/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	NAV
RE Taxes:	$637,512	$159,378	NAP	3rd Most Recent Occupancy(4):	NAV
Insurance:	$133,553	$14,839	NAP	Appraised Value (as of)(5):	$122,600,000 (7/11/2025)
Replacement Reserve:	$0	$2,542	NAP	Appraised Value per Unit:	$1,004,918
421-a Reserve(2):	$1,912,536	$0	NAP	Cut-off Date LTV Ratio(1)(5):	60.4%
Rent Concession Reserve:	$461,879	$0	NAP	Maturity Date LTV Ratio(1)(5):	60.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$74,000,000	100.0%	Loan Payoff:	$52,637,543	71.1%
			Return of Equity:	$16,938,982	22.9%
			Upfront Reserves:	$3,145,480	4.3%
			Closing Costs:	$1,277,995	1.7%
Total Sources:	$74,000,000	100.0%	Total Uses:	$74,000,000	100.0%

(1)	The Terra Apartments Mortgage Loan (as defined below) is part of the Terra Apartments Whole Loan (as defined below), with an aggregate original principal amount of $74,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Terra Apartments Whole Loan.
(2)	Represents unabated taxes for a period of one year.
(3)	The increase in Most Recent NOI to UW NOI is primarily due to recent leasing activity at the Terra Apartments Property (as defined below) as well as the underwriting of an applied for Section 421-a tax exemption. The Terra Apartments Property achieved a stabilized occupancy of approximately 95% in July 2025.
(4)	2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy are not available as the Terra Apartments Property was constructed in 2024.
(5)	The Appraised Value includes $38,600,000 attributable to the net present value of a Section 421-a tax exemption, which has been applied for but has not been obtained. If such value attributable to the 421-a tax exemption were subtracted from the appraised value, the appraised value would be $84,000,000, and the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would each be 88.1%. Please see “The Property” below for more information.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Terra Apartments Mortgage Loan”) is part of a whole loan (the “Terra Apartments Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal amount of $74,000,000. The Terra Apartments Whole Loan is secured by a first priority fee mortgage encumbering a 122-unit multifamily property located in Long Island City, New York (the “Terra Apartments Property”). The Terra Apartments Mortgage Loan is evidenced by the non-controlling Notes A-2 and A-3 with an aggregate original principal amount of $19,000,000. The Terra Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Multifamily – High Rise	Loan #13	Cut-off Date Balance:	$19,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

The table below summarizes the promissory notes that comprise the Terra Apartments Whole Loan.

Terra Apartments Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$55,000,000	$55,000,000	MSBAM 2025-5C2	Yes
A-2	$12,000,000	$12,000,000	BANK5 2025-5YR18	No
A-3	$7,000,000	$7,000,000	BANK5 2025-5YR18	No
Total	$74,000,000	$74,000,000

The Borrower and the Borrower Sponsor. The borrower for the Terra Apartments Whole Loan is Davis Street Development LLC, a single-purpose New York limited liability company with one independent director in its organizational structure. The borrower is owned by TW Capital Davis ST Holding LLC (72.472%), Davis Street Venture LLC (27.028%) and Davis Street DE Holding LLC (0.500%). The borrower sponsor and non-recourse carveout guarantor for the Terra Apartments Whole Loan is Zhidong Wu. Zhidong “Tom” Wu is the founder of ZD Jasper, a New York City based real estate company that was founded in 1996. The borrower sponsor has overseen the development of more than 1,000,000 SF of commercial and residential spaces in New York City. ZD Jasper’s portfolio currently consists of nine buildings comprised of 841 residential units.

The Property. The Terra Apartments Property consists of a recently constructed luxury high-rise apartment building located on a 0.3-acre site in Long Island City, New York. The Terra Apartments Property contains 122 residential units, a ground floor commercial unit and a parking garage (21 spaces). The borrower sponsor acquired the Terra Apartments Property in 2021 and 2022 for an aggregate purchase price of approximately $21.1 million via five separate transactions. These transactions included the purchase of two separate tax lots along with the air rights from three additional tax lots. The borrower subsequently demolished the then existing improvements, combined the parcels into a single tax parcel and constructed the Terra Apartments Property at a total development cost of approximately $60.1 million. The Department of Building permit was issued on April 19, 2022, construction commenced on June 7, 2022 and the improvements were completed on October 2, 2024. The Terra Apartments Property received its Temporary Certificate of Occupancy on October 2, 2024 and achieved stabilized occupancy of 95% in July 2025 indicating a lease-up rate of approximately 12 units/month.

The residential unit mix includes 13 studios, 67 one-bedroom units and 42 two-bedroom units. The residential units were approximately 97.5% leased as of August 19, 2025. There are currently three vacant residential units. The residential tenancy is comprised of young professionals in their late 20s to mid-30s, working across a range of industries including finance, law, healthcare, consulting, technology and corporate operations. There are currently 12 units representing 9.8% of the unit count that are leased to tenants with CityFHEPS vouchers. The base rent generated by the income restricted units leased to CityFHEPS tenants is in line with the base rent generated by income restricted units leased to non-CityFHEPS tenants.

The borrower is in the process of applying for a 35-year 421-a tax exemption. The application has been submitted, and the New York City Department of Housing Preservation and Development (“HPD”) issued a receipt of application acknowledging that the application was received on May 19, 2025. There can be no assurance that the applied for 421-a tax exemption will be obtained. In conjunction with the 421-a tax exemption application for the Terra Apartments Property, the borrower was required to select one of three affordability options and must comply with it for the duration of the benefit period. The borrower selected the option that requires at least 30% of the units be designated as affordable housing reserved for tenancy earning up to 130% of Area Median Income (“AMI”). The borrower designated 37 units as affordable units. All of the affordable units are rent stabilized. In addition, the affordable units are subject to limitations on rent, generally equal to 30% of the applicable level of AMI (i.e. 30% of 130% of AMI). The remaining 85 units are not income restricted units. Designated affordable units are posted/marketed on the NYC Housing Connect website. Housing Connect, a service provided by the City of New York through HPD and the New York City Housing Development Corporation, assists individuals and families in finding and applying for affordable rental units. Housing Connect accepts applications from prospective tenants with vouchers and rental subsidies including Section 8 Housing Choice Vouchers, CityFHEPS, Individual Supports and Services Housing Subsidy, Medicaid Waiver and Veterans Affairs Supportive Housing.

The Terra Apartments Property offers its residents high-end amenities that include a full-service front desk concierge, roof deck with barbecue grills and unobstructed views of the Manhattan skyline, state-of-the-art fitness center, basketball court, racquetball court, pickleball court, ping pong lounge, game room, lounge with a kitchenette, Amazon Hub 24/7, package lock and basement storage.

The borrower offered concessions during the initial lease-up of the Terra Apartments Property and has been phasing out concessions in recent months. Of the 12 leases executed since June 1, 2025, only four of those units (i.e., 33% of the units leased since June) were provided concessions. The concessions were equal to one month’s free rent on a 14-month lease term.

The Terra Apartments Property has 3,650 SF of retail space that is leased to Butchers Seoul, a Korean barbecue restaurant, pursuant to a 15-year lease with one five-year renewal option. The lease commenced on August 8, 2025 and the tenant is responsible for performing the build-out of the retail space at the Terra Apartments Property at its sole cost and expense. The retail tenant is expected to complete its build-out and be open for business in March 2026. The rent commencement date is expected to be in March 2026, and the tenant will receive two months of free rent following such date. We cannot assure you that the tenant will take occupancy and start paying rent as expected, or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Multifamily – High Rise	Loan #13	Cut-off Date Balance:	$19,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

The following table presents detailed information with respect to the units at the Terra Apartments Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
Studio	5	5	100.0%	403	$3,730	$9.26
Studio (Affordable)	8	7	87.5%	403	$3,088	$7.66
1 BR	57	57	100.0%	529	$4,595	$8.68
1 BR (Affordable)	10	8	80.0%	583	$3,298	$5.70
2 BR	23	23	100.0%	826	$6,701	$8.11
2 BR (Affordable)	19	19	100.0%	835	$3,939	$4.72
Total/ Wtd. Average	122	119	97.5%	624	$4,685	$7.48

(1)	Information is based on the borrower rent roll dated August 19, 2025.
(2)	Based on occupied units.

The Market. The Terra Apartments Property is located in the Long Island City neighborhood of Queens. Positioned south of Jackson Avenue and one block east of Thomson Avenue, the Terra Apartments Property sits within the heart of Long Island City’s high-density residential and commercial corridor. The immediate area has a mix of luxury residential towers, adaptive reuse loft buildings and new retail development. Trader Joe’s and Target are both within walking distance of the Terra Apartments Property. The Terra Apartments Property benefits from transit connectivity as it is located just one block from the Court Square subway station, which provides access to the 7, E, M and G trains, offering direct service to Midtown Manhattan, Brooklyn and other parts of Queens. The Long Island Rail Road’s Hunter’s Point Avenue station is also nearby, providing regional rail service to Long Island and connections to Penn Station and Grand Central via the East Side Access project. In addition to rail transit, the area is served by multiple MTA bus routes and is easily accessible via major roadways including the Long Island Expressway, Queens Midtown Tunnel and Pulaski Bridge.

Long Island City is home to art galleries, studio spaces and art institutions. MoMA PS1, one of the largest contemporary art institutions in the country, is located just a few blocks from the Terra Apartments Property. Residents also enjoy proximity to Gantry Plaza State Park, a 12-acre waterfront park offering sweeping views of the Manhattan skyline, as well as basketball courts, playgrounds and a fishing pier. The park is also home to the iconic Pepsi-Cola sign, a designated New York City landmark since 2016. Retail and dining options continue to expand in the area, with Jackson Avenue and Vernon Boulevard offering a mix of local restaurants, cafes and national retailers.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the New York multifamily market was 2.8%, with average monthly asking rents of $3,136 per unit and an inventory of approximately 2,192,902 units. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Hunters Point multifamily submarket was 12.6%, with average monthly asking rents of $4,480 per unit and an inventory of approximately 18,871 units. According to the appraisal, the estimated 2025 population within a quarter-, half- and one-mile radius of the Terra Apartments Property was 8,097, 20,255 and 68,489, respectively. According to the appraisal, the estimated 2025 average household income within the same radii was $190,817, $191,871 and $173,367, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Multifamily – High Rise	Loan #13	Cut-off Date Balance:	$19,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

The following table presents certain information relating to comparable multifamily rental properties to the Terra Apartments Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Average Unit Size (SF)	Average Monthly Rent per Unit(2)
Terra Apartments (subject)(1) 45-17 Davis Street Long Island City, NY	2024	122	Studio 1 BR 2 BR	403 537 830	$3,356 $4,436 $5,451
The Cove 43-12 Hunter Street Long Island City, NY	2021	124	Studio 1 BR 2 BR	419 660 950	$3,706 $4,763 $6,807
Watermark LIC 27-19 44th Drive Long Island City, NY	2017	169	Studio 1 BR 2 BR	449 579 994	$3,395 $4,364 $5,929
Hunters Landing 11-39 49th Avenue Long Island City, NY	2018	194	Studio 1 BR 2 BR	438 699 1,098	$3,500 $4,200 $6,000
TRIO 27-19 Thomson Avenue Long Island City, NY	2022	36	Studio 1 BR 2 BR	397 462 721	$3,450 $4,400 $6,200
The Bold 27-01 Jackson Avenue Long Island City, NY	2024	166	Studio 1 BR 2 BR 3 BR	515 661 825 1,089	$3,850 $5,010 $6,275 $7,050
Rise LIC 29-17 40th Avenue Long Island City, NY	2021	103	Studio 1 BR 2 BR 3 BR	425 550 847 1,100	$3,260 $3,905 $5,900 $7,100

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated August 19, 2025 other than Year Built.
(2)	Based on occupied units.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Terra Apartments Property:

Market Rent Summary
Unit Mix/Type(1)	Units(2)	Average Size (SF)(2)	Avg. Monthly Rent per Unit(2)(3)	Avg. Monthly Rent PSF(2)(3)	Avg. Monthly Market Rent per Unit(4)	Avg. Monthly Market Rent PSF(4)
Studio	13	403	$3,356	$8.33	$3,623	$8.99
1 BR	67	537	$4,436	$8.29	$4,526	$8.43
2 BR	42	830	$5,451	$6.57	$5,681	$6.84
Total/ Wtd. Average	122	624	$4,685	$7.48	$4,828	7.74

(1)	Includes both affordable and non-income restricted units.
(2)	Based on the borrower rent roll dated August 19, 2025.
(3)	Based on occupied units.
(4)	Based on the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Multifamily – High Rise	Loan #13	Cut-off Date Balance:	$19,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

Appraisal. The appraisal concluded to an “as-is” value for the Terra Apartments Property of $122,600,000 as of July 11, 2025. The appraised value of $122,600,000 includes $38,600,000 attributable to the applied for but not obtained 421-a tax exemption.

Environmental Matters. According to the Phase I environmental site assessment dated July 28, 2025, there was no evidence of any recognized environmental conditions at the Terra Apartments Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Terra Apartments Property:

Cash Flow Analysis(1)
	7/25/2025 Ann. T-10	UW	UW per Unit
Gross Potential Rent(2)	$3,711,574	$6,806,604	$55,792
Other Income(3)	$93,451	$464,935	$3,811
(Vacancy / Credit Loss)	$0	($356,755)	($2,924)
Effective Gross Income	$3,805,025	$6,914,784	$56,679

Real Estate Taxes(4)	$1,137,382	$70,561	$578
Insurance	$103,304	$172,884	$1,417
Other Expenses	$395,084	$735,747	$6,031
Total Expenses	$1,635,769	$979,192	$8,026

Net Operating Income(5)	$2,169,256	$5,935,593	$48,652
Capital Expenditures	$0	$30,500	$250
TI/LC	$0	$8,213	$67
Net Cash Flow	$2,169,256	$5,896,880	$48,335

Occupancy %(6)	54.5%	95.0%
NOI DSCR(7)	0.48x	1.31x
NCF DSCR(7)	0.48x	1.30x
NOI Debt Yield(7)	2.9%	8.0%
NCF Debt Yield(7)	2.9%	8.0%

(1)	Financial Information prior to 7/25/2025 Ann. T-10 is not available as the Terra Apartments Property was constructed in 2024 and achieved a stabilized occupancy of approximately 95% in July 2025.
(2)	Gross Potential Rent has been underwritten to the contractual rent based on the rent roll dated August 19, 2025. The increase in 7/25/2025 Ann. T-10 Gross Potential Rent to UW Gross Potential Rent is primarily due to leasing activity at the Terra Apartments Property.
(3)	7/25/2025 Ann. T-10 Other Income includes rent generated by the commercial unit, parking, bike storage and storage cages. The commercial unit has been underwritten to the contractual rent and the parking, bike storage and storage cages have been underwritten based on the trailing three months of collections.
(4)	UW Real Estate Taxes are net of the applied-for 421-a tax exemption at the Terra Apartments Property and based on the appraisal’s estimated abated taxes for the 2025/2026 tax year. The appraisal’s estimated unabated property tax for the Terra Apartments Property for the 2025/2026 tax year is $1,912,536.
(5)	The increase from 7/25/2025 Ann. T-10 Net Operating Income to UW Net Operating Income is primarily due to recent leasing activity at the Terra Apartments Property as well as the underwriting of the applied for Section 421-a tax exemption.
(6)	7/25/2025 Ann. T-10 Occupancy % represents the occupancy based on the July 2025 T-12 operating statement residential rent divided by the contractual rent based on the rent roll dated August 19, 2025 for the Terra Apartments Property. The Terra Apartments Property was 97.5% physically occupied as of August 19, 2025. UW Occupancy % represents economic occupancy.
(7)	DSCRs and Debt Yields are based on the Terra Apartments Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Mortgage Loan No. 14 – Terrace View Estates El Cajon MHC

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	El Cajon, CA 92021
Original Balance:	$18,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$18,000,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1971/NAP
Borrower Sponsor:	Theresa L. Odom			Size:	205 Pads
Guarantor:	Theresa L. Odom			Cut-off Date Balance per Pad:	$87,805
Mortgage Rate:	6.0340%			Maturity Date Balance per Pad:	$87,805
Note Date:	10/29/2025			Property Manager:	Self-managed
Maturity Date:	11/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$2,170,076
Amortization Term:	0 months			UW NCF:	$2,159,826
IO Period:	60 months			UW NOI Debt Yield:	12.1%
Seasoning:	1 month			UW NCF Debt Yield:	12.0%
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield at Maturity:	12.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.96x
Additional Debt Type:	NAP			Most Recent NOI:	$1,899,496 (8/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$1,745,721 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(1):	NAV
				Most Recent Occupancy:	80.0% (10/1/2025)
				2nd Most Recent Occupancy:	78.5% (12/31/2024)
Reserves				3rd Most Recent Occupancy(1):	NAV
Type	Initial	Monthly	Cap	Appraised Value (as of):	$46,360,000 (8/27/2025)
RE Taxes:	$32,702	$16,351	NAP	Appraised Value per Pad:	$226,146
Insurance:	$27,275	$5,455	NAP	Cut-off Date LTV Ratio:	38.8%
Replacement Reserve:	$0	$854	NAP	Maturity Date LTV Ratio:	38.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$18,000,000	100.0%	Loan Payoff:	$10,069,332	55.9%
			Return of Equity:	$7,408,732	41.2%
			Closing Costs:	$461,959	2.6%
			Reserves:	$59,977	0.3%
Total Sources:	$18,000,000	100.0%	Total Uses:	$18,000,000	100.0%

(1)	The borrower sponsor for the Terrace View Estates El Cajon MHC Property (as defined below) took ownership of the leasehold interest in January 2024 after the expiration of an existing ground lease. Historical financial information is not available prior to 2024.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Terrace View Estates El Cajon MHC Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,000,000 and secured by a first priority fee mortgage encumbering a 205-pad manufactured housing community located in El Cajon, California (the “Terrace View Estates El Cajon MHC Property”).

The Borrower and the Borrower Sponsor. The borrower is Terrace View Estates Operations, LLC, a Florida limited liability company and single purpose entity. The borrower sponsor and non-recourse carveout guarantor is Theresa L. Odom.

Theresa L. Odom is an experienced real estate owner and operator of manufactured housing properties. Since 2017, Ms. Odom has owned and managed Sibert Mobile Home Park in Destin, Florida, where she gained extensive hands-on knowledge in tenant relations, community upkeep and long-term asset management. Ms. Odom's schedule of real estate owned includes two residential properties, six residential loans, a commercial lot and two manufactured housing communities.

The Property. The Terrace View Estates El Cajon MHC Property is an all-age manufactured housing community located in El Cajon, California. The Terrace View Estates El Cajon MHC Property was developed in 1971 on a 36.08-acre site. The Terrace View Estates El Cajon MHC Property has 205 pad sites and was 80.0% occupied as of October 1, 2025, at an average rent of $1,529 per pad. Community amenities include a clubhouse, pool, laundry room, perimeter fence, playground and spa.

The borrower sponsor has owned the land for the Terrace View Estates El Cajon MHC Property since 1964. The Terrace View Estates El Cajon MHC Property was previously operated by a ground lessee who had leased the land for approximately 60 years. After the expiration of the ground lease in January 2024, the borrower sponsor took back ownership of the improvements and has since been operating the Terrace View Estates El Cajon MHC Property. The borrower sponsor has invested approximately $142,000 in capital improvements since 2024, including landscaping, furniture, clubhouse remodel, a new golf cart and office improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Manufactured Housing –	Loan #14	Cut-off Date Balance:	$18,000,000
Manufactured Housing	Terrace View Estates El Cajon MHC	Cut-off Date LTV:	38.8%
13162 Highway 8 Business		U/W NCF DSCR:	1.96x
El Cajon, CA 92021		U/W NOI Debt Yield:	12.1%

To increase pad occupancy, the borrower sponsor contracted a prefabricated mobile home builder, Pacific Homes, to bring in new homes to the 40 vacant pad sites. Beginning in 2025, Pacific Homes has been installing new homes at the Terrace View Estates El Cajon MHC Property and marketing them for sale or offering a rent-to-own program directly with the residents. As of October 15, 2025, Pacific Homes installed 15 homes with plans to fill the remaining 25 pad sites by the summer of 2026. The borrower sponsor anticipates the Terrace View Estates El Cajon MHC Property to be 100.0% occupied by the summer of 2026. We can provide no assurance that the occupancy will be achieved as expected.

The Market. The Terrace View Estates El Cajon MHC Property is located in El Cajon, California, approximately 15 miles northeast of San Diego and 16 miles northeast of Chula Vista. The Terrace View Estates El Cajon MHC Property is located approximately one mile from Interstate-8, which provides access to Downtown San Diego and connections to State Route 67 and State Route 52. El Cajon is situated in close proximity to major employment nodes across East and Central San Diego, including Kearny Mesa, Mission Valley, Santee and La Mesa. Industries within El Cajon include retail, healthcare, and accommodation/food services. El Cajon’s retail sector is supported by the presence of Parkway Plaza, which hosts approximately 170 stores, including Best Buy and Macy’s.

The Terrace View Estates El Cajon MHC Property is located in the San Diego-Carlsbad, CA Metropolitan Statistical Area. The appraiser concluded a market vacancy of 3.3% and an average market site rent of $1,560. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Terrace View Estates El Cajon MHC Property was 13,233, 111,422 and 228,887, respectively. The estimated 2024 average household income within the same radii was $131,251, $115,628 and $119,253, respectively.

The following table presents information regarding certain competitive properties to the Terrace View Estates El Cajon MHC Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	# of Units	Total Occupancy	Average Rent per Month	Distance to Subject
Terrace View Estates El Cajon MHC 13162 Highway 8 Business El Cajon, CA	1971/NAP	205(2)	80.0%(2)	$1,520(2)	-
Starlight MHP 351 East Bradley Avenue El Cajon, CA	1964/NAP	190	100.0%	$1,703	2.6 miles
Greenfield Mobile Estates 400 Greenfield Drive El Cajon, CA	1971/NAP	167	100.0%	$1,850	2.9 miles
Rancho Valley 12970 Highway 8 Business El Cajon, CA	1969/NAP	140	100.0%	$1,885	0.4 miles
Los Coches Mobile Home Estates 13217 Aurora Drive El Cajon, CA	1971/NAP	126	100.0%	$1,250	0.3 miles
Rancho La Vista MHP 13490 Highway 8 Business Lakeside, CA	1971/NAP	112	100.0%	$1,400	0.9 miles
Lakefront MHP 9395 Harritt Road Lakeside, CA	1970/NAP	295	100.0%	$1,228	2.2 miles

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated October 1, 2025.

Appraisal. The appraiser concluded to an “as-is” value for the Terrace View Estates El Cajon MHC Property of $46,360,000 as of August 27, 2025. The appraiser also concluded to a land value of $27,060,000, which results in a loan-to-land value of 66.5%.

Environmental Matters. According to the Phase I environmental report dated September 9, 2025, there was no evidence of any recognized environmental conditions at the Terrace View Estates El Cajon MHC Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Manufactured Housing –	Loan #14	Cut-off Date Balance:	$18,000,000
Manufactured Housing	Terrace View Estates El Cajon MHC	Cut-off Date LTV:	38.8%
13162 Highway 8 Business		U/W NCF DSCR:	1.96x
El Cajon, CA 92021		U/W NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Terrace View Estates El Cajon MHC Property:

Cash Flow Analysis(1)
	2024	8/31/2025 TTM	UW	UW Per Pad
Gross Potential Rent(2)	$2,690,831	$2,970,820	$3,740,129	$18,245
Vacancy/Credit Loss	$0	$0	($748,800)	($3,653)
Other Income(3)	$20,723	$24,969	$121,569	$593
Reimbursements	$420,881	$516,885	$516,885	$2,521
Effective Gross Income	$3,132,435	$3,512,674	$3,629,783	$17,706

Real Estate Taxes	$261,670	$266,322	$320,266	$1,562
Insurance(4)	$105,215	$175,678	$59,508	$290
Other Operating Expenses	$1,019,829	$1,171,178	$1,079,933	$5,268
Total Operating Expenses	$1,386,714	$1,613,178	$1,459,707	$7,121

Net Operating Income	$1,745,721	$1,899,496	$2,170,076	$10,586
Replacement Reserves	$0	$0	$10,250	$50
Net Cash Flow	$1,745,721	$1,899,496	$2,159,826	$10,536

Occupancy	78.5%	80.0%(5)	80.0%(6)
NOI DSCR	1.59x	1.72x	1.97x
NCF DSCR	1.59x	1.72x	1.96x
NOI Debt Yield	9.7%	10.6%	12.1%
NCF Debt Yield	9.7%	10.6%	12.0%

(1)	The borrower sponsor for the Terrace View Estates El Cajon MHC Property took ownership of the leasehold interest in January 2024 after the expiration of an existing ground lease. Historical financial information is not available prior to 2024.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated October 1, 2025.
(3)	Other income includes income for trash recoveries, RV storage, late charges and laundry income.
(4)	Historical insurance expense includes the premiums for two policies. The UW insurance premium is based on the new in-place insurance policy.
(5)	Represents occupancy based on the borrower rent roll dated October 1, 2025.
(6)	Based on an economic vacancy of 20.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Mortgage Loan No. 15 – The Common Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Ashwaubenon, WI 54304
Original Balance:	$18,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$18,000,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023/NAP
Borrower Sponsor:	Merge Urban Development Group			Size(2):	88 Units
Guarantor:	Brent Dahlstrom			Cut-off Date Balance Per unit:	$204,545
Mortgage Rate:	6.4610%			Maturity Date Balance Per unit:	$204,545
Note Date:	10/8/2025			Property Manager:	Diverge, LLC
Maturity Date:	10/11/2030
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$1,556,620
Seasoning:	2 months			UW NCF:	$1,528,466
Prepayment Provisions:	L(26),D(27),O(7)			UW NOI Debt Yield:	8.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	8.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.6%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.30x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$1,535,780 (8/31/2025 TTM)
				2nd Most Recent NOI(3):	$1,156,958 (12/31/2024)
Reserves				3rd Most Recent NOI(3):	$89,032 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	100.0% (8/26/2025)
RE Taxes:	$60,297	$20,099	NAP	2nd Most Recent Occupancy(3):	95.5% (12/31/2024)
Insurance:	$0	Springing(1)	NAP	3rd Most Recent Occupancy(3):	43.2% (12/31/2023)
Replacement Reserve:	$0	$2,026	NAP	Appraised Value (as of):	$27,000,000 (4/4/2025)
Leasing Reserve:	$0	$321	NAP	Appraised Value Per unit:	$306,818
Existing TI/LC Reserve Funds:	$337,000	$0	NAP	Cut-off Date LTV Ratio:	66.7%
				Maturity Date LTV Ratio:	66.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$18,000,000	100.0%	Loan Payoff:	$16,810,259	93.4%
			Return of Equity:	$620,168	3.4%
			Upfront Reserves:	$397,297	2.2%
			Closing Costs:	$172,276	1.0%
Total Sources:	$18,000,000	100.0%	Total Uses:	$18,000,000	100.0%
(1)	Insurance reserves spring if the following conditions are not satisfied; (i) no event of default is continuing, (ii) the liability and casualty insurance policies are part of a blanket or umbrella policy reasonably approved by the lender and (iii) the borrower provides the lender evidence of renewal and paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies.
(2)	There is 15,385 SF of commercial space included in the collateral.
(3)	The increase in both NOI and Occupancy is due to The Common Place Property (as defined below) being developed in 2023 and receiving a certificate of occupancy in July 2023. As such, the year end 2023 figures reflect a partial year of lease up. The 2nd most recent and most recent figures reflect the continued lease up at The Common Place Property.

The Mortgage Loan. The fifteenth largest mortgage loan (“The Common Place Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,000,000 and secured by the fee interest in a mid-rise multifamily with ground floor retail property (88 multifamily units; 15,385 SF-retail) located in Ashwaubenon, Wisconsin (“The Common Place Property”).

The Borrower and the Borrower Sponsor. The borrower for The Common Place Mortgage Loan is Common Place on Mike McCarthy Way, LLC a Delaware limited liability company and single purpose bankruptcy-remote entity. The borrower sponsor is Merge Urban Development Group and the non-recourse carve out guarantor is Brent Dahlstrom.

Brent Dahlstrom is the managing partner and co-founder of Merge Urban Development Group, a real estate development firm based in Cedar Falls, Iowa specializing in mixed-use and residential projects across the Midwest. Merge Urban Development Group was founded in 2018 in response to the Investment in Opportunity Act, as a development platform for urban core, mixed-use projects in the Midwest and has since built a reputation for its community partnerships to curate, build, and sustain vibrant urban environments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$18,000,000
686 Mike McCarthy Way	The Common Place	Cut-off Date LTV:	66.7%
Ashwaubenon, WI 54304		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.6%

The Property. The Common Place Property is comprised of 88 multifamily units and 15,385 SF of commercial space. Built in 2023 The Common Place Property consists of a single five-story, class A building situated on a 1.77-acre site. The Common Place Property contains 96 surface parking spaces, resulting in a parking ratio of 1.09 spaces per unit. As of August 26, 2025, The Common Place Property was 100% leased and has maintained an average occupancy rate of approximately 96.3% over the last 12 months. The Common Place Property’s amenities include controlled access, a clubhouse, fitness center, bike storage, package locker and ground floor retail.

Multifamily: The unit mix consists of 32 studio units, 44 one-bedroom units and 12 two-bedroom units with an overall average unit size of 600 SF.

Retail: Commercial space is 100% leased by two tenants, Odyssey Climbing & Fitness and District Pour Haus. Both tenants do not have any early termination options and both leases extend more than two years beyond The Common Place Mortgage Loan maturity.

Tenants.

Odyssey Climbing & Fitness (NR/NR/NR by F/M/S&P; 12,008 SF; 78.1% of NRA; 76.7% of annual rent). Odyssey Climbing & Fitness is a community hub focused on adventure, movement, and connection. Odyssey Climbing & Fitness provides services such as climbing options, fitness facilities, youth programs, group events and membership programs. Odyssey Climbing & Fitness has been located at The Common Place Property since 2023, and its lease expiring in February 28, 2033, with two, five-year renewal options and no termination options.

District Pour Haus (NR/NR/NR by F/M/S&P; 3,377 SF; 21.9% of NRA; 23.3% of annual rent). District Pour Haus is currently building out their premises and $337,000 was reserved at The Common Place Mortgage Loan origination for outstanding TI/LC work related to the build out. District Pour Haus has been a tenant since 2025 and has a lease expiration of February 28, 2035, with two, five-year renewal options, and no termination options.

The following table presents certain information relating to the multifamily unit mix of The Common Place Property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	32	32	36.4%	100.0%	454	$1,328
One Bedroom	44	44	50.0%	100.0%	615	$1,537
Two Bedroom, One Bath	8	8	9.1%	100.0%	920	$1,759
Two Bedroom, Two Bath	4	4	4.5%	100.0%	970	$1,931
Total/Weighted Average	88	88	100.0%	100.0%	600	$1,499
(1)	Information based on the underwritten rent roll dated August 26, 2025.

The following table presents certain information relating to the commercial tenancy at The Common Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Odyssey Climbing & Fitness	NR/NR/NR	12,008	78.1%	$222,148	76.7%	$18.50	2/28/2033	2 x 5 years	N
District Pour Haus	NR/NR/NR	3,377	21.9%	$67,500	23.3%	$19.99	2/28/2035	2 x 5 years	N
Total/Wtd. Avg.		15,385	100.0%	$289,648	100.0%	$18.83
(1)	Information based on the underwritten rent roll dated August 26, 2025.

The Market. The Common Place Property is located at Ashwaubenon, Wisconsin, within the Green Bay WI Metropolitan Statistical Area. The Common Place Property is located approximately 3.0 miles southwest of downtown Green Bay and along the western shore of the Fox River. The Common Place Property is situated approximately 0.5 miles from Lambeau Field, home to the Green Bay Packers, which serves as a major demand generator. Green Bay Austin Straubel International Airport is located approximately 5.5 miles from The Common Place Property, offering convenient air travel options for residents and visitors. Additionally, The Common Place Property is about 1.25 miles from the Titletown District, providing dining, entertainment, and recreational amenities, and is less than 1.25 miles from major retailers such as Target, Kohl’s and Hy-Vee grocery store. Major employers include Georgia-Pacific Corp., Berlin Memorial Hospital, Green Bay Public Schools, St. Vincent Hospital, Proctor and Gamble Paper, and Packerland Packing.

According to a third party market research report, The Common Place Property is located in the Ashwaubenon submarket of Green Bay housing market and the 2024 total population within a one-, three- and five- mile radius of The Common Place Property is 7,900, 82,199 and 162,173 respectively. The median household income for the same one-, three- and five-mile radius was $51,808, $54,740 and $58,380 respectively.

According to the appraisal, as of the first quarter of 2025, the Ashwaubenon submarket reported a total inventory of 2,382 units with an overall vacancy rate of 5.0% and average asking rents of $1,242 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$18,000,000
686 Mike McCarthy Way	The Common Place	Cut-off Date LTV:	66.7%
Ashwaubenon, WI 54304		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.6%

The appraisal identified six directly competitive multifamily comparables with average asking rents ranging from $1,175 to $3,395 per unit and are further detailed in the table below:

Competitive Set(1)
	The Common Place	Manseau Flats	CityDeck Landing	Metreu Apartments	The Element Apartments	Howard Commons & Howard Lofts	Titletown Flats
Location	Ashwaubenon, WI	Ashwaubenon, WI	Green Bay, WI	Green Bay, WI	Green Bay, WI	Green Bay, WI	Green Bay, WI
Distance to Subject	--	1.19	2.28	2.19	0.45	6.28	1.18
Year Built	2023	2018	2017	2016	2019	2018	2021
Number of Units	88(2)	78	77	107	306	252	152
Average Monthly Rent (per unit)
Studio	$1,328(2)	NAP	$1,279	$1,175	$1,293	NAP	$1,345
1 Bedroom	$1,537(2)	$1,388	$1,510	$1,553	$1,505	$1,289	$1,649
2 Bedrooms	$1,817(2)	$1,814	$2,127	$2,084	$2,111	$1,678	$2,386
3 Bedrooms	NAP(2)	NAP	$3,300	$3,300	$2,425	$2,089	$3,395
Occupancy	100%	97%	95%	90%	91%	98%	95%
(1)	Information based on the appraisal.
(2)	Information based on the underwritten rent roll dated August 26, 2025

Appraisal. The appraisal concluded to an “as-is” value for The Common Place Property of $27,000,000 as of April 4, 2025.

Environmental Matters. The Phase I environmental site assessment dated July 16, 2025 identified a recognized environmental condition associated with The Common Place Property’s historical use as a semi-trailer repair facility with known soil and groundwater impacts from petroleum and other volatile organic compound contaminants. The Wisconsin Department of Natural Resources (“WDNR”) granted conditional case closure in 2023 subject to certain continuing obligations, including maintaining soil caps, managing future excavations and maintaining the passive vapor mitigation system. Full closure is pending submission of final documentation to the WDNR. Once closure is finalized, the site will be classified as a controlled recognized environmental condition. Pending finalization by the engineer overseeing the project, The Common Place Mortgage Loan documents require the borrower to submit the regulatory closure letter to the WDNR. See “Description of the Mortgage Pool - Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$18,000,000
686 Mike McCarthy Way	The Common Place	Cut-off Date LTV:	66.7%
Ashwaubenon, WI 54304		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Common Place Property:

Cash Flow Analysis(1)
	2023	2024	8/31/2025 TTM	UW	UW per Unit
Base Rent	$298,047	$1,389,553	$1,745,305	$1,785,358	$20,288
Grossed Up Vacant Space	$820,263	$374,985	$65,860	$93,966	$1,068
Gross Potential Rent	$1,118,310	$1,764,538	$1,811,165	$1,879,324	$21,356
Parking Income	$11,213	$54,125	$71,925	$77,400	$880
Vending	$18,503	$59,598	$65,791	$65,791	$748
Other Income	$15,540	$84,046	$97,980	$97,980	$1,113
Net Rentable Income	$1,163,566	$1,962,307	$2,046,861	$2,120,495	$24,097
(Collection Loss)	$0	$0	$0	$0	$0
(Concessions)	($39,296)	($16,087)	($4,727)	$0	$0
(Vacancy)	($820,263)	($374,985)	($65,860)	($93,966)	($1,068)
Effective Gross Income	$304,007	$1,571,235	$1,976,274	$2,026,529	$23,029

Management Fee	$9,120	$47,137	$59,035	$60,796	$691
Real Estate Taxes	$118,777	$215,863	$219,322	$240,000	$2,727
Insurance	$17,873	$26,810	$26,810	$33,786	$384
Other Operating Expenses	$69,205	$124,467	$135,327	$135,327	$1,538
Total Operating Expenses	$214,975	$414,277	$440,494	$469,909	$5,340

Net Operating Income	$89,032	$1,156,958	$1,535,780	$1,556,620	$17,689
Replacement Reserves/TI	$0	$0	$0	$28,154	$320
Net Cash Flow(2)	$89,032	$1,156,958	$1,535,780	$1,528,466	$17,369

Occupancy (%)(2)	43.2%	95.5%	100.0%	95.0%
NOI DSCR	0.08x	0.98x	1.30x	1.32x
NCF DSCR	0.08x	0.98x	1.30x	1.30x
NOI Debt Yield	0.5%	6.4%	8.5%	8.6%
NCF Debt Yield	0.5%	6.4%	8.5%	8.5%
(1)	Information based on the underwritten cash flow.
(2)	The increase in both NOI and Occupancy is due to The Common Place Property being developed in 2023 and receiving a certificate of occupancy in July 2023. As such, the year end 2023 figures reflect a partial year of lease up. The 2024 and 8/31/2025 TTM figures reflect the continued lease up at The Common Place Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BANK5 2025-5YR18	Transaction Contact Information

VI.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

Sean Duffy	Tel. (312) 827-1518

Daniel Thomas	Tel. (212) 214-2813

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

J.P. Morgan Securities LLC

Avinash Sharma	Tel. (212) 834-3111

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

Morgan Stanley & Co. LLC

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 761-3507

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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